AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1998

                                                       Registration No.333-64775
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                      RESIDENTIAL ASSET FUNDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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                                     301 South College Street
NORTH CAROLINA                 Charlotte, North Carolina 28202-6001            56-2064715
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(State or other                     (Address, including zip code,             I.R.S. Employer
jurisdiction of incorporation            and telephone number,            Identification Number)
or organization)                      including area code, of
                                       registrant's principal
                                          executive offices)
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         Marion A. Cowell, Jr., Esq.                       Copy to:
   Executive Vice President, Secretary and          Christopher J. DiAngelo
               General Counsel                       Dewey Ballantine LLP
           First Union Corporation                1301 Avenue of the Americas
            One First Union Center               New York, New York 10019-6092
           301 South College Street
     Charlotte, North Carolina 28202-6001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
 Title of each class                  Proposed Maximum      Proposed Maximum      Amount of
    of securities     Amount to be   Aggregate Price Per   Aggregate Offering   Registration
     registered        Registered           Unit                 Price               Fee
-----------------------------------------------------------------------------------------------
    Asset Backed
     Securities       $1,000,000,000(2)     100%(1)        $1,000,000,000(1)      $278,000(3)
-----------------------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of calculating the registration fee.
(2) In accordance with Rule 429 of the Securities and Exchange Commission's
    Rules and Regulations under the Securities Act of 1933 as amended, the
    Prospectus included herein is a combined prospectus which also relates in the Registrant's Registration Statement on Form S-3 (Registration No.
    333-44409) (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($200,000,000 as of November 4, 1998) shall be carried forward to this Registration
    Statement.
(3) $222,122 is paid pursuant to this Registration Statement. Of the remaining
    $55,878 of such amount, $295 was paid in connection with the prior filing and $55,600 is attributable to the amount carried forward from the Prior
    Registration Statement for which a filing fee in the amount of $147,500 was paid at the time of registration.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



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

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                         Residential Asset Funding Corporation
                                     (Depositor)

         Residential Asset Funding Corporation (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").
         The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Home Equity Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein,(ii) manufactured housing conditional sale contracts and installment agreements (the "Contracts") that are secured by Manufactured Homes, as further described herein, and (iii) securities backed or secured by Home Equity Loans and/or Contracts (collectively, the "Primary Assets"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Home Equity Loans and/or Contracts, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Home Equity Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The Contracts will be secured by security interests taken in the Manufactured Homes.
                                                  (cover continued on next page)

         NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                              --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                              --------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                        REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.
                               --------------------
         The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              --------------------

                           First Union Capital Markets
                               November __, 1998

(Continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer;
(iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

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

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the
Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.
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Securities Offered...................................Asset-Backed    Certificates    (the    "Certificates")    and
                                                     Asset-Backed  Notes (the "Notes").  Certificates  are issuable from  time  to  time  in  Series  pursuant  to a  Pooling  and
                                                     Servicing   Agreement   or  Trust   Agreement   (the   related
                                                     "Agreement").  Each  Certificate  of a Series will evidence an interest  in the Trust  Fund for such  Series,  or in an Asset
                                                     Group specified in the related  Prospectus  Supplement.  Notes are  issuable  from  time  to time in  Series  pursuant  to an
                                                     Indenture  between  the Issuer and the  related  trustee  (the
                                                     "Trustee")  whereby  the Issuer  will pledge the Trust Fund to secure  the  Notes  under  the  lien  of the  Indenture.  Each series  of  Notes  will  represent  the  indebtedness  of  the
                                                     Issuer.  Each  Series of  Securities  will  consist  of one or more  Classes,  one  or  more  of  which  may  be  Classes  of
                                                     compound  interest  securities,   planned  amortization  class
                                                     ("PAC") securities,  variable interest securities, zero coupon
                                                     securities,   principal   only   securities,   interest   only
                                                     securities,  participating  securities,  senior  securities or subordinate  securities.  Each  Class  may  differ  in,  among other  things,  the amounts  allocated  to and the priority of
                                                     principal    and   interest    payments,    final    scheduled
                                                     distribution  dates,  Distribution  Dates and interest  rates.
                                                     The   Securities  of  each  Class  will  be  issued  in  fully
                                                     registered  form  in  the   denominations   specified  in  the
                                                     related  Prospectus  Supplement.  The  Securities  or  certain
                                                     Classes of such  Securities  offered  thereby may be available in book-entry form only.

Depositor ...........................................Residential Asset Funding Corporation  (the  "Depositor")  was
                                                     incorporated  in the  State  of  North  Carolina  in  December
                                                     1997, and is a  wholly-owned,  special  purpose  subsidiary of
                                                     First Union  National  Bank,  a national  banking  association with its  headquarters in Charlotte,  North Carolina.  Neither
                                                     First  Union  National  Bank nor any  other  affiliate  of the
                                                     Depositor,  the Servicer,  the Trustee or the  Originator  has
                                                     guaranteed  or is  otherwise  obligated  with  respect  to the
                                                     Securities of any Series.  See "THE DEPOSITOR" herein.

Issuer ..............................................With  respect  to  each  series  of  Notes,  the  issuer  (the
                                                     "Issuer")   will  be  an  owner  trust  (the  "Owner   Trust")
                                                     established   for  the  purpose  of  issuing  such  series  of
                                                     Notes.  Each such  Owner  Trust will be  created  pursuant  to the  Trust  Agreement  (the  "Trust  Agreement")  between  the
                                                     Depositor and the Owner  Trustee.  With respect to each series of  Certificates,  the  Issuer  will be the Trust  established pursuant to the related Agreement.

Trustees ............................................The trustee or indenture trustee (each, the "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the


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                                                     "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The
                                                     Trustee" herein.

Interest Payments ...................................Interest  payments on the  Securities of a Series  entitled by
                                                     their  terms  to  receive   interest  will  be  made  on  each
                                                     Distribution  Date,  to the  extent  set forth in,  and at the applicable  rate  specified  in (or  determined  in the manner
                                                     set  forth  in),  the  related  Prospectus   Supplement.   The
                                                     interest  rate on  Securities  of a Series may be  variable or change  with  changes in the rates of  interest on the related
                                                     Home Equity Loans,  Contracts,  or Underlying  Loans  relating
                                                     to  the   Private   Securities,   as   applicable   and/or  as
                                                     prepayments  occur  with  respect to such Home  Equity  Loans,
                                                     Contracts or Underlying  Loans,  as applicable.  Interest Only
                                                     Securities  may be assigned a  "Notional  Amount" set forth in the  related  Prospectus  Supplement  which is used solely for convenience  in  expressing  the  calculation  of interest and for certain  other  purposes and does not  represent the right
                                                     to  receive  any   distributions   allocable   to   principal.
                                                     Principal  Only  Securities may not be entitled to receive any interest  payments or may be entitled to receive  only nominal interest  payments.  Interest  payable on the  Securities of a
                                                     Series  on a  Distribution  Date  will  include  all  interest
                                                     accrued   during  the   period   specified   in  the   related
                                                     Prospectus    Supplement.     See    "DESCRIPTION    OF    THE
                                                     SECURITIES--Payments of Interest" herein.

Principal Payments ..................................All payments of principal  of a Series of  Securities  will be made in an  aggregate  amount  determined  as set forth in the related  Prospectus  Supplement  and will be paid at the times and will be  allocated  among the  Classes  of such  Series in the order and  amounts,  and will be  applied  either on a pro rata or a random lot basis  among all  Securities  of any such
                                                     Class,   all   as   specified   in  the   related   Prospectus
                                                     Supplement.

Final Scheduled Distribution Date of the
Securities ..........................................The "Final Scheduled Distribution Date" with respect to each
                                                     Class of Notes is the date no later than which principal
                                                     thereof will be fully paid and with respect to each Class of
                                                     Certificates is the date after which no Certificates of such
                                                     Class are expected to remain outstanding, in each case
                                                     calculated on the basis of the assumptions applicable to such
                                                     Series described in the related Prospectus Supplement. The
                                                     Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                                     The actual final Distribution Date of the Securities of a
                                                     Series will depend primarily upon the rate of payment
                                                     (including prepayments, liquidations due to default, the
                                                     receipt of proceeds from casualty insurance policies and
                                                     repurchases) of the Home Equity Loans, Contracts or Underlying
                                                     Loans relating to the Private Securities, as applicable, in the related Trust Fund. The actual final Distribution Date of a
                                                     Security may occur substantially earlier or may occur later than its
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                                                     Final Scheduled Distribution Date as a result of the
                                                     application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the
                                                     Primary Assets. The rate of payments on the Home Equity Loans,
                                                     Contracts or Underlying Loans relating to the Private
                                                     Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain
                                                     characteristics of such Home Equity Loans, Contracts or
                                                     Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May Vary"
                                                     and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of
                                                     the Securities" herein.

Optional Termination ................................One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at such time, by the related Originator, Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related
                                                     Agreement (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding).
                                                     Each such redemption or repurchase may occur on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series is less than the percentage (which percentage shall not exceed
                                                     20%) specified in the related Agreement. See "DESCRIPTION OF
                                                     THE SECURITIES--Optional Redemption, Purchase or Termination"
                                                     herein.

Mandatory Termination; Auction Sale .................The  Trustee,  the Servicer or the related  Originator  may be
                                                     required   to  effect   early   retirement   of  a  series  of
                                                     Securities  by  soliciting  competitive  bids for the purchase of the  related  Primary  Assets  or  otherwise,  under  other
                                                     circumstances   and   in  the   manner   specified   in   "THE
                                                     AGREEMENTS--Termination" and in the related Agreement.

                                                     A mandatory termination may take the form of an auction sale.
                                                     Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Home
                                                     Equity Loans and/or Contracts remaining in the Trust. In the event that satisfactory bids are received (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding), the net sale proceeds will be distributed to Holders, in the same order of priority as
                                                     collections received in respect of the Home Equity Loans and/or
                                                     Contracts. If satisfactory bids are not received, such party shall decline to sell the Home Equity Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Home Equity
                                                     Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each
                                                     REMIC established by the Trust under Section 860F of the
                                                     Internal Revenue Code of 1986, as amended, including, without limitation, the

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                                                     requirement that the qualified liquidation takes place over a period not to exceed 90 days.

The Trust Fund.......................................The Trust  Fund for a Series of  Securities  will  consist  of one or more of the assets  described  below,  as  described in the related Prospectus Supplement.

     A.  Primary Assets..............................The   Primary   Assets  for  a  Series  may   consist  of  any
                                                     combination  of the  following  assets,  to the  extent and as specified in the related  Prospectus  Supplement.  The Primary
                                                     Assets will be  acquired  by the  related  Trust Fund from the related  Originator,  or may be acquired in the open market or in privately negotiated transactions.

(1)      Home Equity Loans...........................The Primary  Assets for a Series will consist,  in whole or in part,  of loans which are secured by mortgages on  residential properties  and which may be  secured by  fixtures  (the "Home
                                                     Equity  Loans").  Some Home Equity Loans may be  delinquent to the extent  specified  in the related  Prospectus  Supplement.
                                                     The   percentage   of  those  Home  Equity   Loans  which  are
                                                     delinquent  shall not  exceed 10% of the  aggregate  principal balance  of the  Primary  Assets  as of the  cut-off  date for that Series (the "Cut-Off Date").

                                                     The Home Equity Loans will generally consist of what are commonly referred to as "home equity" loans, as distinguished from
                                                     "purchase money" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien
                                                     position, and "home equity" loans are typically (but not
                                                     always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Home Equity Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money"
                                                     loan.

                                                     A "home equity" loan is a loan the proceeds of which are not used to purchase the related mortgaged property; the proceeds of a "purchase money" mortgage are applied to the purchase of the related mortgaged property. Typical uses of proceeds of
                                                     "home equity" loans would be home improvement, debt
                                                     consolidation and the funding of large expenses such as college tuition.

                                                     Payment Features of Home Equity Loans; Balloon Loans. The Trust
                                                     Fund may contain loans which have various payment
                                                     characteristics, including balloon or other non-traditional payment features, and may accrue interest at a fixed

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                                                     rate or an adjustable rate. Balloon loans do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity (each such Home Equity Loan, a
                                                     "Balloon Loan"). See "RISK FACTORS--Balloon Loans" and
                                                     "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the
                                                     Securities" herein.

                                                     The Home Equity Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The related Prospectus
                                                     Supplement will describe certain characteristics of the Home
                                                     Equity Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans (or the aggregate unpaid
                                                     principal balance included in the Trust Fund for the related
                                                     Series); (b) the range and weighted average interest rate (the
                                                     "Loan Rate") on the loans and in the case of adjustable rate loans, the range and weighted average of the current rate of interest borne by such loans (the "Current Interest Rates") and any maximum lifetime interest rates thereon (the "Lifetime Rate
                                                     Caps"); (c) the range and the average outstanding principal balance of the Home Equity Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home
                                                     Equity Loans and the range of original and remaining
                                                     terms-to-stated maturity, if applicable; (e) the range and combined loan-to-value ratios (each a "Combined Loan-to-Value
                                                     Ratio") or loan-to-value ratios, (each a "Loan-to-Value Ratio")
                                                     as applicable, of the Home Equity Loans, computed in the manner described in the related Prospectus Supplement; (f) the
                                                     percentage (by principal balance as of the Cut-off Date) of
                                                     Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any Credit Enhancement relating to the Home
                                                     Equity Loans; (h) the geographic distribution of any Mortgaged
                                                     Properties securing the Home Equity Loans; (i) the use and type of each Mortgaged Property securing a Home Equity Loan; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans.

         (2)  Contracts .............................Each Contract Pool (as defined herein) will consist of fixed or adjustable rate manufactured housing installment sales
                                                     contracts and installment loan agreements. Each Contract may be secured by a new or used Manufactured Home (as defined herein).

         (3)  Private Securities ....................Primary  Assets  for a  Series  may  consist,  in whole or in part, of Private  Securities  which  include (a)  pass-through certificates  representing  beneficial  interests  in loans of the type that would  otherwise  be  eligible to be Home Equity
                                                     Loans  and/or  Contracts  (the  "Underlying   Loans")  or  (b)
                                                     collateralized   obligations   secured  by  Underlying  Loans.
                                                     Such pass-through  certificates or collateralized  obligations will have  previously  been (a) offered and distributed to the public

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                                                     pursuant to an effective  registration  statement  and
                                                     not  purchased  as part of the  original  distribution  or (b)
                                                     acquired in a transaction  not  involving any public  offering from a person  who is not an  affiliate  of the issuer of such securities at the time of transfer  (nor an affiliate  thereof at any time  during the three  preceding  months);  provided a period  of three  years  has  elapsed  since  the later of the date  the  securities  were  acquired  from the  issuer  or an affiliate thereof.  Although  individual  Underlying Loans may be insured  or  guaranteed  by the United  States or an agency
                                                     or  instrumentality   thereof,  they  need  not  be,  and  the
                                                     Private  Securities  themselves  will  not  be so  insured  or
                                                     guaranteed.   See  "THE   TRUST   FUNDS--Private   Securities"
                                                     herein.

                                                     The related Prospectus Supplement for a Series will specify
                                                     (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related
                                                     Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be
                                                     reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying
                                                     Loans including (A) the payment features of such Underlying
                                                     Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative
                                                     amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the
                                                     servicing fee or range of servicing fees with respect to such
                                                     Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities;
                                                     (iv) the weighted average term-to-stated maturity of the
                                                     Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the Private Securities (the "PS Servicer") and the
                                                     trustee of the Private Securities (the "PS Trustee"); (vii)
                                                     certain characteristics of Credit Enhancement, if any, such as reserve funds, insurance policies, letters of credit or
                                                     guarantees, relating to the Home Equity Loans underlying the
                                                     Private Securities, or to such Private Securities themselves;
                                                     (viii) the terms on which the Underlying Loans may, or are required to, be repurchased prior to stated maturity; (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee; and (x)
                                                     a description of the limited purpose and business of the issuer of the Private Securities, the availability of public
                                                     information concerning such issuer and market information with respect to the Private Securities. See "THE TRUST
                                                     FUNDS--Additional Information" herein.
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B.  Collection and Distribution Accounts             All payments on or with respect to the Primary Assets for a
                                                     Series will be remitted directly to an account (the "Collection
                                                     Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. The Trustee shall be required to apply a portion of the amount in the Collection
                                                     Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the
                                                     Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the
                                                     "Distribution Account") to be established for such Series, each in the manner and at the times established in the related
                                                     Prospectus Supplement. The amounts deposited in such
                                                     Distribution Account will be available for (i) application to the payment of principal of and interest on such Series of
                                                     Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of
                                                     Securities and (iii) any other purpose specified in the related
                                                     Prospectus Supplement. After applying the funds in the
                                                     Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the
                                                     Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the
                                                     related Prospectus Supplement.

     C.  Pre-Funding and Capitalized Interest
         Accounts....................................A Trust Fund may include one or more segregated trust accounts
                                                     (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the
                                                     Securities of such Series (such amount, the "Pre-Funded
                                                     Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the
                                                     "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the
                                                     Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the
                                                     Notes and/or the Certificates of the applicable Series. If a
                                                     Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust
                                                     Fund during the Pre-Funding Period is less than the original
                                                     Pre-Funded Amount, the Holders of the Securities of the related
                                                     Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.


                                                     If a Pre-Funding Account is established, (a) the Pre-Funding
                                                     Period will not exceed 90 days from the related closing date,
                                                     (b) the additional Primary Assets to be acquired during the
                                                     Pre-Funding Period will be subject to the same representations

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                                                     and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly
                                                     stated in such Prospectus Supplement, (c) the Pre-Funding
                                                     Amount will not exceed 25% of the principal amount of the
                                                     Securities issued pursuant to a particular offering and (d)
                                                     prior to the investment of the Pre-Funded Amount in additional
                                                     Primary Assets, such Pre-Funded Amount will be invested in one or more "Eligible Investments" specified in the related
                                                     Agreement and described herein under "THE TRUST FUNDS --
                                                     Collection and Distribution Accounts." Any Eligible Investment
                                                     must mature no later than the Business Day prior to the next
                                                     Distribution Date. "Business Day" means any day other than a
                                                     Saturday, Sunday or other day on which commercial banking
                                                     institutions or trust companies in New York, New York or the principal place of business of the Trustee are closed.

                                                     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related
                                                     Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of
                                                     interest accrued on the Securities of such Series and (ii)
                                                     certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the
                                                     Trust Fund. Any amounts on deposit in the Capitalized Interest
                                                     Account at the end of the Pre-Funding Period that are not
                                                     necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement. See "THE TRUST
                                                     FUNDS--Pre-Funding Account" herein.

Credit Enhancement...................................If stated in the Prospectus  Supplement  relating to a Series, the  Depositor  will obtain an  irrevocable  letter of credit, surety bond,  certificate  insurance policy,  insurance policy
                                                     or  other  form  of  credit  support  (collectively,   "Credit
                                                     Enhancement")  in  favor  of  the  Trustee  on  behalf  of the
                                                     Holders  of such  Series  and any other  person  specified  in such  Prospectus  Supplement  from an  institution  (a "Credit
                                                     Enhancer")   acceptable  to  the  rating  agency  or  agencies
                                                     identified  in the  related  Prospectus  Supplement  as rating
                                                     such   Series  of   Securities   (collectively,   the  "Rating
                                                     Agency")  for  the  purposes   specified  in  such  Prospectus
                                                     Supplement.   The  Credit   Enhancement   will   support   the
                                                     payments  on  the   Securities  and  may  be  used  for  other
                                                     purposes,  to the  extent and under the  conditions  specified
                                                     in  such  Prospectus  Supplement.   See  "CREDIT  ENHANCEMENT"
                                                     herein.  Credit  Enhancement  for a Series may  include one or more of the  following  types of Credit  Enhancement,  or such other  type of Credit  Enhancement  specified  in the  related
                                                     Prospectus Supplement.

     A.  Subordinate Securities......................Credit  Enhancement  for a Series  may  consist of one or more
                                                     Classes of  Subordinate  Securities.  The rights of Holders of

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                                                     such  Subordinate  Securities to receive  distributions on any
                                                     Distribution  Date will be  subordinate  in right and priority to the rights of holders of Senior  Securities  of the Series, but only to the extent  described  in the  related  Prospectus
                                                     Supplement.

     B.  Insurance ..................................Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the Securities.

     C.  Reserve Funds ..............................If stated in the  Prospectus  Supplement,  the  Depositor  may deposit  cash,  a letter  or  letters  of  credit,  short-term investments,  or other  instruments  acceptable  to the Rating
                                                     Agency in one or more reserve funds to be  established  in the name of the  Trustee  (each a "Reserve  Fund"),  which will be used by the Trustee to make  required  payments  of  principal of or  interest  on the  Securities  of such  Series,  to make adequate  provision for future  payments on such Securities or for  any  other  purpose  specified  in  the  Agreement,  with respect  to such  Series,  to the  extent  that  funds are not otherwise  available.  In the  alternative  or in  addition to such  deposit,  a  Reserve  Fund  for a Series  may be  funded through  application  of all or a portion of the  excess  cash flow from the Primary  Assets for such  Series,  to the extent described in the related Prospectus Supplement.

     D.  Minimum Principal Payment
         Agreement...................................If stated in the  Prospectus  Supplement  relating to a Series of  Securities,  the  Depositor  will  enter  into  a  minimum principal  payment  agreement (the "Minimum  Principal Payment
                                                     Agreement")  with  an  entity  meeting  the  criteria  of  the
                                                     Rating  Agency,  pursuant to which such  entity  will  provide funds in the event that  aggregate  principal  payments on the
                                                     Primary  Assets  for such  Series are not  sufficient  to make
                                                     certain    payments.    See    "CREDIT    ENHANCEMENT--Minimum
                                                     Principal Payment Agreement" herein.

     E.  Deposit Agreement...........................If stated in the  Prospectus  Supplement,  the  Depositor  and the Trustee will enter into a guaranteed  investment  contract
                                                     or  an  investment   agreement   (the   "Deposit   Agreement")
                                                     pursuant  to which all or a  portion  of  amounts  held in the
                                                     Collection  Account,   the  Distribution  Account  or  in  any
                                                     Reserve  Fund will be invested  with the entity  specified  in such  Prospectus  Supplement.  The Trustee will be entitled to withdraw  amounts so invested,  plus  interest at a rate equal to the Assumed  Reinvestment  Rate, in the manner specified in the Prospectus  Supplement.  See "CREDIT  ENHANCEMENT--Deposit
                                                     Agreement" herein.

Servicing ...........................................The Servicer will be responsible for servicing, managing and making collections on the Home Equity Loans and/or Contracts for a Series. In addition, the Servicer may act as custodian and be responsible for maintaining custody of the Home Equity
                                                     Loans and/or Contracts and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a
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                                                     Home Equity Loan and/or Contracts will be made by the Servicer only to the extent described in the related Prospectus
                                                     Supplement. Such advances will be intended to provide liquidity only and the related Prospectus Supplement will specify the extent to which they are reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Home Equity
                                                     Loans and/or Contracts or from other recoveries relating to such Home Equity Loan or Contract (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Home Equity Loans and/or Contracts owned or serviced by it. Under certain limited circumstances, the
                                                     Servicer may resign or be removed, in which event either the
                                                     Trustee or a third-party servicer will be appointed as
                                                     successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as
                                                     specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF HOME
                                                     EQUITY LOANS -- Servicing Compensation and Payment of Expenses"
                                                     herein.

Material Federal Income
Tax Consequences ....................................Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests ("Grantor
                                                     Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests"
                                                     ("REMIC Regular Securities") or "residual interests" ("REMIC
                                                     Residual Securities") in a Trust treated as a real estate
                                                     mortgage investment conduit ("REMIC") (or, in certain
                                                     instances, containing one or more REMICs) under Sections 860A through 860G of the Code, (iii) debt issued by an Issuer ("Debt
                                                     Securities") (iv) interests in an Issuer which is treated as a partnership ("Partnership Interests"), or (v) "regular
                                                     interests" ("FASIT Regular Securities"), "high-yield interests"
                                                     ("FASIT High-Yield Securities") or an ownership interest
                                                     ("FASIT Ownership Security") in a Trust treated as a financial asset securitization investment conduit ("FASIT") (or, in
                                                     certain circumstances containing one or more FASITs) under
                                                     Sections 860H through 860L of the Code. In the event that FASIT securities are issued, any revolving period, or addition or substitution of collateral provisions otherwise available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                                     Dewey Ballantine LLP, special tax counsel to the Depositor, will render an opinion upon issuance of a series of Securities which will be filed with the Commission as an exhibit to a post-effective amendment or in a current report on Form 8-K.
                                                     Investors are urged to consult their tax advisors and to review
                                                     "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
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ERISA Considerations.................................A  fiduciary  of any  employee  benefit  plan  subject  to the
                                                     Employee  Retirement  Income  Security Act of 1974, as amended
                                                     ("ERISA"),  or the Code should  carefully  review with its own legal  advisors  whether the purchase or holding of Securities could  give  rise to a  transaction  prohibited  or  otherwise impermissible  under  ERISA or the Code.  A  violation  of the prohibited  transaction  rules  may  generate  excise  tax and
                                                     other   liabilities   under   ERISA  and  the  Code.   If  the
                                                     Securities    offered   are   Certificates,    an   individual
                                                     prohibited  transaction  exemption issued by the Department of
                                                     Labor  to  various   underwriters  may  exempt  the  purchase,
                                                     holding  and  resale  of  such   Certificates.   In  addition,
                                                     Prohibited  Transaction  Class  Exemption  83-1 may exempt the sale  or  exchange  of the  Certificates.  If  the  Securities offered are Notes which are  treated as  indebtedness  without substantial  equity  features for  purposes of ERISA,  various
                                                     Department of Labor Class  Exemptions  may exempt the purchase and holding of such Notes,  and each  purchaser and transferee of such Notes may be required to  represent  and warrant  that such an  exemption is  applicable  to its purchase and holding of the Notes.  See "ERISA CONSIDERATIONS" herein.

Legal Investment ....................................The related  Prospectus  Supplement  will state whether or not the Securities of each Series  offered by this  Prospectus and the related  Prospectus  Supplement will constitute  "mortgage
                                                     related   securities"  under  the  Secondary  Mortgage  Market
                                                     Enhancement   Act   of   1984   ("SMMEA").   Investors   whose
                                                     investment  authority is subject to legal restrictions  should consult their own legal  advisors to determine  whether and to what extent the Securities  constitute  legal  investments for them.  See "LEGAL INVESTMENT" herein.

Use of Proceeds .....................................The  net  proceeds  from  the  sale  of  each  Series  will be applied  to one or  more  of the  following  purposes:  (i) to the acquisition of the related  Primary Assets,  (ii) to repay indebtedness  which  has  been  incurred  to  obtain  funds to acquire such Primary  Assets,  (iii) to establish  any Reserve
                                                     Funds  described  in the  related  Prospectus  Supplement  and
                                                     (iv)  to  pay   costs  of   structuring   and   issuing   such
                                                     Securities,   including   the   costs  of   obtaining   Credit
                                                     Enhancement,  if any. The  acquisition  of the Primary  Assets for a Series may be  effected  by an  exchange  of  Securities with  the  Originator  of such  Primary  Assets.  See  "USE OF
                                                     PROCEEDS" herein.

Ratings .............................................It will be a  requirement  for issuance of any Series that the
                                                     Securities   offered  by  this   Prospectus  and  the  related
                                                     Prospectus  Supplement  be rated by at least one Rating Agency in one of  its  four  highest  applicable  rating  categories.
                                                     The  rating  or  ratings  applicable  to  Securities  of  each
                                                     Series   offered   hereby  and  by  the   related   Prospectus
                                                     Supplement  will be as set  forth  in the  related  Prospectus
                                                     Supplement.   A   securities   rating   should  be   evaluated
                                                     independently   of  similar  ratings  on  different  types  of
                                                     securities.  A securities  rating is not a  recommendation  to buy, hold or sell  securities  and does not address the effect that the rate of prepayments  on Home Equity Loans,  Contracts or  Underlying  Loans  relating  to

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                                                     Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK
                                                     FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market ...................................The  Securities  will be a new  issue  of  securities  with no established  trading  market.  The  Issuer  does not expect to
                                                     apply  for  listing  of  the   Securities   on  any   national
                                                     securities  exchange or quote the  Securities in the automated quotation  system  of  a  registered  securities  association.
                                                     The   Underwriter(s)   specified  in  the  related  Prospectus
                                                     Supplement   expects  to  make  a  secondary   market  in  the
                                                     Securities,  but  has  no  obligation  to  do  so.  See  "RISK
                                                     FACTORS" herein.

Risk Factors ........................................There are material risks associated with an investment in the Securities. For a discussion of all material factors that should be considered by prospective investors in the
                                                     Securities, see "RISK FACTORS" herein and in the related
                                                     Prospectus Supplement.
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                                  RISK FACTORS

         For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

         The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

         The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

         Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination; (iv) liquidations due to defaults and (v) repurchases of Home Equity Loans, Contracts, or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.


         The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Home Equity Loans and/or Contracts. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Home Equity Loans and/or Contracts. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Home Equity Loans and/or Contracts than other classes of Securities.

         The Home Equity Loans and/or Contracts may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Home Equity Loans and/or Contracts cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Home Equity Loan or Loans and/or Contracts), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Home Equity Loans and/or Contracts or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Home Equity Loans and/or Contracts. The related Prospectus Supplement will specify whether any or all of the Home Equity Loans contain "due-on-sale" provisions.

         Collections on the Home Equity Loans and/or Contracts may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Home Equity Loans and/or Contracts may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Home Equity Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

         A portion of the aggregate principal balance of the Home Equity Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Home Equity Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Home Equity Loans may provide for escalating or variable payments by the borrower under the Home Equity Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

         If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

         There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

         Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on home equity loans generally. The Home Equity Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar home equity loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities
          The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Security Interests in the Manufactured Homes may not be perfected and the Trust Fund may not realize upon the full amount due under the related Contract.

         Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract.

         In addition, because of the expense and administrative inconvenience involved, the seller of the Manufactured Home ("Seller") may not amend any certificates of the title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. As a result, the Seller will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Seller to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Seller.

         Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Trustee will have possession of the Contracts. In addition, the Seller will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

         Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee may not be recorded with respect to the mortgages or deeds of trust securing each Land Secured Contract. Recordation of such assignments would require the Seller to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the Trustee of the mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the mortgage being ineffective against creditors of the Seller or against a trustee in bankruptcy of the Seller or against a subsequent purchaser of such Contracts from the Seller, without notice of the sale to the Trustee.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Home Equity Loans.

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans.

         The Home Equity Loans may also be subject to Federal laws, including:
(i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.
See "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

         Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Home Equity Loans and/or Contracts, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

         The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

         Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

         The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Home Equity Loans, Contracts or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.
         Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

         In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Home Equity Loans or Underlying Loans either from time to time or over the lives of such Home Equity Loans or Underlying Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Home Equity Loans, Contracts or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. If any Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

         The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Home Equity Loans and/or Contracts relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Home Equity Loans, Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Home Equity Loans and/or Contracts may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Home Equity Loans and/or Contracts which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Home Equity Loans and/or Contracts expected to be included in the related Trusts.

The Home Equity Loans

         Home Equity Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Home Equity Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The Home Equity Loans will consist of what are commonly referred to as "home equity" loans, as distinguished from "purchase money" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Home Equity Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

         A "home equity" loan is a loan the proceeds of which are not used to purchase the related mortgaged property; the proceeds of a "purchase money" mortgage are applied to the purchase of the related mortgaged property. Typical uses of proceeds of "home equity" loans would be home improvement, debt consolidation and the funding of large expenses such as college tuition.

         The Home Equity Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the Veteran's Administration, as specified in the related Prospectus Supplement. The Home Equity Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Home Equity Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Home Equity Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Home Equity Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Home Equity Loan so prepaid.

         Payment Terms. The payment terms of the Home Equity Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                           (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Home Equity Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Home Equity Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Home Equity Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                           (b) Principal may be payable on a level debt service basis to fully amortize the Home Equity Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Home Equity Loan.

                           (c) Monthly Payments of principal and interest may be fixed for the life of the Home Equity Loan, may increase over a specified period of time or may change from period to period. Home Equity Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                           (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Home Equity Loan or may decline over time, and may be prohibited for the life of the Home Equity Loan or for certain periods. Certain Home Equity Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Home Equity Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Home Equity Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Home Equity Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Home Equity Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         Amortization of the Home Equity Loans. The Home Equity Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Home Equity Loan"), the simple interest method (a "Simple Interest Home Equity Loan") or the "Rule of 78s" method (a "Rule of 78s Home Equity Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Home Equity Loans will provide for deferred interest or negative amortization.

         An Actuarial Home Equity Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

         A Simple Interest Home Equity Loan provides for the amortization of the amount financed under such Home Equity Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Home Equity Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Home Equity Loan. As payments are received under a Simple Interest Home Equity Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made on or prior to its scheduled due date, the principal balance of the Home Equity Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Home Equity Loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Certain of the Home Equity Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

         The aggregate principal balance of Home Equity Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Home Equity Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

         The initial Combined Loan-to-Value Ratio of a Home Equity Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

         Additional Information. The selection criteria which will apply with respect to the Home Equity Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Home Equity Loans for a Series may include Home Equity Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The Home Equity Loans for a Series may include loans that do not have a specified stated maturity.

         The related Prospectus Supplement for each Series will provide information with respect to the Home Equity Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans; (b) the range and weighted average Loan Rate on the Home Equity Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Home Equity Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Home Equity Loans;
(h) the geographic distribution of any Mortgaged Properties securing the Home Equity Loans; (i) the percentage of Home Equity Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans;
(k) year of origination of the Home Equity Loans; and (l) the delinquency status of Home Equity Loans, including the duration and history of such delinquencies and the percentage of the of Home Equity Loans (by principal balance as of the Cut-off Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Home Equity Loans for a Series.

         If specific information respecting the Home Equity Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Home Equity Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

         Contracts. Each Pool of Contracts in a Trust Fund ("Contract Pool") will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Seller. Each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. A "Fixed Retained Yield" in a Contract represents a specified portion of the interest payable thereon.

         The Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

         The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and net contract rates borne by such Contracts ("Net Contract Rates"), the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract.

         The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges. A maximum of 5% (by Cut-Off Date Aggregate Principal Balance) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Contracts in a Trust Fund will generally have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date.

         The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

         If specific information respecting the Contracts to be included in a Trust Fund is not known to the Sponsor at the time the Securities of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Home Equity Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.
         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Home Equity Loans underlying the Private Securities or to such Private Securities themselves;
(viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

         A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and
(d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

         If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

         Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Home Equity Loans and/or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Home Equity Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Home Equity Loan or the Manufactured Home underlying a Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property or Manufactured Home, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or Manufactured Home or (ii) upon transfer of such Mortgaged Property or Manufactured Home to the special hazard insurer, the unpaid principal balance of such Home Equity Loan or Contract at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure or repossession of the Manufactured Home, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property or Manufactured Home. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of such Mortgaged Property or Manufactured Home will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Mortgaged Property or replacement of the Manufactured Home with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored or Manufactured Home replaced before a claim under such pool insurance policy may be validly presented with respect to the defaulted Home Equity Loan or Contract secured by such Mortgaged Property or Manufactured Home, as applicable. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Home Equity Loan or Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Home Equity Loan or Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Home Equity Loan or the Manufactured Home securing the Contract at an amount less than the then-outstanding principal balance of such Home Equity Loan or Contract. The amount of the secured debt could be reduced to such value, and the holder of such Home Equity Loan or Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Home Equity Loan or Contract exceeds the value so assigned to the Mortgaged Property or the Manufactured Home by the bankruptcy court. In addition, certain other modifications of the terms of a Home Equity Loan or Contract can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Home Equity Loan or Contract or a reduction by such court of the principal amount of a Home Equity Loan or Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Home Equity Loans and/or Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Home Equity Loans and/or Contracts, and will not be restored.

Reserve Funds

         The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

         The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                         SERVICING OF HOME EQUITY LOANS

General

         Customary servicing functions with respect to Home Equity Loans and/or Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Home Equity Loans and/or Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Home Equity Loan or Contract and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Home Equity Loan or Contract.

         The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Home Equity Loans and/or Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Home Equity Loans and/or Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Home Equity Loans and/or Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the

Mortgaged Property securing the related Home Equity Loan or Manufactured Home securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

         The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

                  (i) All payments on account of principal, including prepayments, on such Primary Assets;

                  (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                  (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

         The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Home Equity Loans and/or Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property or Manufactured Home, as applicable) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                  (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property or Manufactured Home and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Home Equity Loan or Contract, together with accrued and unpaid interest thereon to the Due Date for such Home Equity Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Home Equity Loan or Contract;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Home Equity Loan or Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Home Equity Loans and/or Contracts. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Home Equity Loans and/or Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Home Equity Loan or Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Home Equity Loan or Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property or Manufactured Home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Home Equity Loans and/or Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Home Equity Loans and/or Contracts will be underwritten by different hazard insurers and will cover Mortgaged Properties and Manufactured Homes located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Home Equity Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

         The standard hazard insurance policies covering Mortgaged Properties securing Home Equity Loans or Manufactured Home Securing a Contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property or Manufactured Home, including the improvements on any Mortgaged Property or Manufactured Home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property or Manufactured Home, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property or Manufactured Home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Home Equity Loans and Manufactured Homes declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties or Manufactured Home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property or Manufactured Home.

         Generally, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Home Equity Loan or Contract. The Servicer may also maintain on REO Property that secured a defaulted Home Equity Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Home Equity Loans and/or Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Home Equity Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Home Equity Loans or possession of the Manufactured Homes securing the Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure, repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the Mortgaged Property or Manufactured Home unless it determines that (i) such restoration, repossession or foreclosure will increase the Liquidation Proceeds in respect of the related Home Equity Loan or Contract available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the obligor on a defaulted Home Equity Loan or Contract a modification of such Home Equity Loan or Contract (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Home Equity Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Home Equity Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Home Equity Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of

Mortgaged Property in connection with defaulted Home Equity Loans or Manufactured Homes in connection with a defaulted Contract, as will be further specified in the related Prospectus Supplement,.

         The Servicer may pay certain expenses incurred in connection with the servicing of the Home Equity Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Home Equity Loan or Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Home Equity Loan or Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Home Equity Loans or Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Home Equity Loan or Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Home Equity Loan or Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

         The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

         The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Home Equity Loans and/or Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

         The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets
         General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Home Equity Loans. The Depositor will, as to each Home Equity Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

         With respect to Home Equity Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Home Equity Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Home Equity Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Home Equity Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Home Equity Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Home Equity Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Home Equity Loan is an adjustable rate Home Equity Loan, the Lifetime Rate Cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

                  (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

                  (vii) the book value of any REO Property acquired by the related Trust Fund; and

                  (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Home Equity Loans. See "SERVICING OF HOME EQUITY LOANS --Evidence as to Compliance" herein.

         A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Home Equity Loans and/or Contracts generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Home Equity Loans and/or Contracts (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

         Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

         The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Home Equity Loans and/or Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

Form of Securities

         The Securities in each Series will either be issued as physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

         Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

         Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

         The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Home Equity Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Home Equity Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Home Equity Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Home Equity Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

            CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS AND CONTRACTS

         The following discussion contains summaries of certain legal aspects of home equity loans and Contracts, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Home Equity Loans are situated.

General -- Home Equity Loans

         The Home Equity Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Home Equity Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

         Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Home Equity Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Home Equity Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

         Real Estate Mortgages. The Home Equity Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Home Equity Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Home Equity Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

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

         Junior Mortgages; Rights of Senior Mortgages. The Home Equity Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Home Equity Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Home Equity Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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

         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Home Equity Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

General -- Contracts

General

         As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

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

Security Interests in the Manufactured Homes

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Sponsor. With respect to a Series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Trustee will amend the Certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the seller) which continue to be named as the secured party on the certificate of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Seller) or a trustee in bankruptcy of the Servicer (or the Seller).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

         The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder.

The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Seller will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Home Equity Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i),
(ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Home Equity Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

         The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

         The following discussion addresses securities of five general types:
(i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

         With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Home Equity Loans and/or Contracts included in the Grantor Trust.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Home Equity Loans and/or Contracts constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Home Equity Loans and/or Contracts constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."


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


Taxation of Beneficial Owners of Grantor Trust Securities

         Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Home Equity Loans and/or Contracts (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Home Equity Loans and/or Contracts and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

         The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Home Equity Loans and/or Contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.


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

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Home Equity Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Home Equity Loans, payments on the Home Equity Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

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

Taxation of Beneficial Owners of REMIC Residual Securities

         Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Home Equity Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Home Equity Loan expressed as a percentage of the outstanding principal amount of that Home Equity Loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such


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

shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Home Equity Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of

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

the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest

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corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

         In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Home Equity Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

         With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Home Equity Loans and/or Contracts. Consequently, the Debt Securities will not be treated as ownership interests in the Home Equity Loans and/or Contracts or the Trust. Beneficial owners will be required to report income received

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with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

Sale or Exchange

         If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

         With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Home Equity Loans and/or Contracts.

Special Tax Attributes
         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests
         If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

         The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Home Equity Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

         In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

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         Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests
         Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

         Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters
         The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

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         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

         If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes
         FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Home Equity Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities
         A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for

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purposes of this discussion is the date of the initial issuance of the FASIT
Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds home equity loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust
         Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market



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value of the asset after its acquisition by the FASIT or (e) the retirement of a
Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or (iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Home Equity Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the

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Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Home Equity Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

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

Market Discount

         A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

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

Special Election

         For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

         The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

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

REMIC Residual Securities and FASIT Ownership Securities

         Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT Trust that issued the REMIC Residual Security or FASIT Ownership Security (e.g., Home Equity Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

         Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities

         Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such

Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

         Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

         (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

         (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:


         (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Home Equity Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

         The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through First Union Capital Markets ("First Union"), a division of Wheat First Securities, Inc. or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

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


                                GLOSSARY OF TERMS

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

         "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Home Equity Loan and for any other purposes in servicing such Home Equity Loan.

         "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         "Appraised Value" means, with respect to property securing a Home Equity Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

         "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

         "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

         "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

         "Certificate" means the Asset-Backed Certificates.

         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

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

         "Combined Loan-to-Value Ratio" means, with respect to a Home Equity Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

         "Commission" means the Securities and Exchange Commission.

         "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Home Equity Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

         "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

         "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

         "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

         "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

         "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "Depositor" means Residential Asset Funding Corporation

         "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

         "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

         "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

         "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

          "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Servicer for a Home Equity Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

         "FNMA" means the Federal National Mortgage Association.

         "Holder" means the person or entity in whose name a Security is registered.

         "Home Improvements" means the home improvements financed by a Home Equity Loan.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Home Equity Loans.

         "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

         "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

         "IRS" means the Internal Revenue Service.

         "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Home Equity Loan.

         "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Home Equity Loan, net of liquidation expenses.

         "Loan Rate" means the interest rate borne by a Home Equity Loan.

         "Loan-to-Value Ratio" means, with respect to a Home Equity Loan, the ratio determined as set forth in the related Prospectus Supplement.

         "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

         "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

         "Modification" means a change in any term of a Home Equity Loan.

         "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

         "Mortgaged Property" means residential properties securing a Home Equity Loan.

         "Home Equity Loan" means a loan secured by a Mortgaged Property.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Home Equity Loan.

         "Mortgagor" means the obligor on a Mortgage Note.

         "1986 Act" means the Tax Reform Act of 1986.

         "Notes" means the Asset-Backed Notes.

         "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

         "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

         "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

         "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

         "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Home Equity Loans) and the Trustee.

         "Primary Assets" means the Private Securities, the Home Equity Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Home Equity Loan, as the case may be.

         "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

         "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

         "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

         "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

         "PS Servicer" means the servicer of the Underlying Loans.

         "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

         "PS Trustee" means the trustee designated under a PS Agreement.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

         "Regular Interest" means a regular interest in a REMIC.

         "REMIC" means a real estate mortgage investment conduit.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REO Property" means real property which secured a defaulted Home Equity Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

         "Residual Interest" means a residual interest in a REMIC.

         "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

         "Securities" means the Notes or the Certificates.

         "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

         "Senior Securityholder" means a holder of a Senior Security.

         "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

         "Servicer" means, with respect to a Series relating to Home Equity Loans, the Person if any, designated in the related Prospectus Supplement to service Home Equity Loans for that Series, or the successors or assigns of such Person.

         "Single Family Property" means property securing a Home Equity Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Trustee" means the trustee under the applicable Agreement and its successors.

         "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

         "UCC" means the Uniform Commercial Code.

         "Underlying Loans" means loans of the type eligible to be Home Equity Loans underlying or securing Private Securities.


         "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

         "Zero Coupon Security" means a Security entitled to receive payments of principal only.









                                       88

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                                                 TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT.............................................................................................3

REPORTS TO HOLDERS................................................................................................3

AVAILABLE INFORMATION.............................................................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................4

SUMMARY OF PROSPECTUS.............................................................................................5

RISK FACTORS.....................................................................................................17
   AN INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT, WHICH MAY RESULT IN THE HOLDER
   HOLDING SUCH INVESTMENT TO MATURITY...........................................................................17
   THE ASSETS OF THE TRUST FUND, AS WELL AS ANY APPLICABLE CREDIT ENHANCEMENT, WILL BE LIMITED
   AND, IF SUCH ASSETS AND/OR CREDIT ENHANCEMENT BECOME INSUFFICIENT TO SERVICE THE RELATED
   SECURITIES, LOSSES MAY RESULT.................................................................................17
   CREDIT ENHANCEMENT WILL BE LIMITED IN AMOUNT AND SCOPE OF COVERAGE AND MAY NOT BE SUFFICIENT
   TO COVER LOSSES...............................................................................................17
   THE TIMING OF PRINCIPAL PAYMENTS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE SECURITIES.................18
   PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE SECURITIES......................................18
   AS A RESULT OF OPTIONAL REDEMPTION OR REPURCHASE OR AUCTION SALE, HOLDERS COULD BE FULLY PAID
   SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE........................................................19
   HOME EQUITY LOANS WITH BALLOON AND NON-TRADITIONAL PAYMENT METHODS MAY CREATE GREATER DEFAULT
   RISK..........................................................................................................19
   JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES..........................................19
   PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES.........................................................19
   GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR
   REGIONS EXPERIENCE DOWNTURNS..................................................................................20
   PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT...................................................................20
   ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY.................................20
   STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON
   THE HOME EQUITY LOANS.........................................................................................21
   RATINGS ARE NOT RECOMMENDATIONS.  A REDUCTION IN THE RATING OF ANY CREDIT ENHANCER WOULD
   LIKELY ADVERSELY IMPACT THE RATING OF THE SECURITIES..........................................................22
   A REDUCTION IN THE RATING OF ANY CREDIT ENHANCER WOULD LIKELY ADVERSELY IMPACT THE RATING OF
   THE SECURITIES................................................................................................22
   ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES...................................22

DESCRIPTION OF THE SECURITIES....................................................................................22
   GENERAL.......................................................................................................22
   PAYMENTS OF INTEREST..........................................................................................23
   PAYMENTS OF PRINCIPAL.........................................................................................23
   FINAL SCHEDULED DISTRIBUTION DATE.............................................................................24
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION..................................................................24
   WEIGHTED AVERAGE LIFE OF THE SECURITIES.......................................................................24

THE TRUST FUNDS..................................................................................................25
   GENERAL.......................................................................................................25
   THE HOME EQUITY LOANS.........................................................................................26
   PRIVATE SECURITIES............................................................................................31
   COLLECTION AND DISTRIBUTION ACCOUNTS..........................................................................32
   PRE-FUNDING ACCOUNTS..........................................................................................32

                                       i
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

CREDIT ENHANCEMENT...............................................................................................33
   SUBORDINATE SECURITIES........................................................................................33
   INSURANCE.....................................................................................................33
   RESERVE FUNDS.................................................................................................35
   MINIMUM PRINCIPAL PAYMENT AGREEMENT...........................................................................35
   DEPOSIT AGREEMENT.............................................................................................35

SERVICING OF HOME EQUITY LOANS...................................................................................35
   GENERAL.......................................................................................................35
   COLLECTION PROCEDURES; ESCROW ACCOUNTS........................................................................35
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT.......................................................36
   ADVANCES AND LIMITATIONS THEREON..............................................................................38
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES..............................................38
   REALIZATION UPON DEFAULTED HOME EQUITY LOANS..................................................................39
   ENFORCEMENT OF DUE-ON-SALE CLAUSES............................................................................39
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES................................................................40
   EVIDENCE AS TO COMPLIANCE.....................................................................................40
   CERTAIN MATTERS REGARDING THE SERVICER........................................................................41

THE AGREEMENTS...................................................................................................41
   ASSIGNMENT OF PRIMARY ASSETS..................................................................................42
   REPORTS TO HOLDERS............................................................................................43
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT...............................................................44
   THE TRUSTEE...................................................................................................46
   DUTIES OF THE TRUSTEE.........................................................................................46
   RESIGNATION OF TRUSTEE........................................................................................47
   AMENDMENT OF AGREEMENT........................................................................................47
   VOTING RIGHTS.................................................................................................47
   LIST OF HOLDERS...............................................................................................48
   FORM OF SECURITIES............................................................................................48
   REMIC ADMINISTRATOR...........................................................................................49
   TERMINATION...................................................................................................49

CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS.......................................................................51
   GENERAL.......................................................................................................51
   ENFORCEMENT OF THE NOTE.......................................................................................51
   SECURITY INTERESTS............................................................................................52
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940...............................................................60

THE DEPOSITOR....................................................................................................60
   GENERAL.......................................................................................................60

USE OF PROCEEDS..................................................................................................61

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................61
   GENERAL.......................................................................................................61
   GRANTOR TRUST SECURITIES......................................................................................61
   REMIC SECURITIES..............................................................................................63
   DEBT SECURITIES...............................................................................................69
   DISCOUNT AND PREMIUM..........................................................................................73
   BACKUP WITHHOLDING............................................................................................76
   FOREIGN INVESTORS.............................................................................................76

STATE TAX CONSIDERATIONS.........................................................................................77

ERISA CONSIDERATIONS.............................................................................................77

LEGAL INVESTMENT.................................................................................................80

PLAN OF DISTRIBUTION.............................................................................................80


                                       ii
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
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LEGAL MATTERS....................................................................................................80

FINANCIAL INFORMATION............................................................................................81

GLOSSARY OF TERMS................................................................................................82




                                      iii
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                                             INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan..........................................................................................28
Agreement.........................................................................................................6
APR..............................................................................................................30
ARM Loans........................................................................................................19
Balloon Loan.....................................................................................................10
bankruptcy bond..................................................................................................35
Book-Entry Securities............................................................................................49
Business Day.....................................................................................................13
Capitalized Interest Account.....................................................................................13
Cede.............................................................................................................49
CERCLA...........................................................................................................21
Certificate Schedule.............................................................................................43
Certificates...................................................................................................1, 6
Class.............................................................................................................3
Code.............................................................................................................62
Collection Account...............................................................................................12
Combined Loan-to-Value Ratio.....................................................................................10
Commission........................................................................................................4
Condominium Units................................................................................................27
Contract Rate....................................................................................................30
Contracts.....................................................................................................1, 30
Cooperative Dwellings............................................................................................27
Credit Enhancement...............................................................................................13
Credit Enhancer..................................................................................................12
Current Interest Rates...........................................................................................10
Custodian........................................................................................................43
Cut-Off Date......................................................................................................9
Cut-Off Date Aggregate Principal Balance.........................................................................31
D&P..............................................................................................................79
Debt Securities..............................................................................................15, 62
Deferred Interest................................................................................................31
Deleted Primary Asset............................................................................................44
Deposit Agreement................................................................................................15
Depositor.........................................................................................................1
Depositor Securities.............................................................................................61
Distribution Account.............................................................................................12
Distribution Date.................................................................................................3
DOL..............................................................................................................79
Due Date.........................................................................................................31
Eligible Investments.........................................................................................13, 33
ERISA............................................................................................................16
Escrow Accounts..................................................................................................37
Event of Default.................................................................................................42
Exchange Act......................................................................................................5
FASIT........................................................................................................16, 62
FASIT High-Yield Securities......................................................................................16
FASIT Ownership Security.........................................................................................16
FASIT Regular Securities.........................................................................................16
FASIT Securities.................................................................................................62


                                       i
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

FDIC.............................................................................................................37
FHA..............................................................................................................27
FHLMC............................................................................................................55
Final Scheduled Distribution Date.................................................................................7
First Union......................................................................................................81
fully taxable bonds..............................................................................................76
Garn-St. Germain Act.............................................................................................55
Grantor Trust....................................................................................................62
Grantor Trust Securities.........................................................................................15
Holders...........................................................................................................4
Indenture........................................................................................................23
Indirect Participant.............................................................................................49
IRS..............................................................................................................64
Issuer............................................................................................................6
Lifetime Rate Caps...............................................................................................10
Liquidation Proceeds.............................................................................................37
Loan Rate........................................................................................................10
Loan Schedule....................................................................................................43
Loan-to-Value Ratio..........................................................................................10, 31
Minimum Principal Payment Agreement..............................................................................14
Modification.....................................................................................................40
Mortgage Loans.............................................................................................1, 9, 27
Notes..........................................................................................................1, 6
Notional Amount...................................................................................................7
Originator........................................................................................................1
OTS..............................................................................................................56
Owner Trust.......................................................................................................6
Owner Trustee.....................................................................................................7
PAC...............................................................................................................6
Participants.....................................................................................................49
Partnership......................................................................................................62
Partnership Interests........................................................................................16, 62
Physical Certificates............................................................................................49
Plan.............................................................................................................79
Plan Assets Regulation...........................................................................................79
Pool..............................................................................................................1
Pooling and Servicing Agreement..................................................................................23
Pre-Funded Amount................................................................................................12
Pre-Funding Account..............................................................................................12
Pre-Funding Period...............................................................................................12
Premium Security.................................................................................................76
Prepayment Assumption............................................................................................75
Primary Assets....................................................................................................1
Prospectus Supplements............................................................................................1
PS Agreement.....................................................................................................32
PS Servicer......................................................................................................11
PS Sponsor.......................................................................................................11
PS Trustee.......................................................................................................11
PTCE.............................................................................................................80
Qualifying Substitute Primary Asset..............................................................................44
Rating Agency....................................................................................................14
REMIC........................................................................................................15, 62
REMIC Regular Securities.........................................................................................15
REMIC Regulations................................................................................................64
REMIC Residual Securities........................................................................................15
REMIC Securities.................................................................................................62

                                     ii
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

REO Property.....................................................................................................38
Reserve Fund.....................................................................................................14
Restricted Group.................................................................................................80
Retained Interests...............................................................................................43
Rule of 78s Mortgage Loan........................................................................................28
Securities........................................................................................................1
Security Registrar...............................................................................................49
Series............................................................................................................1
Servicer..........................................................................................................1
Servicing Agreement..............................................................................................26
Servicing Fee....................................................................................................15
Settlement Date..................................................................................................65
Simple Interest Mortgage Loan....................................................................................28
Single Family Properties.........................................................................................27
SMMEA............................................................................................................16
Title I Program..................................................................................................29
Title V......................................................................................................56, 60
Trust Agreement...................................................................................................6
Trust Fund........................................................................................................1
Trustee........................................................................................................6, 7
UCC..........................................................................................................49, 57
Underlying Loans.................................................................................................11
Underwriter Exemptions...........................................................................................79

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                      Residential Asset Funding Corporation
                                   (Depositor)

         Residential Asset Funding Corporation (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

         The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Mortgage Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein and
(ii) manufactured housing conditional sale contracts and installment agreements (the "Contracts") that are secured by Manufactured Homes, as further described herein, and (iii) securities backed or secured by Mortgage Loans and/or Contracts (collectively, the "Primary Assets"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans, and/or Contracts, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The Contracts will be secured by security interests taken in the Manufactured Homes.

                                                  (cover continued on next page)

         NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                              --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                              --------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                              --------------------
The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              --------------------
                           First Union Capital Markets
                               November __, 1998

(Continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Mortgage Loans or Underlying Loans, Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer;
(iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered...................................Asset-Backed    Certificates    (the    "Certificates")    and
                                                     Asset-Backed  Notes (the "Notes").  Certificates  are issuable from  time  to  time  in  Series  pursuant  to a  Pooling  and
                                                     Servicing   Agreement   or  Trust   Agreement   (the   related
                                                     "Agreement").  Each  Certificate  of a Series will evidence an interest  in the Trust  Fund for such  Series,  or in an Asset
                                                     Group specified in the related  Prospectus  Supplement.  Notes are  issuable  from  time  to time in  Series  pursuant  to an
                                                     Indenture  between  the Issuer and the  related  trustee  (the
                                                     "Trustee")  whereby  the Issuer  will pledge the Trust Fund to secure  the  Notes  under  the  lien  of the  Indenture.  Each series  of  Notes  will  represent  the  indebtedness  of  the
                                                     Issuer.  Each  Series of  Securities  will  consist  of one or more  Classes,  one  or  more  of  which  may  be  Classes  of
                                                     compound  interest  securities,   planned  amortization  class
                                                     ("PAC") securities,  variable interest securities, zero coupon
                                                     securities,   principal   only   securities,   interest   only
                                                     securities,  participating  securities,  senior  securities or subordinate  securities.  Each  Class  may  differ  in,  among other  things,  the amounts  allocated  to and the priority of
                                                     principal    and   interest    payments,    final    scheduled
                                                     distribution  dates,  Distribution  Dates and interest  rates.
                                                     The   Securities  of  each  Class  will  be  issued  in  fully
                                                     registered  form  in  the   denominations   specified  in  the
                                                     related  Prospectus  Supplement.  The  Securities  or  certain
                                                     Classes of such  Securities  offered  thereby may be available in book-entry form only.

Depositor ...........................................Residential Asset Funding Corporation  (the  "Depositor")  was
                                                     incorporated  in the  State  of  North  Carolina  in  December
                                                     1997, and is a  wholly-owned,  special  purpose  subsidiary of
                                                     First Union  National  Bank,  a national  banking  association with its  headquarters in Charlotte,  North Carolina.  Neither
                                                     First  Union  National  Bank nor any  other  affiliate  of the
                                                     Depositor,  the Servicer,  the Trustee or the  Originator  has
                                                     guaranteed  or is  otherwise  obligated  with  respect  to the
                                                     Securities of any Series.  See "THE DEPOSITOR" herein.

Issuer ..............................................With  respect  to  each  series  of  Notes,  the  issuer  (the
                                                     "Issuer")   will  be  an  owner  trust  (the  "Owner   Trust")
                                                     established   for  the  purpose  of  issuing  such  series  of
                                                     Notes.  Each such  Owner  Trust will be  created  pursuant  to the  Trust  Agreement  (the  "Trust  Agreement")  between  the
                                                     Depositor and the Owner  Trustee.  With respect to each series of  Certificates,  the  Issuer  will be the Trust  established pursuant to the related Agreement.

Trustees ............................................The trustee or indenture trustee (each, the "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the

                                                         5

                                                     "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The
                                                     Trustee" herein.

Interest Payments ...................................Interest  payments on the  Securities of a Series  entitled by
                                                     their  terms  to  receive   interest  will  be  made  on  each
                                                     Distribution  Date,  to the  extent  set forth in,  and at the applicable  rate  specified  in (or  determined  in the manner
                                                     set  forth  in),  the  related  Prospectus   Supplement.   The
                                                     interest  rate on  Securities  of a Series may be  variable or change  with  changes in the rates of  interest on the related
                                                     Mortgage  Loans,  Contracts or  Underlying  Loans  relating to the Private  Securities,  as applicable  and/or as prepayments occur  with  respect  to such  Mortgage  Loans,  Contracts  or
                                                     Underlying  Loans,  as  applicable.  Interest Only  Securities may be assigned a  "Notional  Amount" set forth in the related
                                                     Prospectus  Supplement  which is used  solely for  convenience in  expressing  the  calculation  of interest  and for certain other  purposes  and does not  represent  the right to receive any  distributions  allocable  to  principal.  Principal  Only
                                                     Securities  may  not  be  entitled  to  receive  any  interest payments or may be entitled to receive only  nominal  interest payments.  Interest  payable on the  Securities of a Series on a Distribution  Date will include all interest  accrued during the period  specified  in the related  Prospectus  Supplement.
                                                     See  "DESCRIPTION  OF THE  SECURITIES--Payments  of  Interest"
                                                     herein.

Principal Payments ..................................All payments of principal  of a Series of  Securities  will be made in an  aggregate  amount  determined  as set forth in the related  Prospectus  Supplement  and will be paid at the times and will be  allocated  among the  Classes  of such  Series in the order and  amounts,  and will be  applied  either on a pro rata or a random lot basis  among all  Securities  of any such
                                                     Class,   all   as   specified   in  the   related   Prospectus
                                                     Supplement.

Final Scheduled Distribution Date of the
Securities ..........................................The "Final Scheduled Distribution Date" with respect to each
                                                     Class of Notes is the date no later than which principal
                                                     thereof will be fully paid and with respect to each Class of
                                                     Certificates is the date after which no Certificates of such
                                                     Class are expected to remain outstanding, in each case
                                                     calculated on the basis of the assumptions applicable to such
                                                     Series described in the related Prospectus Supplement. The
                                                     Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                                     The actual final Distribution Date of the Securities of a
                                                     Series will depend primarily upon the rate of payment
                                                     (including prepayments, liquidations due to default, the
                                                     receipt of proceeds from casualty insurance policies and
                                                     repurchases) of the Mortgage Loans, Contracts or Underlying
                                                     Loans relating to the Private Securities, as applicable, in the related Trust Fund. The actual final Distribution Date of a
                                                     Security may occur substantially earlier or may occur later than its Final


                                                         6

                                                     Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the
                                                     Securities and as a result of defaults on the Primary Assets.
                                                     The rate of payments on the Mortgage Loans, Contracts or
                                                     Underlying Loans relating to the Private Securities, as
                                                     applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such
                                                     Mortgage Loans, Contracts or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See
                                                     "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE
                                                     SECURITIES--Weighted Average Life of the Securities" herein.

Optional Termination.................................One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at such time, by the
                                                     related Originator, Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related Agreement (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding). Each such
                                                     redemption or repurchase may occur on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series is less than the percentage (which percentage shall not exceed 20%) specified in the related Agreement. See "DESCRIPTION OF THE
                                                     SECURITIES--Optional Redemption, Purchase or Termination"
                                                     herein.

Mandatory Termination; Auction Sale .................The  Trustee,  the Servicer or the related  Originator  may be
                                                     required   to  effect   early   retirement   of  a  series  of
                                                     Securities  by  soliciting  competitive  bids for the purchase of the  related  Primary  Assets  or  otherwise,  under  other
                                                     circumstances   and   in  the   manner   specified   in   "THE
                                                     AGREEMENTS--Termination" and in the related Agreement.

                                                     A mandatory termination may take the form of an auction sale.
                                                     Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all
                                                     Mortgage Loans and/or Contracts remaining in the Trust. In the event that satisfactory bids are received (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding), the net sale proceeds will be distributed to Holders, in the same order of priority as
                                                     collections received in respect of the Mortgage Loans and/or
                                                     Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the
                                                     Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal
                                                     Revenue Code of 1986, as amended, including, without




                                                         7

                                                     limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

The Trust Fund.......................................The Trust  Fund for a Series of  Securities  will  consist  of one or more of the assets  described  below,  as  described in the related Prospectus Supplement.

     A.  Primary Assets..............................The   Primary   Assets  for  a  Series  may   consist  of  any
                                                     combination  of the  following  assets,  to the  extent and as specified in the related  Prospectus  Supplement.  The Primary
                                                     Assets will be  acquired  by the  related  Trust Fund from the related  Originator,  or may be acquired in the open market or in privately negotiated transactions.

(1)      Mortgage Loans..............................The Primary  Assets for a Series will consist,  in whole or in part,  of loans which are secured by mortgages on  residential
                                                     properties   and  which  may  be  secured  by  fixtures   (the
                                                     "Mortgage  Loans").  Some Mortgage  Loans may be delinquent to the extent  specified  in the related  Prospectus  Supplement.
                                                     The  percentage of those  Mortgage  Loans which are delinquent shall not exceed  10% of the  aggregate  principal  balance of the  Primary  Assets as of the  cut-off  date for that  Series
                                                     (the "Cut-Off Date").

                                                     The Mortgage Loans will generally consist of what are commonly
                                                     referred to as "purchase money" loans, as distinguished   from
                                                     "home equity" loans.  Both of  these concepts refer to the use of proceeds made by the related borrower,  rather  than to any legal or other documentary  differences  between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages  which are in a subordinate  lien position  while  "purchase  money"  loans are usually (but not always)  secured  by  mortgages  which  are in a  senior  lien position,  and  "home  equity"  loans are  typically  (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen  rather than thirty  years).  The Mortgage  Loans,  in addition to being  secured by mortgages  on real  estate,  may also be secured by  "fixtures"  treated as  personal  property under  local  state law.  Although  fixtures  may turn up more frequently in the case of loans in which the proceeds are used
                                                     to  fund  home  improvements,   fixtures  as  a  part  of  the
                                                     collateral  package may be a part of either a "home equity" or
                                                     "purchase money" loan.

                                                     A  "purchase  money"  mortgage is a loan the proceeds of which are used to  purchase  the  related  mortgaged  property;  the proceeds  of a  "home  equity"  loan  are not  applied  to the purchase of the related mortgaged property.

                                                     Payment  Features of Mortgage Loans;  Balloon Loans. The Trust
                                                     Fund  may   contain   loans   which   have   various   payment
                                                     characteristics,  including  balloon or other  non-traditional payment  features,  and may accrue interest at a fixed rate or an adjustable rate. Balloon loans do not amortize their entire principal  balance by their stated maturity in accordance with their  terms and  require a balloon  payment of the  remaining

                                                         8

                                                     principal  balance at maturity  (each such  Mortgage  Loan,  a
                                                     "Balloon  Loan").  See  "RISK   FACTORS--Balloon   Loans"  and
                                                     "DESCRIPTION OF THE  SECURITIES--Weighted  Average Life of the
                                                     Securities" herein.

                                                     The Mortgage  Loans will be secured by mortgages  and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property. The related Prospectus
                                                     Supplement  will  describe  certain   characteristics  of  the
                                                     Mortgage Loans for a Series,  including,  without  limitation, and to the extent relevant: (a) the aggregate unpaid principal balance  of  the  Mortgage  Loans  (or  the  aggregate  unpaid principal  balance  included in the Trust Fund for the related
                                                     Series); (b) the range and weighted average interest rate (the
                                                     "Loan Rate") on the loans and in the case of  adjustable  rate loans,  the range and weighted  average of the current rate of interest  borne by such loans (the "Current  Interest  Rates")
                                                     and any maximum lifetime interest rates thereon (the "Lifetime
                                                     Rate  Caps");  (c)  the  range  and  the  average  outstanding principal  balance of the  Mortgage  Loans;  (d) the  weighted average original and remaining  term-to-stated maturity of the
                                                     Mortgage  Loans  and  the  range  of  original  and  remaining terms-to-stated  maturity,  if  applicable;  (e) the range and combined loan-to-value ratios (each a "Combined  Loan-to-Value
                                                     Ratio")  or  loan-to-value   ratios,  (each  a  "Loan-to-Value
                                                     Ratio") as applicable,  of the Mortgage Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage  (by  principal  balance as of the Cut-off Date) of
                                                     Mortgage  Loans that accrue  interest at  adjustable  or fixed interest  rates;  (g) any Credit  Enhancement  relating to the
                                                     Mortgage  Loans;  (h)  the  geographic   distribution  of  any
                                                     Mortgaged  Properties securing the Mortgage Loans; (i) the use and type of each Mortgaged  Property securing a Mortgage Loan;
                                                     (j) the  lien  priority  of the  Mortgage  Loans;  and (k) the delinquency  status and year of  origination  of the  Mortgage
                                                     Loans.

         (2)  Contracts                              Each Contract  Pool (as defined  herein) will consist of fixed or adjustable  rate  manufactured  housing  installment  sales contracts  and  installment  loan  agreements.  Each  Contract may  be  secured  by a  new  or  used  Manufactured  Home  (as defined herein).

         (3)  Private Securities..................... Primary  Assets  for a  Series  may  consist,  in whole or in part, of Private  Securities  which  include (a)  pass-through certificates  representing  beneficial  interests  in loans of the type that  would  otherwise  be  eligible  to be  Mortgage
                                                     Loans  and/or  Contracts  (the  "Underlying   Loans")  or  (b)
                                                     collateralized   obligations   secured  by  Underlying  Loans.
                                                     Such pass-through  certificates or collateralized  obligations will have  previously  been (a) offered and distributed to the public  pursuant to an effective  registration  statement  and not  purchased  as part of the  original  distribution  or (b)
                                                     acquired in a transaction  not  involving any public  offering from a person  who is not an  affiliate  of the issuer of such securities at the


                                                         9


                                                     time of transfer (nor an affiliate  thereof at any time during the three preceding months);  provided a period of three years has elapsed  since the later of the date the  securities  were acquired  from the issuer or an  affiliate  thereof.  Although individual  Underlying  Loans may be insured or  guaranteed by the  United  States or an agency or  instrumentality  thereof, they need not be, and the Private  Securities  themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private
                                                     Securities" herein.

                                                     The related  Prospectus  Supplement  for a Series will specify
                                                     (such disclosure may be on an approximate  basis, as described above  and will be as of the  date  specified  in the  related
                                                     Prospectus  Supplement)  to  the  extent  relevant  and to the
                                                     extent  such  information  is  reasonably   available  to  the
                                                     Depositor   and  the   Depositor   reasonably   believes  such
                                                     information  to be  reliable:  (i) the  aggregate  approximate principal  amount  and type of any  Private  Securities  to be included  in the  Trust  Fund for such  Series;  (ii)  certain characteristics  of the  Underlying  Loans  including  (A) the payment features of such Underlying Loans (i.e.,  whether they are fixed rate or adjustable rate and whether they provide for fixed level payments,  negative  amortization or other payment features),  (B) the approximate  aggregate principal amount of such  Underlying  Loans which are insured or  guaranteed  by a governmental  entity,  (C)  the  servicing  fee  or  range  of servicing fees with respect to such Underlying  Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at  origination,  (E) the  lien  priority  of such  Underlying
                                                     Loans, and (F) the delinquency  status and year of origination
                                                     of  such  Underlying   Loans;   (iii)  the  maximum   original
                                                     term-to-stated  maturity of the Private  Securities;  (iv) the
                                                     weighted  average  term-to-stated   maturity  of  the  Private
                                                     Securities; (v) the pass-through or certificate rate or ranges thereof  for the  Private  Securities;  (vi)  the  sponsor  or depositor of the Private  Securities  (the "PS Sponsor"),  the
                                                     servicer of the Private Securities (the "PS Servicer") and the
                                                     trustee of the Private  Securities  (the "PS Trustee");  (vii)
                                                     certain characteristics of Credit Enhancement, if any, such as reserve  funds,  insurance  policies,  letters  of  credit  or guarantees,  relating to the  Mortgage  Loans  underlying  the
                                                     Private Securities,  or to such Private Securities themselves;
                                                     (viii) the terms on which the  Underlying  Loans  may,  or are required to, be repurchased prior to stated maturity; (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee; and (x)
                                                     a  description  of the  limited  purpose  and  business of the issuer of the Private  Securities,  the availability of public information concerning such issuer and market information with
                                                     respect   to  the   Private   Securities.   See   "THE   TRUST
                                                     FUNDS--Additional Information" herein.

     B.  Collection and Distribution
         Accounts....................................All  payments on or with  respect to the Primary  Assets for a
                                                     Series   will  be  remitted   directly  to  an  account   (the
                                                     "Collection  Account") to be established  for such Series with the Trustee or


                                                        10

                                                     the Servicer, in the name of the Trustee. The Trustee shall be required  to apply a portion of the  amount in the  Collection
                                                     Account,  together  with  reinvestment  earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain  amounts  payable to the Servicer under the related  Agreement  and any other person  specified in the
                                                     Prospectus Supplement,  and to deposit a portion of the amount in  the  Collection  Account  into  a  separate  account  (the
                                                     "Distribution  Account")  to be  established  for such Series, each in the manner and at the times established in the related
                                                     Prospectus   Supplement.   The  amounts   deposited   in  such
                                                     Distribution  Account will be available for (i) application to the  payment of  principal  of and  interest on such Series of
                                                     Securities on the next  Distribution  Date, (ii) the making of adequate  provision for future  payments on certain Classes of
                                                     Securities  and  (iii)  any  other  purpose  specified  in the related Prospectus Supplement. After applying the funds in the
                                                     Collection  Account as described above, any funds remaining in the Collection  Account may be paid over to the Servicer,  the
                                                     Depositor,  any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto  in the  manner  and at the times  established  in the related Prospectus Supplement.

     C.  Pre-Funding and Capitalized Interest
         Accounts....................................A Trust Fund may include one or more segregated trust accounts
                                                     (each, a  "Pre-Funding  Account")  established  and maintained with the Trustee for the related  Series.  On the closing date for such Series,  a portion of the proceeds of the sale of the
                                                     Securities  of  such  Series  (such  amount,  the  "Pre-Funded
                                                     Amount") will be deposited in the Pre-Funding  Account and may be used to  purchase  additional  Primary  Assets  during  the period of time specified in the related Prospectus  Supplement
                                                     (the "Pre-Funding  Period").  If any Pre-Funded Amount remains on  deposit  in the  Pre-Funding  Account  at  the  end of the
                                                     Pre-Funding  Period, such amount will be applied in the manner specified in the related  Prospectus  Supplement to prepay the
                                                     Notes and/or the Certificates of the applicable  Series.  If a
                                                     Trust Fund  includes a  Pre-Funding  Account and the principal balance of additional  Primary  Assets  delivered to the Trust
                                                     Fund during the  Pre-Funding  Period is less than the original
                                                     Pre-Funded  Amount,  the  Holders  of  the  Securities  of the
                                                     related  Series will receive a prepayment  of principal as and to the extent described in the related Prospectus  Supplement.
                                                     Any such principal  prepayment may adversely  affect the yield to maturity of the applicable Securities.

                                                     If a Pre-Funding  Account is established,  (a) the Pre-Funding
                                                     Period will not exceed 90 days from the related  closing date,
                                                     (b) the additional  Primary  Assets to be acquired  during the
                                                     Pre-Funding Period will be subject to the same representations and warranties and satisfy the same  eligibility  requirements as the Primary  Assets  included in the related  Trust Fund on the closing date,  subject to such exceptions as are expressly stated  in such  Prospectus  Supplement,  (c) the  Pre-Funding
                                                     Amount



                                                        11

                                                     will not exceed 25% of the principal  amount of the Securities issued pursuant to a particular  offering and (d) prior to the investment  of the  Pre-Funded  Amount in  additional  Primary
                                                     Assets, such Pre-Funded Amount will be invested in one or more
                                                     "Eligible  Investments" specified in the related Agreement and described  herein  under "THE TRUST  FUNDS --  Collection  and
                                                     Distribution Accounts." Any Eligible Investment must mature no later  than the  Business  Day prior to the next  Distribution
                                                     Date.  "Business  Day"  means any day other  than a  Saturday,
                                                     Sunday or other day on which commercial  banking  institutions or trust  companies  in New  York,  New York or the  principal place of business of the Trustee are closed.

                                                     If  a  Pre-Funding   Account  is  established,   one  or  more
                                                     segregated  trust  accounts  (each,  a  "Capitalized  Interest
                                                     Account") may be established  and maintained  with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the  Securities of such
                                                     Series will be deposited in the Capitalized  Interest  Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest  accrued on the  Securities  of such Series and (ii)  certain  fees or  expenses  during  the  Pre-Funding
                                                     Period such as trustee fees and credit  enhancement fees, over
                                                     (y) the amount of interest available therefor from the Primary
                                                     Assets  in the Trust  Fund.  Any  amounts  on  deposit  in the
                                                     Capitalized  Interest  Account  at the end of the  Pre-Funding
                                                     Period  that  are not  necessary  for  such  purposes  will be distributed to the person specified in the related  Prospectus
                                                     Supplement. See "THE TRUST FUNDS--Pre-Funding Account" herein.

Credit Enhancement...................................If stated in the Prospectus  Supplement  relating to a Series, the  Depositor  will obtain an  irrevocable  letter of credit, surety bond,  certificate  insurance policy,  insurance policy
                                                     or  other  form  of  credit  support  (collectively,   "Credit
                                                     Enhancement")  in  favor  of  the  Trustee  on  behalf  of the
                                                     Holders  of such  Series  and any other  person  specified  in such  Prospectus  Supplement  from an  institution  (a "Credit
                                                     Enhancer")   acceptable  to  the  rating  agency  or  agencies
                                                     identified  in the  related  Prospectus  Supplement  as rating
                                                     such   Series  of   Securities   (collectively,   the  "Rating
                                                     Agency")  for  the  purposes   specified  in  such  Prospectus
                                                     Supplement.   The  Credit   Enhancement   will   support   the
                                                     payments  on  the   Securities  and  may  be  used  for  other
                                                     purposes,  to the  extent and under the  conditions  specified
                                                     in  such  Prospectus  Supplement.   See  "CREDIT  ENHANCEMENT"
                                                     herein.  Credit  Enhancement  for a Series may  include one or more of the  following  types of Credit  Enhancement,  or such other  type of Credit  Enhancement  specified  in the  related
                                                     Prospectus Supplement.

     A.  Subordinate Securities......................Credit  Enhancement  for a Series  may  consist of one or more
                                                     Classes of  Subordinate  Securities.  The rights of Holders of such  Subordinate  Securities to receive  distributions on any
                                                     Distribution  Date will be  subordinate  in right and priority to the rights of holders of Senior  Securities  of the Series, but



                                                        12


                                                     only  to  the  extent  described  in  the  related  Prospectus
                                                     Supplement.

     B.  Insurance...................................Credit  Enhancement for a Series may consist of special hazard insurance  policies,  bankruptcy  bonds  and  other  types  of insurance supporting payments on the Securities.

     C.  Reserve Funds...............................If stated in the  Prospectus  Supplement,  the  Depositor  may deposit  cash,  a letter  or  letters  of  credit,  short-term investments,  or other  instruments  acceptable  to the Rating
                                                     Agency in one or more reserve funds to be  established  in the name of the  Trustee  (each a "Reserve  Fund"),  which will be used by the Trustee to make  required  payments  of  principal of or  interest  on the  Securities  of such  Series,  to make adequate  provision for future  payments on such Securities or for  any  other  purpose  specified  in  the  Agreement,  with respect  to such  Series,  to the  extent  that  funds are not otherwise  available.  In the  alternative  or in  addition to such  deposit,  a  Reserve  Fund  for a Series  may be  funded through  application  of all or a portion of the  excess  cash flow from the Primary  Assets for such  Series,  to the extent described in the related Prospectus Supplement.

     D.  Minimum Principal Payment
         Agreement...................................If stated in the  Prospectus  Supplement  relating to a Series of  Securities,  the  Depositor  will  enter  into  a  minimum principal  payment  agreement (the "Minimum  Principal Payment
                                                     Agreement")  with  an  entity  meeting  the  criteria  of  the
                                                     Rating  Agency,  pursuant to which such  entity  will  provide funds in the event that  aggregate  principal  payments on the
                                                     Primary  Assets  for such  Series are not  sufficient  to make
                                                     certain    payments.    See    "CREDIT    ENHANCEMENT--Minimum
                                                     Principal Payment Agreement" herein.

     E.  Deposit Agreement...........................If stated in the  Prospectus  Supplement,  the  Depositor  and the Trustee will enter into a guaranteed  investment  contract
                                                     or  an  investment   agreement   (the   "Deposit   Agreement")
                                                     pursuant  to which all or a  portion  of  amounts  held in the
                                                     Collection  Account,   the  Distribution  Account  or  in  any
                                                     Reserve  Fund will be invested  with the entity  specified  in such  Prospectus  Supplement.  The Trustee will be entitled to withdraw  amounts so invested,  plus  interest at a rate equal to the Assumed  Reinvestment  Rate, in the manner specified in the Prospectus  Supplement.  See "CREDIT  ENHANCEMENT--Deposit
                                                     Agreement" herein.

Servicing............................................The Servicer will be responsible  for servicing,  managing and making  collections  on the Mortgage  Loans  and/or  Contracts
                                                     for  a  Series.   In   addition,   the  Servicer  may  act  as
                                                     custodian and be responsible  for  maintaining  custody of the
                                                     Mortgage Loans and/or  Contracts and related  documentation on behalf of the Trustee.  Advances  with  respect to  delinquent payments of  principal  or interest on a Mortgage  Loan and/or
                                                     Contracts  will  be made by the  Servicer  only to the  extent
                                                     described   in  the  related   Prospectus   Supplement.   Such
                                                     advances  will be intended to provide  liquidity  only and the related  Prospectus




                                                        13


                                                     Supplement   will   specify  the  extent  to  which  they  are
                                                     reimbursable  to  the  Servicer  from  scheduled  payments  of principal and interest, late collections, or from the proceeds of liquidation of the related  Mortgage Loans and/or Contracts or from other  recoveries  relating to such  Mortgage  Loan or
                                                     Contract  (including  any insurance  proceeds or payments from other credit  support).  In performing  these  functions,  the
                                                     Servicer  will exercise the same degree of skill and care that it customarily  exercises with respect to similar  receivables or Mortgage  Loans and/or  Contracts  owned or serviced by it.
                                                     Under certain limited  circumstances,  the Servicer may resign or  be  removed,  in  which  event  either  the  Trustee  or a third-party  servicer will be appointed as successor servicer.
                                                     The  Servicer   will  receive  a  periodic  fee  as  servicing
                                                     compensation  (the  "Servicing  Fee")  and may,  as  specified herein  and  in the  related  Prospectus  Supplement,  receive certain  additional  compensation.  See "SERVICING OF MORTGAGE
                                                     LOANS --  Servicing  Compensation  and  Payment  of  Expenses"
                                                     herein.

Material Federal Income
Tax Consequences.....................................Securities  of each series  offered  hereby will,  for federal income tax purposes, constitute either (i) interests ("Grantor
                                                     Trust Securities") in a Trust treated as a grantor trust under applicable  provisions of the Code,  (ii) "regular  interests"
                                                     ("REMIC Regular  Securities") or "residual  interests" ("REMIC
                                                     Residual  Securities")  in a Trust  treated  as a real  estate
                                                     mortgage   investment   conduit   ("REMIC")  (or,  in  certain
                                                     instances,  containing one or more REMICs) under Sections 860A through  860G of the  Code,  (iii)  debt  issued  by an Issuer
                                                     ("Debt  Securities")  (iv)  interests  in an  Issuer  which is treated as a  partnership  ("Partnership  Interests"),  or (v)
                                                     "regular interests" ("FASIT Regular Securities"),  "high-yield interests"  ("FASIT  High-Yield  Securities")  or an ownership interest ("FASIT Ownership  Security") in a Trust treated as a financial asset  securitization  investment  conduit ("FASIT")
                                                     (or, in certain  circumstances  containing one or more FASITs)
                                                     under  Sections  860H through  860L of the Code.  In the event that FASIT  securities are issued,  any revolving  period,  or addition or  substitution of collateral  provisions  otherwise available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                                     Dewey  Ballantine  LLP,  special tax counsel to the Depositor, will render an opinion upon issuance of a series of Securities which  will be filed  with the  Commission  as an exhibit to a post-effective  amendment or in a current  report on Form 8-K.
                                                     Investors  are  urged to  consult  their tax  advisors  and to review "Material Federal Income Tax  Consequences"  herein and in the related Prospectus Supplement.

ERISA Considerations.................................A  fiduciary  of any  employee  benefit  plan  subject  to the
                                                     Employee  Retirement  Income  Security Act of 1974, as amended
                                                     ("ERISA"),  or the Code should  carefully  review with its own legal  advisors  whether the purchase or holding of Securities could  give  rise to a  transaction  prohibited  or  otherwise impermissible  under  ERISA or the Code.  A


                                                        14

                                                     violation  of the  prohibited  transaction  rules may generate excise tax and other  liabilities under ERISA and the Code. If
                                                     the  Securities   offered  are  Certificates,   an  individual
                                                     prohibited  transaction  exemption issued by the Department of
                                                     Labor to various underwriters may exempt the purchase, holding and  resale  of such  Certificates.  In  addition,  Prohibited
                                                     Transaction  Class  Exemption  83-1  may  exempt  the  sale or exchange of the  Certificates.  If the Securities  offered are
                                                     Notes which are treated as  indebtedness  without  substantial equity features for purposes of ERISA,  various  Department of
                                                     Labor Class  Exemptions may exempt the purchase and holding of such Notes,  and each  purchaser and  transferee of such Notes may  be  required  to  represent  and  warrant  that  such  an exemption  is  applicable  to its  purchase and holding of the
                                                     Notes. See "ERISA CONSIDERATIONS" herein.

Legal Investment.....................................The related  Prospectus  Supplement  will state whether or not the Securities of each Series  offered by this  Prospectus and the related  Prospectus  Supplement will constitute  "mortgage
                                                     related   securities"  under  the  Secondary  Mortgage  Market
                                                     Enhancement   Act   of   1984   ("SMMEA").   Investors   whose
                                                     investment  authority is subject to legal restrictions  should consult their own legal  advisors to determine  whether and to what extent the Securities  constitute  legal  investments for them.  See "LEGAL INVESTMENT" herein.

Use of Proceeds......................................The  net  proceeds  from  the  sale  of  each  Series  will be applied  to one or  more  of the  following  purposes:  (i) to the acquisition of the related  Primary Assets,  (ii) to repay indebtedness  which  has  been  incurred  to  obtain  funds to acquire such Primary  Assets,  (iii) to establish  any Reserve
                                                     Funds  described  in the  related  Prospectus  Supplement  and
                                                     (iv)  to  pay   costs  of   structuring   and   issuing   such
                                                     Securities,   including   the   costs  of   obtaining   Credit
                                                     Enhancement,  if any. The  acquisition  of the Primary  Assets for a Series may be  effected  by an  exchange  of  Securities with  the  Originator  of such  Primary  Assets.  See  "USE OF
                                                     PROCEEDS" herein.

Ratings..............................................It will be a  requirement  for issuance of any Series that the
                                                     Securities   offered  by  this   Prospectus  and  the  related
                                                     Prospectus  Supplement  be rated by at least one Rating Agency in one of  its  four  highest  applicable  rating  categories.
                                                     The  rating  or  ratings  applicable  to  Securities  of  each
                                                     Series   offered   hereby  and  by  the   related   Prospectus
                                                     Supplement  will be as set  forth  in the  related  Prospectus
                                                     Supplement.   A   securities   rating   should  be   evaluated
                                                     independently   of  similar  ratings  on  different  types  of
                                                     securities.  A securities  rating is not a  recommendation  to buy, hold or sell  securities  and does not address the effect that the rate of prepayments on Mortgage  Loans,  Contracts or
                                                     Underlying   Loans   relating   to  Private   Securities,   as
                                                     applicable,  for a Series  may have on the yield to  investors
                                                     in   the    Securities    of   such    Series.    See    "RISK
                                                     FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market....................................The  Securities  will be a new  issue  of  securities  with no established  trading  market.  The  Issuer  does not expect to

                                                        15

                                                     apply  for  listing  of  the   Securities   on  any   national
                                                     securities  exchange or quote the  Securities in the automated quotation  system  of  a  registered  securities  association.
                                                     The   Underwriter(s)   specified  in  the  related  Prospectus
                                                     Supplement   expects  to  make  a  secondary   market  in  the
                                                     Securities,  but  has  no  obligation  to  do  so.  See  "RISK
                                                     FACTORS" herein.

Risk Factors........................................ There are material risks  associated with an investment in the
                                                     Securities.  For a  discussion  of all  material  factors that
                                                     should  be   considered  by   prospective   investors  in  the
                                                     Securities,  see  "RISK  FACTORS"  herein  and in the  related
                                                     Prospectus Supplement.


                                                        16

                                  RISK FACTORS

         For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

         The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

         The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

         Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable;
(ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination;
(iv) liquidations due to defaults and (v) repurchases of Mortgage Loans, Contracts or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans and/or Contracts. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans and/or Contracts. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans and/or Contracts than other classes of Securities.

         The Mortgage Loans and/or Contracts may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans and/or Contracts cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans and/or Contracts), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans and/or Contracts or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans and/or Contracts. The related Prospectus Supplement will specify whether any or all of the Mortgage Loans contain "due-on-sale" provisions.

         Collections on the Mortgage Loans and/or Contracts may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans and/or Contracts may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Mortgage Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

         A portion of the aggregate principal balance of the Mortgage Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

         If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

         There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

         Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities

          The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

Security Interests in the Manufactured Homes may not be perfected and the Trust Fund may not realize upon the full amount due under the related Contract.

         Each Contract is secured by a security interest in a Manufactured Home together with, in the case of land secured contracts, the real estate on which the related Manufactured home is located (such Contracts, the "Land Secured Contracts"). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in the states in which the Manufactured Homes are located and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in Manufactured Homes to realize upon such Manufactured Homes or may limit the amount realized to less than the amount due under the related Contract.

         In addition, because of the expense and administrative inconvenience involved, the seller of the Manufactured Home ("Seller") may not amend any certificates of the title related to any Manufactured Home to change the lienholder specified therein to the Trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any Manufactured Home in favor of the Trustee or note thereon the Trustee's interest. Such amendment would require, consistent with the law of the related State, filings at the state or county level for each Contract. As a result, the Seller will remain the lienholder on the certificate of title relating to the Manufactured Home. In some states, in the absence of such an amendment, execution or notation, the assignment to the Trustee of the security interest in the Manufactured Homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Trustee is not perfected, such assignment of the security interest to the Trustee may not be effective against creditors of the Seller to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the Seller.

         Each Contract (other than a Land Secured Contract) will be "chattel paper" as defined in the UCC in effect in the jurisdiction in which the related Manufactured Home was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Trustee will have possession of the Contracts. In addition, the Seller will make appropriate filings of UCC-1 financing statements in the office of the Secretary of State of the state where its principal place of business is located to give notice of the Trustee's ownership of the Contracts. The Trustee's interest in the Contracts could, through the fraud or negligence of the Trustee, be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment.

         Further, because of the expenses and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the Trustee may not be recorded with respect to the mortgages or deeds of trust securing each Land Secured Contract. Recordation of such assignments would require the Seller to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the Trustee of the mortgage securing Land Secured Contracts may result in the sale of such Contracts or the Trustee's rights in the land secured by the mortgage being ineffective against creditors of the Seller or against a trustee in bankruptcy of the Seller or against a subsequent purchaser of such Contracts from the Seller, without notice of the sale to the Trustee.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Mortgage Loans.

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans may also be subject to Federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement.
See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

         Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Mortgage Loans and/or Contracts, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

         The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

         Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

         The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Loans, Contracts or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

         Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

         In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Mortgage Loans or Underlying Loans either from time to time or over the lives of such Mortgage Loans or Underlying Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Mortgage Loans, Contracts or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable. If any Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

         The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Mortgage Loans and/or Contracts relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Mortgage Loans, Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Mortgage Loans and/or Contracts may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Mortgage Loans and/or Contracts which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Mortgage Loans and/or Contracts expected to be included in the related Trusts.

The Mortgage Loans

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Mortgage Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

          The Mortgage Loans will generally consist of what are commonly referred to as "purchase money" loans, as distinguished from "home equity" loans. Both of these concepts refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Mortgage Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

          A "purchase money" mortgage is a loan the proceeds of which are used to purchase the related mortgaged property; the proceeds of a "home equity" loan are not applied to the purchase of the related mortgaged property.

         The Mortgage Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the Veteran's Administration, as specified in the related Prospectus Supplement. The Mortgage Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Mortgage Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Mortgage Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

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


         Payment Terms. The payment terms of the Mortgage Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                           (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                           (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                           (c) Monthly Payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                           (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         Amortization of the Mortgage Loans. The Mortgage Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Mortgage Loan"), the simple interest method (a "Simple Interest Mortgage Loan") or the "Rule of 78s" method (a "Rule of 78s Mortgage Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Mortgage Loans will provide for deferred interest or negative amortization.

         An Actuarial Mortgage Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

         A Simple Interest Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Simple Interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Certain of the Mortgage Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

         The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

         The initial Combined Loan-to-Value Ratio of a Mortgage Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

         Additional Information. The selection criteria which will apply with respect to the Mortgage Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Mortgage Loans for a Series may include Mortgage Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining


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

principal balance at maturity, as specified in the related Prospectus Supplement. The Mortgage Loans for a Series may include loans that do not have a specified stated maturity.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Mortgage Loans; (b) the range and weighted average Loan Rate on the Mortgage Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Mortgage Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Mortgage Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Mortgage Loans; (h) the geographic distribution of any Mortgaged Properties securing the Mortgage Loans; (i) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Mortgage Loans; (k) year of origination of the Mortgage Loans; and (l) the delinquency status of Mortgage Loans, including the duration and history of such delinquencies and the percentage of the of Mortgage Loans (by principal balance as of the Cut-off
Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans for a Series.

         If specific information respecting the Mortgage Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

         Contracts. Each Pool of Contracts in a Trust Fund ("Contract Pool") will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Seller. Each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. A "Fixed Retained Yield" in a Contract represents a specified portion of the interest payable thereon.

         The Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that

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


the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

         The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and net contract rates borne by such Contracts ("Net Contract Rates"), the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract.

         The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges. A maximum of 5% (by Cut-Off Date Aggregate Principal Balance) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Contracts in a Trust Fund will generally have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date.

         The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

         If specific information respecting the Contracts to be included in a Trust Fund is not known to the Sponsor at the time the Securities of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans and/or Contracts (the "Underlying Loans") or (b) collateralized obligations secured by Underlying

Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;

(vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Mortgage Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

         A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and
(d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on


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


the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

         If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

         Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Mortgage Loans and/or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Mortgage Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Mortgage Loan or the Manufactured Home underlying a Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or Manufactured Home, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property Manufactured Home or (ii) upon transfer of such Mortgaged Property or

Manufactured Home to the special hazard insurer, the unpaid principal balance of such Mortgage Loan or Contract at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of such Mortgaged Property or Manufactured Home will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Mortgaged Property or replacement of the Manufactured Home with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored or Manufactured Home replaced before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, as applicable. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan or Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan or Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan or the Manufactured Home securing the Contract at an amount less than the then-outstanding principal balance of such Mortgage Loan or Contract. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan or Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan or Contract exceeds the value so assigned to the Mortgaged Property or the Manufactured Home by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan or Contract can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or Contract or a reduction by such court of the principal amount of a Mortgage Loan or Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Mortgage Loans and/or Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Mortgage Loans and/or Contracts, and will not be restored.

Reserve Funds
         The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

         The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                           SERVICING OF MORTGAGE LOANS

General

         Customary servicing functions with respect to Mortgage Loans and/or Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and/or Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan or Contract and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Mortgage Loan or Contract.

         The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Mortgage Loans and/or Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Mortgage Loans and/or Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Mortgage Loans and/or Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Mortgage Loan or Manufactured Home securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

         The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

                  (i) All payments on account of principal, including prepayments, on such Primary Assets;

                  (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                  (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

         The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Mortgage Loans and/or Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property or Manufactured

         Home, as applicable) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                  (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property or Manufactured Home and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon to the Due Date for such Mortgage Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Mortgage Loan or Contract;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Mortgage Loans and/or Contracts. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Mortgage Loans and/or Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Mortgage Loan or Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Mortgage Loan or Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property or Manufactured Home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Mortgage Loans and/or Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans and/or Contracts will be underwritten by different hazard insurers and will cover Mortgaged Properties and Manufactured Homes located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Mortgage Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

         The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans or Manufactured Home Securing a Contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property or Manufactured Home, including the improvements on any Mortgaged Property or Manufactured Home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property or Manufactured Home, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property or Manufactured Home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans and Manufactured Homes declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties or Manufactured Home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property or Manufactured Home.

         Generally, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Mortgage Loan or Contract. The Servicer may also maintain on REO Property that secured a defaulted Mortgage Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Mortgage Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Mortgage Loans or possession of the Manufactured Homes securing the Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure, repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the Mortgaged Property or Manufactured Home unless it determines that (i) such restoration, repossession or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan or Contract available to the Holders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the obligor on a defaulted Mortgage Loan or Contract a modification of such Mortgage Loan or Contract (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Mortgage Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Mortgage Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Mortgage Loans or Manufactured Homes in connection with a defaulted Contract, as will be further specified in the related Prospectus Supplement,.

         The Servicer may pay certain expenses incurred in connection with the servicing of the Mortgage Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Mortgage Loan or Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Mortgage Loan or Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Mortgage Loan or Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Mortgage Loan or Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

         The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

         The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and/or Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

         The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

         With respect to Mortgage Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Mortgage Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Mortgage Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Mortgage Loan is an adjustable rate Mortgage Loan, the Lifetime Rate Cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

                  (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

                  (vii) the book value of any REO Property acquired by the related Trust Fund; and

                  (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS --Evidence as to Compliance" herein.

         A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans and/or Contracts generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Mortgage Loans and/or Contracts (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing

Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

         Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

         The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Mortgage Loans and/or Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

Form of Securities

         The Securities in each Series will either be issued as physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

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


         DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

         Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

         Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

         The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Mortgage Loans and/or Contracts. If satisfactory bids are not received, such party shall decline to sell the Mortgage Loans and/or Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans and/or Contracts. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of Mortgage Loans and Contracts, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated.

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


General

         The Mortgage Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

         Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Mortgage Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

         Real Estate Mortgages. The Mortgage Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Mortgage Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages. The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

            Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Mortgage Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

General -- Contracts

General

         As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.


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


Security Interests in the Manufactured Homes

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Sponsor. With respect to a Series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Trustee will amend the Certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the seller) which continue to be named as the secured party on the certificate of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Seller) or a trustee in bankruptcy of the Servicer (or the Seller).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

         The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder.

The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Seller will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Mortgage Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Mortgage Loans, Contracts or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

         The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

         The following discussion addresses securities of five general types:
(i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

         With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts included in the Grantor Trust.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans and/or Contracts constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans and/or Contracts constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

Taxation of Beneficial Owners of Grantor Trust Securities

         Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans and/or Contracts


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

(including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and/or Contracts and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

         The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and/or Contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will


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be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

         Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.


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


         The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual


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

Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a


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


pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence


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does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

         In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General

         With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Mortgage Loans and/or Contracts. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans and/or Contracts or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.


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


Sale or Exchange

         If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

         With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Mortgage Loans and/or Contracts.

Special Tax Attributes

         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests

         If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

         The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Mortgage Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

         In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter,


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the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

         Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

         Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters

         The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also


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 result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

         If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes

         FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Mortgage Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

         A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds Mortgage Loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

         Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions

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


could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

         DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

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


         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount

         A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the


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

aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either
(i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

         For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or


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acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

         The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

REMIC Residual Securities and FASIT Ownership Securities

         Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations

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

directly underlying the REMIC or FASIT Trust that issued the REMIC Residual Security or FASIT Ownership Security (e.g., Mortgage Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

         Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities

         Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

         Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

         (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

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


         (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its


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


purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

         The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.


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                                GLOSSARY OF TERMS

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

         "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Mortgage Loan and for any other purposes in servicing such Mortgage Loan.

         "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         "Appraised Value" means, with respect to property securing a Mortgage Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Mortgage Loan or sales price of such property at such time.

         "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

         "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

         "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

         "Certificate" means the Asset-Backed Certificates.

         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

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

         "Combined Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

         "Commission" means the Securities and Exchange Commission.

         "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Mortgage Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

         "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

         "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

         "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

         "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Mortgage Loan during a specified period over the amount of interest required to be paid by an obligor on such Mortgage Loan on the related Due Date.

         "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

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


         "Depositor" means Residential Asset Funding Corporation

         "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

         "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

         "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

         "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

          "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Servicer for a Mortgage Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

         "FNMA" means the Federal National Mortgage Association.

         "Holder" means the person or entity in whose name a Security is registered.

         "Home Improvements" means the home improvements financed by a Mortgage Loan.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

         "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Mortgage Loan or Mortgaged Property.

         "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

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

         "IRS" means the Internal Revenue Service.

         "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Mortgage Loan.

         "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Mortgage Loan, net of liquidation expenses.

         "Loan Rate" means the interest rate borne by a Mortgage Loan.

         "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, the ratio determined as set forth in the related Prospectus Supplement.

         "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

         "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

         "Modification" means a change in any term of a Mortgage Loan.

         "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

         "Mortgaged Property" means residential properties securing a Mortgage Loan.

         "Mortgage Loan" means a loan secured by a Mortgaged Property.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

         "Mortgagor" means the obligor on a Mortgage Note.

         "1986 Act" means the Tax Reform Act of 1986.

         "Notes" means the Asset-Backed Notes.
         "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

         "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

         "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

         "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

         "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

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         "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Mortgage Loans) and the Trustee.

         "Primary Assets" means the Private Securities, the Mortgage Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Mortgage Loan, as the case may be.

         "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

         "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

         "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

         "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

         "PS Servicer" means the servicer of the Underlying Loans.

         "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

         "PS Trustee" means the trustee designated under a PS Agreement.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

         "Regular Interest" means a regular interest in a REMIC.

         "REMIC" means a real estate mortgage investment conduit.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REO Property" means real property which secured a defaulted Mortgage Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

         "Residual Interest" means a residual interest in a REMIC.

         "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

         "Securities" means the Notes or the Certificates.

         "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

         "Senior Securityholder" means a holder of a Senior Security.

         "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

         "Servicer" means, with respect to a Series relating to Mortgage Loans, the Person if any, designated in the related Prospectus Supplement to service Mortgage Loans for that Series, or the successors or assigns of such Person.

         "Single Family Property" means property securing a Mortgage Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Trustee" means the trustee under the applicable Agreement and its successors.

         "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

         "UCC" means the Uniform Commercial Code.

         "Underlying Loans" means loans of the type eligible to be Mortgage Loans underlying or securing Private Securities.

         "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

         "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                TABLE OF CONTENTS

                                                                           Page


SUMMARY OF PROSPECTUS.........................................................5


RISK FACTORS.................................................................17


DESCRIPTION OF THE SECURITIES................................................23


THE TRUST FUNDS..............................................................26


CREDIT ENHANCEMENT...........................................................34


SERVICING OF MORTGAGE LOANS..................................................36


THE AGREEMENTS...............................................................42


CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................51


THE DEPOSITOR................................................................61


USE OF PROCEEDS..............................................................61


MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................62


STATE TAX CONSIDERATIONS.....................................................78


ERISA CONSIDERATIONS.........................................................79


LEGAL INVESTMENT.............................................................81


PLAN OF DISTRIBUTION.........................................................81


LEGAL MATTERS................................................................82


FINANCIAL INFORMATION........................................................82


GLOSSARY OF TERMS............................................................83

                            INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan..................................................28
Agreement.................................................................6
APR......................................................................30
ARM Loans................................................................19
Balloon Loan.............................................................10
bankruptcy bond..........................................................35
Book-Entry Securities....................................................49
Business Day.............................................................13
Capitalized Interest Account.............................................13
Cede.....................................................................49
CERCLA...................................................................21
Certificate Schedule.....................................................43
Certificates...........................................................1, 6
Class.....................................................................3
Code.....................................................................62
Collection Account.......................................................12
Combined Loan-to-Value Ratio.............................................10
Commission................................................................4
Condominium Units........................................................27
Contract Rate............................................................30
Contracts................................................................30
Cooperative Dwellings....................................................27
Credit Enhancement.......................................................13
Credit Enhancer..........................................................12
Current Interest Rates...................................................10
Custodian................................................................43
Cut-Off Date..............................................................9
Cut-Off Date Aggregate Principal Balance.................................31
D&P......................................................................80
Debt Securities......................................................15, 62
Deferred Interest........................................................31
Deleted Primary Asset....................................................44
Deposit Agreement........................................................14
Depositor.................................................................1
Depositor Securities.....................................................61
Distribution Account.....................................................12
Distribution Date.........................................................3
DOL......................................................................79
Due Date.................................................................31
Eligible Investments.................................................13, 33
ERISA....................................................................16
Escrow Accounts..........................................................36
Event of Default.........................................................41
Exchange Act..............................................................5
FASIT................................................................16, 62
FASIT High-Yield Securities..............................................15
FASIT Ownership Security.................................................15
FASIT Regular Securities.................................................15
FASIT Securities.........................................................62
FDIC.....................................................................37
FHA......................................................................27
FHLMC....................................................................55
Final Scheduled Distribution Date.........................................7
First Union..............................................................81
fully taxable bonds......................................................76
Garn-St. Germain Act.....................................................55
Grantor Trust............................................................62
Grantor Trust Securities.................................................15
Holders...................................................................4
Indenture................................................................23
Indirect Participant.....................................................49
IRS......................................................................63
Issuer....................................................................6
Lifetime Rate Caps.......................................................10
Liquidation Proceeds.....................................................37
Loan Rate................................................................10
Loan Schedule............................................................43
Loan-to-Value Ratio..................................................10, 31
Minimum Principal Payment Agreement......................................14
Modification.............................................................40
Mortgage Loans.....................................................1, 9, 27
Notes..................................................................1, 6
Notional Amount...........................................................7
Originator................................................................1
OTS......................................................................56
Owner Trust...............................................................6
Owner Trustee.............................................................7
PAC.......................................................................6
Participants.............................................................49
Partnership..............................................................62
Partnership Interests................................................15, 62
Physical Certificates....................................................49
Plan.....................................................................79
Plan Assets Regulation...................................................79
Pool......................................................................1
Pooling and Servicing Agreement..........................................23
Pre-Funded Amount........................................................12
Pre-Funding Account......................................................12
Pre-Funding Period.......................................................12
Premium Security.........................................................76
Prepayment Assumption....................................................74
Primary Assets............................................................1
Prospectus Supplements....................................................1
PS Agreement.............................................................32
PS Servicer..............................................................11
PS Sponsor...............................................................11
PS Trustee...............................................................11
PTCE.....................................................................80
Qualifying Substitute Primary Asset......................................44
Rating Agency............................................................14
REMIC................................................................15, 62
REMIC Regular Securities.................................................15
REMIC Regulations........................................................64
REMIC Residual Securities................................................15
REMIC Securities.........................................................62
REO Property.............................................................38
Reserve Fund.............................................................14

Restricted Group.........................................................80
Retained Interests.......................................................43
Rule of 78s Mortgage Loan................................................28
Securities................................................................1
Security Registrar.......................................................49
Series....................................................................1
Servicer..................................................................1
Servicing Agreement......................................................26
Servicing Fee............................................................15
Settlement Date..........................................................64
Simple Interest Mortgage Loan............................................28
Single Family Properties.................................................27
SMMEA....................................................................16
Title I Program..........................................................29
Title V..............................................................56, 60
Trust Agreement...........................................................6
Trust Fund................................................................1
Trustee................................................................6, 7
UCC..................................................................49, 57
Underlying Loans.........................................................11
Underwriter Exemptions...................................................79

FORM OF PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 1998)

                      [_____] Mortgage Loan Trust [series]

     [Logo]                          [Logo]                     [Logo]
     (Originator)                                               (Originator)
                         RESIDENTIAL ASSET FUNDING CORPORATION
                                      (Depositor)
                  Mortgage Pass-Through Certificates, Series [series]

           ----------------------------------------------------------

The certificates will consist of six classes of senior certificates and a single class of residual certificates. Only the senior certificates are being offered hereby.


The certificates will evidence in the aggregate all of the beneficial ownership interests in a trust fund consisting primarily of a pool of fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first or second lien mortgages or deeds of trust on residential real properties.


Distributions in respect of principal and interest will be made on the [___] day of each month or, if the [___] day is not a Business Day, on the next succeeding Business Day, commencing on [date].


[__________] will issue a financial guaranty insurance policy for the benefit of the holders of the Class A Certificates pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.


                                     [Logo]



You should read the section entitled "Risk Factors" beginning on page [___] herein and beginning on page [___] in the prospectus before making a decision to invest in the certificates.


These certificates represent interest in the trust only and are not interests in or obligations of any other person. Neither these securities nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

   -------------------- ---------------------- ---------------------- ---------------------- ---------------------- ---------------
                        Original Certificate                                                                         Proceeds to
          Class                Balance           Pass-Through Rate       Price to Public     Underwriting Discount  the Depositor
   -------------------- ---------------------- ---------------------- ---------------------- ---------------------- ---------------
        Class A-1

        Class A-2

        Class A-3

        Class A-4

        Class A-5

        Class A-6

          TOTAL
   -------------------- ---------------------- ---------------------- ---------------------- ---------------------- ---------------

                        First Union Capital Markets, Inc.
                                     [date]

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

         This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We can not sell the certificates to you unless you have received both this prospectus supplement and the prospectus.

         If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The Depositor has filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the Offered Certificates. This prospectus supplement and prospectus contain a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, reference is made to such registration statement and any amendments thereof and to the exhibits thereto. Copies of the registration statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, Ste. 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site at http://www.sec.gov.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS........................................................................2
SUMMARY...........................................................................................................5
   THE PARTIES....................................................................................................5
   CERTIFICATES OFFERED...........................................................................................5
   DESCRIPTION OF CERTIFICATES....................................................................................6
   DISTRIBUTIONS, GENERALLY.......................................................................................6
   DISTRIBUTIONS OF INTEREST......................................................................................7
   DISTRIBUTIONS OF PRINCIPAL.....................................................................................7
   CREDIT ENHANCEMENT............................................................................................10
   THE MORTGAGE POOL.............................................................................................11
   PRE-FUNDING ACCOUNT...........................................................................................12
   CAPITALIZED INTEREST ACCOUNT..................................................................................13
   SERVICING OF THE MORTGAGE LOANS...............................................................................13
   PERIODIC ADVANCES.............................................................................................13
   PREPAYMENT INTEREST SHORTFALLS................................................................................13
   CIVIL RELIEF ACT INTEREST SHORTFALLS..........................................................................14
   SERVICING ADVANCES............................................................................................14
   SERVICING FEE.................................................................................................14
   OPTIONAL TERMINATION BY THE SERVICER..........................................................................14
   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.................................................................15
   ERISA CONSIDERATIONS..........................................................................................15
   LEGAL INVESTMENT..............................................................................................15
   FEDERAL INCOME TAX STATUS.....................................................................................15
   CERTIFICATE RATINGS...........................................................................................16
RISK FACTORS.....................................................................................................17
   PREPAYMENTS ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES......17
   THE PRE-FUNDING FEATURE OF THE TRUST CREATES A RISK OF PREPAYMENT TO THE CLASS A
   CERTIFICATEHOLDERS IF INSUFFICIENT MORTGAGE LOANS ARE AVAILABLE FOR TRANSFER TO THE
   TRUST; SUBSEQUENT MORTGAGE LOANS MAY BE OF A DIFFERENT CREDIT QUALITY THAN THE
   INITIAL MORTGAGE LOANS........................................................................................19
   THE TRUST COULD EXPERIENCE HIGHER DELINQUENCIES THAN TRADITIONAL MORTGAGE LOANS
   BECAUSE THEY WERE UNDERWRITTEN USING LESS STRINGENT UNDERWRITING GUIDELINES...................................19
   GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES CREATES A RISK OF GREATER
   LOSSES IN CONNECTION WITH REGIONAL DISTURBANCES...............................................................20
   MORTGAGE LOANS REQUIRING BALLOON PAYMENTS MAY INVOLVE GREATER RISKS OF DEFAULT................................20
   THE TRUST MAY BE UNABLE TO RECOVER ON SECOND LIEN MORTGAGE LOANS..............................................21
   DECLINE IN REAL ESTATE VALUES COULD LEAD TO HIGHER LOSSES.....................................................22
   PREPAYMENTS ON THE MORTGAGE LOANS MAY CAUSE SHORTFALLS........................................................23
   THE CLASS A-1 PASS-THROUGH RATE IS LIMITED BY THE MORTGAGE LOAN YIELD.........................................23
   TIMING OF REPAYMENT MAY CREATE GREATER RISK OF LOSS TO HOLDERS OF CERTAIN CLASSES.............................23
   LENDING LAWS MAY LIMIT ENFORCEMENT AND CREATE LIABILITY.......................................................24
THE MORTGAGE POOL................................................................................................25
   DIFFERENCE BETWEEN STATISTICAL CALCULATION DATE AND CLOSING DATE POOLS........................................25
   GENERAL.......................................................................................................26
   CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.......................................................................34
THE ORIGINATORS, THE SELLER AND THE SERVICER.....................................................................35
   GENERAL.......................................................................................................35

                                      S-3

   THE ORIGINATORS...............................................................................................35
   UNDERWRITING GUIDELINES.......................................................................................35
   THE SERVICER..................................................................................................35
   DELINQUENCY AND LOAN LOSS EXPERIENCE..........................................................................35
PREPAYMENT AND YIELD CONSIDERATIONS..............................................................................35
DESCRIPTION OF THE CERTIFICATES..................................................................................41
   GENERAL.......................................................................................................41
   BOOK-ENTRY REGISTRATION.......................................................................................42
   CALCULATION OF LIBOR..........................................................................................46
   DEFINITIVE CERTIFICATES.......................................................................................47
   ASSIGNMENT OF MORTGAGE LOANS..................................................................................48
   REPRESENTATIONS AND WARRANTIES OF THE SELLER..................................................................50
   PAYMENTS ON THE MORTGAGE LOANS................................................................................52
   SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES.................................................54
   OVERCOLLATERALIZATION PROVISIONS..............................................................................55
   FLOW OF FUNDS.................................................................................................57
   REPORT TO CERTIFICATEHOLDERS..................................................................................58
   AMENDMENT.....................................................................................................58
SERVICING OF THE MORTGAGE LOANS..................................................................................59
   THE SERVICER..................................................................................................59
   SERVICER REPORTS..............................................................................................59
   COLLECTION AND OTHER SERVICING PROCEDURES.....................................................................59
   HAZARD INSURANCE..............................................................................................60
   REALIZATION UPON DEFAULTED MORTGAGE LOANS.....................................................................61
   REMOVAL AND RESIGNATION OF THE SERVICER.......................................................................61
   TERMINATION; PURCHASE OF MORTGAGE LOANS.......................................................................63
   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.................................................................64
THE CERTIFICATE INSURANCE POLICY.................................................................................64
THE CERTIFICATE INSURER..........................................................................................68
   GENERAL.......................................................................................................68
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE................................................................68
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS........................................................................68
ERISA CONSIDERATIONS.............................................................................................69
LEGAL INVESTMENT.................................................................................................71
PLAN OF DISTRIBUTION.............................................................................................71
EXPERTS..........................................................................................................72
RATINGS..........................................................................................................72
LEGAL MATTERS....................................................................................................73
INDEX OF SIGNIFICANT DEFINITIONS.................................................................................74

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this summary are defined under the caption "Index of Significant Definitions" beginning on page S-__ in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page __ in the accompanying prospectus.


The Parties

The following are the principal parties to the transaction.

The Trust

[_____] Mortgage Loan Trust [series], a trust to be formed under the laws of the State of [New York].

The Originators.

[__________] originated or purchased the Mortgage Loans. The Originators will sell and assign the Mortgage Loans to the Seller, and the Seller will sell and assign the Mortgage Loans to the Depositor. See "The Originators, the Seller and the Servicer" in this prospectus supplement.

The Seller

[---------].

The Depositor


Residential Asset Funding Corporation.  See "The Depositor" in the prospectus.

The Servicer and Subservicer

[---------].

The Trustee

[----------].

Certificates Offered

The certificates will consist of six classes of senior certificates and one class of residual certificates. Only the senior certificates are offered hereby. The certificates will be offered for settlement on or about _____, the Closing Date.

The Certificates will be issued with the initial Principal Balances, Pass-Through Rates, expected final payment dates and legal final payment dates as set forth below:


                                                  Original Principal     Expected Final       Final Scheduled
            Class            Pass-Through Rate         Balance          Distribution Date    Distribution Date


                                      S-5


   Class A-1                   LIBOR+__%(1)      [$_______]
   Class A-2                                     [$_______]
   Class A-3                                     [$_______]
   Class A-4                                     [$_______]
   Class A-5                                     [$_______]
   Class A-6                                     [$_______]

(1) A rate of interest equal the London interbank offered rate for one-month United States dollar deposits plus _____% per annum. The rate is calculated as described under "Description of the Certificates--Calculation of LIBOR." The rate may not exceed the weighted average Mortgage Interest Rate on the Mortgage Loans less the sum of the per annum rates at which the Servicing Fees, the Trustee Fees and the Certificate Insurer premium amounts are calculated for such Distribution Date.

Description of Certificates

The Certificates will represent the entire beneficial ownership interest in a trust fund. The assets of the trust fund will consist primarily of a pool of Mortgage Loans (the "Mortgage Pool"). The Mortgage Loans transferred to the Trust on the Closing Date are referred to as the "Initial Mortgage Loans" and the Mortgage Loans transferred on a date subsequent to the Closing Date but prior to [date] are referred to as the "Subsequent Mortgage Loans." See "The Mortgage Pool" in this prospectus supplement.

Denominations

The Class A Certificates initially will be issued in book-entry form, in denominations of $1,000 original certificate principal balance and integral multiples of $1,000 in excess thereof (except for one Certificate in each Class which may be issued in a lesser amount).

The Class A Certificates are sometimes referred to in this prospectus supplement as "Book-Entry Certificates." You will not be entitled to receive a definitive certificate representing your interest in the trust fund, except under the limited circumstances described herein. The Book-Entry Certificates initially will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), which will be the "Holder" or "Certificateholder" of such Certificates, as such terms are used herein. The rights of Beneficial Owners may only be exercised through DTC and its participating organizations, except as otherwise specified herein. See "Description of the Certificates --Book-Entry Registration" and " -- Definitive Certificates" in this prospectus supplement.

Distributions, Generally

Distributions on the Certificates will be made on each Distribution Date to the related Holders of record. Distributions to a Holder will be made in an amount equal to the product of such Holder's Percentage Interest (as defined herein) and the amount distributed in respect of such Holder's Class of Certificates on such Distribution Date.

Distribution Date

Distributions on the Certificates will be made on the [___] day of each month (or, if such [___] day is not a Business Day, on the next succeeding Business
Day).

Record Date

All distributions, other than the final distribution on the Certificates, will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on

o with respect to the Fixed Rate Certificates, the last Business Day of the month preceding the month in which the related Distribution Date occurs and

o with respect to the Adjustable Rate Certificates, the Business Day immediately preceding the related Distribution Date.

The "Percentage Interest" represented by any Certificate is equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Certificate by the Original Certificate Principal Balance of all Certificates of the same Class. The "Certificate Principal Balance" of any Certificate is equal to the Original Certificate Principal Balance of such Certificate less any amounts actually distributed to the Holder of such Certificate on account of principal.

On each Distribution Date, the Trustee will distribute to the holders of the Class A Certificates, to the extent of the Available Amount, payments in the following order of priority:

o    First, to the Trustee, the Trustee's Fees.

o Second, to each Class of Class A Certificates, the Class A Interest Distribution Amount on a pro rata basis without any priority among the Classes of Class A Certificates.

o Third, to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed in the order described below under "Distributions of Principal."

Distributions of Interest

The amount of interest payable with respect to the Class A Certificates on any Distribution Date, plus any related Carry-Forward Amount, constitutes the "Class A Interest Distribution Amount." See "Description of the Certificates" in this prospectus supplement.

Interest will accrue on each Class of Class A Certificates at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period (such interest, the "Current Interest").

Mortgage Loan Interest Shortfalls

The amount of interest payable will generally be reduced by an amount equal to the aggregate of the Prepayment Interest Shortfalls and the Civil Relief Act Interest Shortfalls (together, the "Mortgage Loan Interest Shortfalls"), if any, for such Distribution Date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the Servicer as Compensating Interest. Mortgage Loan Interest Shortfalls will not be covered by the Certificate Insurance Policy.

Distributions of Principal

The Holders of the Classes of Class A Certificates then entitled to receive principal, are entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the related Due Period.

The "Class A Principal Distribution Amount" for any Distribution Date will be the lesser of:

(a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Amount and (B) any Insured Payment over (ii) the sum of the Class A Interest Distribution Amount, the

Trustee's Fees and the Reimbursement Amount; and

(b) the sum, without duplication, of:

o all principal in respect of the Mortgage Loans collected during the calendar month preceding the Distribution Date (the "Due Period"),

o the Principal Balance of each Mortgage Loan that was repurchased on the related Distribution Date,

o any Substitution Adjustments delivered by the Depositor on the related Distribution Date in connection with a substitution of a Mortgage Loan,

o the Net Liquidation Proceeds actually collected by the Servicer of all Mortgage Loans during the prior calendar month (to the extent such Net Liquidation Proceeds relate to principal),

o with respect to the __________ Distribution Date, moneys released from the Pre-Funding Account, if any, on [date] (to the extent such funds are less than ___% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date) ,

o    the amount of any Subordination Deficit for such Distribution Date,

o the proceeds received by the Trustee on any termination of the Trust (to the extent such proceeds relate to principal), and

o the amount of any Subordination Increase Amount for such Distribution Date, to the extent of any Net Monthly Excess Cashflow available for such purpose;

minus

o    the amount of any Subordination Reduction Amount for such Distribution
     Date.

In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Class A Certificate Principal Balance.

The subordination provisions of the Trust result in a limited acceleration of the principal payments to the Holders of the Class of Class A Certificates then entitled to receive principal, as more fully described under "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement. Such subordination provisions have the effect of shortening the weighted average lives of the Class A Certificates by increasing the rate at which principal is distributed to the Class A Certificateholders. See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

The Class A Certificates (other than the Class A-6 Certificates) are "sequential pay" in that the holders of classes of certificates with higher numerical designations will generally not be entitled to receive distributions of principal until the classes with lower numerical designations have been fully repaid.

The Holders of the Class A-6 Certificates are generally entitled to receive on each Distribution Date, in respect of principal, payment of the Class A-6 Lockout Distribution Amount for such Distribution Date.

The "Class A-6 Lockout Distribution Amount" for any Distribution Date will be the product of (i) the applicable Class A-6 Lockout Percentage for such Distribution Date and (ii) the Class A-6 Lockout Pro-Rata Distribution Amount for such Distribution Date. The "Class A-6 Lockout Percentage" for each Distribution Date shall be as follows:

[TABLE]

The "Class A-6 Lockout Pro Rata Distribution Amount" for any Distribution Date will equal a percentage of the Class A Principal Distribution Amount for such Distribution Date. Such percentage is equal to the ratio of the Class A-6 Certificate Principal Balance to the aggregate Certificate Principal Balance of the Class A Certificates, in each case immediately prior to such Distribution Date.

During certain periods, no principal payments or a disproportionately small portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. During certain other periods, a disproportionately large portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balance of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in __________.

To the extent funds in the Pre-Funding Account are not used to purchase Subsequent Mortgage Loans by [date], such funds will be distributed to the Holders of the Class A Certificates pro rata, as principal.

The "Carry-Forward Amount" as of any Distribution Date equals the sum of (a) the amount, if any, by which (i) the Class A Interest Distribution Amount as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Class A Certificateholders on such Distribution Date on account of interest and (b) 30-days' interest on such amount at the weighted average Pass-Through Rate (weighted by the related aggregate Certificate Principal Balance of each Class) of the Class A Certificates (the "Weighted Average Class A Pass-Through Rate"). See "Description of Certificates --Distributions" in this prospectus supplement.

A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). Any loss on a Liquidated Mortgage Loan (a "Liquidated Loan Loss") may or may not be recovered by the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss. However, the Holders of the Class A Certificates are entitled to receive ultimate recovery with respect to any Liquidated Loan Losses which occur, receipt of which will be no later than the Distribution Date occurring after such Liquidated Loan Loss creates a Subordination Deficit (as described below). Such payment will be in the form of an Insured Payment if not covered through Net Monthly Excess Cashflow.

Insured Payments do not include Liquidated Loan Losses until such time as such aggregate, cumulative Liquidated Loan Losses have created a Subordination Deficit; provided, however, that the Certificate Insurer is permitted, at its sole option, but not required, to pay any Liquidated Loan Losses in accordance with the Certificate Insurance Policy. A "Subordination Deficit" as of any Distribution Date, is the amount, if any, by which (a) the Class A Certificate Principal Balance, after taking into account the payment of the Class A Principal Distribution Amount on such date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy) exceeds (b) the aggregate Principal Balance of the Mortgage Loans determined as of the end of the immediately preceding Due Period.

The "Principal Balance" of any Mortgage Loan as of any date of determination is the outstanding principal balance of such Mortgage Loan as of such date of determination after giving effect to prepayments received prior to the end of the related Due Period and Deficient Valuations incurred prior to the related Due Date. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to the related Due Date shall be zero.

Credit Enhancement

The credit enhancement provided for the benefit of the Class A
Certificateholders consists solely of (a) overcollateralization and (b) the Certificate Insurance Policy.

Overcollateralization.

On the Closing Date, the Trust will issue Class A Certificates with an aggregate Original Certificate Principal Balance which is approximately ___% less than the sum of the aggregate Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount, resulting in initial overcollateralization.

Overcollateralization is created by a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans. The accelerated amortization results from the application of certain excess interest to the payment of principal on the Classes of Class A Certificates then entitled to receive principal. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

Subject to certain trigger tests, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates --Overcollateralization Provisions" in this prospectus supplement.

The Certificate Insurance Policy.

The Certificate Insurer will issue the Certificate Insurance Policy with respect to the Class A Certificates, pursuant to which it will irrevocably and unconditionally guaranty payment on each Distribution Date of Insured Payments to the Trustee for the benefit of the Holders of the Class A Certificates.

The Policy generally provides for payments of current interest and ultimate principal. It also requires that there not be any "negative overcollateralization;" that the principal balance of the Class A Certificates be no less than the principal balance of the Mortgage Loans. Therefore, the "Insured Distribution Amount" for any Distribution Date is the sum of

o    the Class A Interest Distribution Amount,

o    any Subordination Deficit with respect to such Distribution Date, and

o if such Distribution Date is a Final Scheduled Maturity Date, the outstanding Certificate Principal Balance for the related Class of Class A Certificates.

On any Distribution Date, the "Insured Payment" payable by the Certificate Insurer will be equal to the amount, if any, by which the Insured Distribution Amount exceeds the Available Amount, less the Trustee's Fees (in each case as of the related Distribution Date).

[__________] (the "Certificate Insurer") is a [_____] engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. The Certificate Insurer's claims-paying ability is rated "[___]" by [__________] ("[___]") and "[___]" by [__________]
("[___]"), [___] Investors Service, L.P. ("[___]"), __________ and [__________].
See "The Certificate Insurance Policy" and "The Certificate Insurer" in this prospectus supplement.

So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under the Pooling and Servicing Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided in the Pooling and Servicing Agreement. In addition, the Certificate Insurer will be entitled to reimbursement for all Insured Payments.

The Certificate Insurance Policy does not guarantee the Class A Certificates any specified rate of prepayments. Mortgage Loan Interest Shortfalls will not be covered under the Certificate Insurance Policy.

The Mortgage Pool

The Mortgage Loans to be included in the trust fund will be primarily fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first or second mortgages or deeds of trust (the "Mortgages") on residential real properties (the "Mortgaged Properties").

The Mortgage Loans were originated by _____ and will be sold by the originators to the Depositor. The Depositor will in turn transfer the Mortgage Loans to the Trust. Such sales will occur as of _____, and all payments of interest due and principal received after the close of business on such date will be the property of the trust. The Mortgage Loans were underwritten in accordance with the underwriting standards described in this prospectus supplement under "The Originators, the Seller and the Servicer."

Unless otherwise noted, the statistical information with respect to the pool of Mortgage Loans in this prospectus supplement is presented as of [the close of business on] ______, the "Statistical Calculation Date." The aggregate Principal Balance of the Mortgage Loans as of the Statistical Calculation Date was $__________ (the "Statistical Calculation Date Aggregate Principal Balance"). All statistical percentages in this prospectus supplement are approximate and measured by the aggregate Principal Balances of the applicable Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance, in each case as of the Statistical Calculation Date.

The Mortgage Loans have original terms to stated maturity ranging from ___ months to ___ months. The due dates for monthly payments on the Mortgage Loans occur throughout a month, with _____% occurring on the first day of each month (each, a "Due Date"). See "The Mortgage Pool" herein.

The majority of the business purpose loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay one or more of the following: (i) a fee equal to a percentage of the outstanding principal balance of the Mortgage Loan, such percentage having been negotiated at the time of origination, (ii) a fee which is designed to allow the holder of the Mortgage Note to earn interest on the Mortgage

Loan as if the Mortgage Loan remained outstanding until a designated point in time, or (iii) a fee equal to the amount of interest on the outstanding principal balance of the Mortgage Loan calculated pursuant to a Rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest than would be required to be paid if the actuarial method of calculating interest was utilized. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the prospectus.

Approximately _____%, _____% and _____% of the Mortgage Loans by Statistical Calculation Date Aggregate Principal Balance are secured by Mortgaged Properties located in __________, __________ and __________, respectively. See "Risk
Factors -- Geographic Concentration" in this prospectus supplement.

The Subsequent Mortgage Loans to be purchased by the Trust, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Subsequent Mortgage Loans, as well as all of the Mortgage Loans following the conveyance of such Subsequent Mortgage Loans to the Trust, must conform to certain specified characteristics. See "The Mortgage Pool --Conveyance of Subsequent Mortgage Loans" in this prospectus supplement.

The Trust will be obligated to purchase the Subsequent Mortgage Loans from time to time on or before [date], subject to the availability thereof. In connection with each purchase of Subsequent Mortgage Loans, the Trust will be required to pay to the Depositor a cash purchase price of 100% of the aggregate Principal Balance of such Subsequent Mortgage Loans from the Pre-Funding Account. The Depositor will be obligated to sell Subsequent Mortgage Loans to the Trust and the Trust will be obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Mortgage Loans. The Depositor will designate as a cut-off date the first day of the month in which such Subsequent Mortgage Loans will be conveyed by the Depositor to the Trust (each, a "Subsequent Transfer Date") occurring during the Pre-Funding Period. The Trust may purchase the Subsequent Mortgage Loans only from the Depositor and not from any other person. See "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" in this prospectus supplement.

Pre-Funding Account

On the Closing Date, the Trustee will deposit the Original Pre-Funded Amount in an account held in the name of the Trustee on behalf of the Trust (the "Pre-Funding Account"). Such Original Pre-Funded Amount will be funded from the sale of the Class A Certificates, and may be used to acquire Subsequent Mortgage Loans during the period (the "Pre-Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $__________, (ii) the date on which an Event of Default occurs under the terms of the Pooling and Servicing Agreement, or (iii) [date]. The amount on deposit in the Pre-Funding Account will be reduced during the Pre-Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. The Depositor expects that the Original Pre-Funded Amount will be reduced to less than $__________ by [date]. To the extent funds in the Pre-Funding Account are not expected to be used to purchase Subsequent Mortgage Loans by [date], such funds will be used to prepay the principal of the Class A Certificates, pro rata, on the __________

Distribution Date. In the event that the funds remaining in the Pre-Funding Account on [date] (i) exceed ___% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be used to prepay the principal of the Class A Certificates, pro rata, in a special distribution on such date, or (ii) are less than ___% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be distributed in accordance with the provisions of the Pooling and Servicing Agreement.

Capitalized Interest Account

On the Closing Date, the Trustee will be required to deposit a portion of the proceeds of the sale of the Class A Certificates in an account (the "Capitalized Interest Account") held in the name of the Trustee on behalf of the Trust. The amount deposited therein will be used, as necessary, by the Trustee during the Pre-Funding Period to fund the aggregate amount of interest accruing during the related Accrual Period at the Weighted Average Class A Pass-Through Rate on the amount by which the Class A Certificate Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the Trust. Any amounts remaining in the Capitalized Interest Account on the Distribution Date which follows the end of the Pre-Funding Period and not used for such purposes are required to be paid directly to the Seller on such Distribution Date.

Servicing of the Mortgage Loans

The Servicer will be obligated to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to cause the Mortgage Loans to be serviced with the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

Periodic Advances

Subject to the Servicer's good faith determination that such advances are likely to be recoverable, the Servicer is required to make advances ("Periodic Advances") with respect to delinquent payments of interest (at a rate equal to the interest rate on the related Mortgage Note (the "Mortgage Interest Rate"), less the Servicing Fee (as defined herein)). Such Periodic Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the Holders of the Class A Certificates, plus an additional amount intended to maintain a specified level of overcollateralization and to pay the Trustee's Fees and the premium due the Certificate Insurer. Notwithstanding the Servicer's good faith determination that a Periodic Advance was recoverable when made, if the Servicer determines, in its good faith judgment, that such advance is not ultimately recoverable, the Servicer will be entitled to reimbursement therefor from the trust fund. See "Description of the Certificates -- Payments on the Mortgage Loans" in this prospectus supplement.

Prepayment Interest Shortfalls

Not later than the close of business on the ___th day of each month (each, a "Servicer Distribution Date"), the Servicer is required to remit to the Trustee an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from principal prepayments in full during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period (such lesser amount, the "Compensating Interest"), and shall not have the right to reimbursement therefor.

With respect to any Distribution Date, the "Prepayment Interest Shortfall" will be an amount equal to the excess, if any, of (a) 30-days' interest on the outstanding principal balance of such Mortgage Loans at a per annum rate equal to the related Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), any reduction as a result of a bankruptcy proceeding (a "Deficient Valuation") and/or any reduction by a court of the monthly payment due on such Mortgage Loan (a "Debt Service Reduction")), minus the rate at which the Servicing Fee is calculated, over (b) the amount of interest actually remitted by the related mortgagor (each, a "Mortgagor") in connection with such principal prepayment in full, less the Servicing Fee for such Mortgage Loan in such month. Insured Payments do not cover Prepayment Interest Shortfalls.

Civil Relief Act Interest Shortfalls

The reduction, if any, in interest payable on the Mortgage Loans attributable to Civil Relief Act Interest Shortfalls will be borne by the Class A
Certificateholders and will not be covered by payments from the Servicer, the Certificate Insurance Policy or otherwise. See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in this prospectus supplement.

Servicing Advances

Subject to the Servicer's good faith determination that such advance is recoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related Mortgage Loan, the Servicer is required to advance amounts with respect to the Mortgage Loans ("Servicing Advances") constituting "out-of-pocket" costs and expenses relating to (a) the preservation and restoration of the Mortgaged Property, (b) enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the trust fund on the Mortgaged Property, and
(d) certain other customary amounts described in the Pooling and Servicing Agreement. Such Servicing Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would be recoverable, in the event such Servicing Advance becomes a nonrecoverable in the Servicer's judgment, the Servicer will be entitled to reimbursement therefor from the trust fund.

Servicing Fee

The Servicer is entitled to a servicing fee of _____% per annum of the Principal Balance of each Mortgage Loan (the "Servicing Fee"), calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other proceeds.

Optional Termination by the Servicer

The Servicer may, at its option, terminate the Trust by purchasing all of the Mortgage Loans and REO Properties on the Distribution Date (the first date on which such event occurs, the "Clean-up Call Date") on which the aggregate Principal Balance of the Mortgage Loans is less than _____% of the sum of (a) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") and (b) the Original Pre-Funded Amount. The price of such purchase must equal the sum of

o 100% of the aggregate Principal Balance of each outstanding Mortgage Loan and each REO Property,

o the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30-days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, less the Servicing Fee, and

o any unreimbursed amounts due to the Certificate Insurer and any accrued and unpaid Insured Payments.

No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. See "Servicing of the Mortgage Loans -- Termination; Purchase of Mortgage Loans" in this prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

The Seller, or any affiliate of the Seller, has the option, but is not obligated, to purchase from the trust fund any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing Fee if [__________] is the Servicer) plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-32, to the Underwriter (the "Exemption"). The Exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the trust fund, provided that certain conditions are satisfied. The Class A Certificates may not be purchased by Plans (as defined herein) until the end of the Pre-Funding Period. On or after such date, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this prospectus supplement.

Legal Investment

The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Federal Income Tax Status

An election will be made to treat the trust fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A Certificates will be designated as the "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC.

The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners of the Class A Certificates will be required to report income thereon in accordance with the accrual method of accounting. See "Certain Federal Income Tax Considerations" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMIC Securities" in the prospectus.

Certificate Ratings

The Class A Certificates will be rated not lower than [___] by [___] and [___] by [___] (each, a "Rating Agency," and together, the "Rating Agencies") taking into account the Certificate Insurance Policy issued with respect to such Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A Certificateholders may suffer a lower than anticipated yield. See "Ratings" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates.

Prepayments on the Mortgage Loans May Adversely Affect the Yield to Maturity on the Class A Certificates

         Borrowers may prepay their loans at any time and may be required to pay a prepayment fee if permitted by applicable law and if so provided in the applicable mortgage note. The majority of the business purpose Mortgage Loans contain substantial prepayment fees. The consumer purpose Mortgage Loans generally do not contain prepayment fees. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, we can give no assurance as to the level of prepayments that the Trust will experience. The Seller is not aware of any publicly available studies on the effects of changes in interest rates on prepayment rates for loans such as the business purpose Mortgage Loans.

         A number of factors, in addition to the prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is that the principal balance of the Mortgage Loans is relatively small. A small principal balance may be easier for a borrower to prepay than a large balance and therefore a higher prepayment rate may result for a loan pool such as the Mortgage Pool. In addition, in order to refinance a first priority mortgage loan, the borrower must generally repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed rate mortgage loans.

         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Seller under the Pooling and Servicing Agreement will have the same effect on the Class A Certificateholders as a prepayment of the related Mortgage Loans. Prepayments and such repurchases will also accelerate the actual final maturity of the Class A Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer will enforce such provisions to the extent permitted by applicable law. In addition, if the Seller is unable to cure documentation defects or provide Qualified

Substitute Mortgage Loans (as defined herein) for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Class A Certificateholders will experience a principal prepayment.

         Except as otherwise described herein, distributions of principal will be made to the Classes of Class A Certificates according to the priorities described herein, rather than on a pro rata basis among such Classes. The timing of commencement of principal distributions to each Class of the Class A Certificates and the weighted average life of each such Class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in __________ and thereafter will receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A Certificates entitled to principal distributions.

         In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Class A Certificates may be shortened. See "Prepayment and Yield Considerations."

         The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Class A Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Class A Certificates is set forth herein under "Prepayment and Yield Considerations."

         The Originators maintain only limited records of the historical prepayment experience of its portfolio of loans which the Originators believe do not provide meaningful information with respect to the Mortgage Loans. The Originators are not aware of any publicly available reliable information regarding prepayment experience of mortgage loans such as the business purpose Mortgage Loans. In any event, we can give no assurance that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

The Pre-Funding Feature of the Trust Creates a Risk of Prepayment to the Class A Certificateholders if Insufficient Mortgage Loans Are Available For Transfer to the Trust; Subsequent Mortgage Loans May Be of a Different Credit Quality than the Initial Mortgage Loans

         If the principal amount of eligible Mortgage Loans available during the Pre-Funding Period and sold to the Trust is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in a prepayment of principal to Holders of the Class A Certificates as described herein. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others:
(i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Unaffiliated Seller's Agreement (as defined herein) and the Pooling and Servicing Agreement; (ii) the Seller will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Holders of the Class A Certificates and the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and
(iv) the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account will not be fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Pre-Funding Period, such remaining amount will be applied as a prepayment of principal paid to the Holders of the Class A Certificates, pro rata, on the __________ Distribution Date or as a special distribution on [date] as described herein. The amount of any such prepayment will be applied to the Class A Certificates. Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Holders of the Class A Certificates.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may have been originated by the Originators, purchased by the Seller, and purchased by the Depositor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans included in the trust fund. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans".

The Trust Could Experience Higher Delinquencies than Traditional Mortgage Loans Because They Were Underwritten Using Less Stringent Underwriting Guidelines

         The Originators market loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Holders of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

         As described herein, the Originators' underwriting standards generally are less stringent than those of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to a borrower's credit history and in certain other respects. A borrower's non-perfect credit history may not preclude the Originators from making a loan. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration of the Mortgaged Properties Creates a Risk of Greater Losses in Connection with Regional Disturbances

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage backed securities without such concentration. The Originators originate or purchase their loans primarily on the eastern seaboard of the United States. This practice may subject the Mortgage Pool to the risk that a downturn in the economy in this area of the country would more greatly affect the Mortgage Pool than if the Mortgage Pool were more diversified. In particular, approximately _____%, _____% and _____% of the Mortgage Loans by Statistical Calculation Date Aggregate Principal Balance are secured by Mortgaged Properties located in __________, __________ and __________, respectively. Because of the relative geographic concentration of the Mortgage Loans within __________ and __________, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of ________ and ________ may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the __________ and __________ residential real estate markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Mortgage Loans Requiring Balloon Payments May Involve Greater Risks of Default

         As of the Statistical Calculation Date, the Mortgage Loans have been originated at fixed interest rates for fixed terms ranging from ___ to ___ months. As of the Statistical Calculation Date, approximately _____% of the Mortgage Loans are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates (the "Balloon Loans"). See "The Mortgage Pool." Because the principal balance of such Mortgage Loans does not fully amortize over the term of the Mortgage Loan, such Mortgage Loans may involve greater risks of default than Mortgage Loans whose principal balance is fully amortized over the term of the Mortgage Loan. The borrower's ability to pay the balloon amount due at maturity of such a Mortgage Loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the Mortgage Loan.

         The Originators believe that the Mortgage Loans are or will be adequately collateralized and that, in light of the collateralization and the relatively small average size of the Mortgage Loans, the borrowers will have the ability to obtain adequate refinancing or secure funds from other sources. See "The Mortgage Pool." However, the Originators have had only a very limited historical default experience with respect to its portfolio when loans with balloon payments come due and the Originators do not believe that the experience provides meaningful information with respect to the Mortgage Loans.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur.

The Trust May Be Unable to Recover on Second Lien Mortgage Loans

         General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of a bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         As of the Statistical Calculation Date, approximately _____% of the Mortgage Loans are secured by Second Liens or Multiple Liens (each, as defined below) which are subordinate to the rights of the mortgagee under related first mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a Mortgage Loan only to the extent that the claims, if any, of each related first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of each first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any first mortgage or make payments due to any first mortgagee.

         An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any first liens.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Due Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to first lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to Class A Certificateholders. See "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience" and "Description of the Certificates."

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Decline in Real Estate Values Could Lead to Higher Losses

         We can give no assurance that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans (and, in the case of Second Liens and Multiple Liens (each as defined herein) the outstanding balance of the related first mortgage) become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on these Mortgaged Properties could be higher than losses now generally experienced in the mortgage lending industry.

Prepayments on the Mortgage Loans May Cause Shortfalls

         The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Certificateholders once a month, on the Distribution Date which follows the calendar month in which such prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Class A Certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and 30-days' interest (in such case at the related Mortgage Interest Rate, less the Servicing Fee, such shortfalls being "Prepayment Interest Shortfalls"), but only to the extent of the Servicing Fee for the related Due Period (any such payment, "Compensating Interest"). Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls will not be covered by payments under the Certificate Insurance Policy.

         Prepayment Interest Shortfalls that are not paid by the Servicer as Compensating Interest, together with Civil Relief Act Interest Shortfalls, will be allocated among the Holders of Class A Certificates on a pro rata basis to reduce the interest otherwise payable on the Class A Certificates. See "Description of the Certificates -- Flow of Funds" in this prospectus supplement.

The Class A-1 Pass-Through Rate Is Limited by the Mortgage Loan Yield

         The Class A-1 Pass-Through Rate is based upon the value of an adjustable index (one-month LIBOR), while the Mortgage Interest Rates on the Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans (net of the Servicing Fees, the Trustee Fees and the Certificate Insurer premium amounts) during any Due Period may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-1 Certificates during the related Accrual Period, and will be limited to such lower amount. The Class A-1 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

Timing of Repayment May Create Greater Risk of Loss to Holders of Certain
Classes

         Because principal distributions are paid to certain Classes of Class A Certificates before other such Classes, Holders of Classes of Class A Certificates having a later priority of payments bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal thereon) than Holders of Classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates, during certain periods, no principal payments or a disproportionately small portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balance of the Class A Certificates (other than the Lockout Certificates) has been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein, the

Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in October 2000.

Lending Laws May Limit Enforcement and Create Liability

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.

         The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to consumer purpose Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the business and consumer purpose Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the business and consumer purpose Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act") or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act (such shortfall, a "Civil Relief Act Interest Shortfall") will result in a reduction of the amounts distributable to the Class A Certificateholders, and would not be covered by Periodic Advances or the Certificate Insurance Policy.

The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.

         It is possible that some of the consumer purpose Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

                                THE MORTGAGE POOL

Difference between Statistical Calculation Date and Closing Date Pools

         The statistical information presented in this prospectus supplement concerning the Mortgage Loans is based on the pool as of __________ (such date, the "Statistical Calculation Date"). The pool aggregated $__________ as of the Statistical Calculation Date. The Depositor expects that the actual pool as of the Closing Date will represent approximately $__________ in Mortgage Loans. The additional Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the pool as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain Mortgage Loans included in the pool as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this prospectus supplement, although such variance will not be material. In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust on such date, the Seller will increase the size of the Pre-Funding Account and the Capitalized Interest Account. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by Statistical Calculation Date Aggregate Principal Balance.

General

         Additional Mortgage Loans (the "Subsequent Mortgage Loans") are intended to be purchased by the Trust from the Depositor from time to time on or before [date] from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans to be purchased by the Trust, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Pooling and Servicing Agreement will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under " -- Conveyance of Subsequent Mortgage Loans."

         Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate Principal Balance of the related Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance, in each case, as of the Statistical Calculation Date.

         The Mortgage Loans will be predominantly business or consumer purpose residential home equity loans used (x) to refinance an existing mortgage loan,
(y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property in order to provide funds for (i) working capital for business, (ii) business expansion, (iii) equipment acquisition, or (iv) personal acquisitions. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. As of the Statistical Calculation Date, the pool of Mortgage Loans consists of approximately _____% of Mortgage Loans secured by first lien mortgages ("First Liens") on the related Mortgaged Properties, approximately _____% of Mortgage Loans secured by second lien mortgages ("Second Liens") on the related Mortgaged Properties and approximately _____% of Mortgage Loans secured by liens on more than one Mortgaged Property, one of which is a second lien mortgage ("Multiple Liens").

         As of the Statistical Calculation Date, each of the Mortgage Loans had remaining terms to maturity of no greater than ___ months and had a Mortgage Interest Rate of at least _____% per annum.

         The Combined Loan-to-Value Ratios ("CLTVs") described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). We can give no assurance that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth below under "The Originators, the Seller and the Servicer --Delinquency and Loan Loss Experience," and in the mortgage lending industry.

         As of the Statistical Calculation Date, the Mortgage Loans consist of
___ Mortgage Loans under which the related Mortgaged Properties are located in
___ states, as set forth herein. As of the Statistical Calculation Date, the Mortgage Loans had an aggregate Principal Balance of $__________, the minimum Principal Balance of any of the Mortgage Loans was $__________, the maximum principal balance thereof was $__________, and the average principal balance of the Mortgage Loans was $__________. As of the Statistical Calculation Date, Mortgage Interest Rates on the Mortgage Loans ranged from _____% to _____% per annum, and the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately _____% per annum. As of the Statistical Calculation Date, the original term to stated maturity of the Mortgage Loans ranged from ___ months to ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average original term to stated maturity was approximately ___ months and the weighted average remaining term to stated maturity was approximately ___ months. As of the Statistical Calculation Date, no Mortgage Loan had a stated maturity later than __________. Approximately _____% of the aggregate Principal Balance of the Mortgage Loans as of the Statistical Calculation Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and approximately _____% of the aggregate Principal Balance of the Mortgage Loans are Balloon Loans. The weighted average CLTV of the Mortgage Loans as of the Statistical Calculation Date was approximately _____%. As of the Statistical Calculation Date, Mortgage Loans representing, in the aggregate, approximately _____% of the aggregate Principal Balance of the Mortgage Loans were secured by First Lien mortgages and approximately _____% of the aggregate Principal Balance of the Mortgage Loans were secured by Second Lien and Multiple Lien mortgages.

                             GEOGRAPHIC DISTRIBUTION


                                                                Aggregate
                                   Number of           Principal Balance as of the      % of Statistical Calculation Date
           State                 Mortgage Loans        Statistical Calculation Date        Aggregate Principal Balance
           -----                 --------------        ----------------------------        ---------------------------










   TOTAL................




                                           DISTRIBUTION OF CLTV RATIOS




                                                                  Aggregate
            Range of                   Number of         Principal Balance as of the      % of Statistical Calculation Date
           CLTV Ratios              Mortgage Loans       Statistical Calculation Date        Aggregate Principal Balance
           -----------              --------------       ----------------------------        ---------------------------




















   TOTAL


                                         DISTRIBUTION OF MORTGAGE RATES


                                                                      Aggregate              % of Statistical Calculation
              Range of                     Number of           Principal Balance as of                   Date
           Mortgage Rates               Mortgage Loans     the Statistical Calculation Date   Aggregate Principal Balance
           --------------               --------------     --------------------------------   ---------------------------


































   TOTAL

                                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                                   (in months)

         Range of                                               Aggregate
      Original Terms               Number of             Principal Balance as of       % of Statistical Calculation Date
       (in months)              Mortgage Loans       the Statistical Calculation Date     Aggregate Principal Balance
       -----------              --------------       --------------------------------     ---------------------------
















   TOTAL.................




                                         DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                                         (in months)

         Range of                                              Aggregate                % of Statistical Calculation
      Remaining Terms             Number of             Principal Balance as of                     Date
         (in months)           Mortgage Loans       the Statistical Calculation Date     Aggregate Principal Balance
         -----------           --------------       --------------------------------     ---------------------------
















   TOTAL.................

                                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                                                  Aggregate
      Range of Original               Number of            Principal Balance as of       % of Statistical Calculation Date
      Principal Balances           Mortgage Loans     the Statistical Calculation Date      Aggregate Principal Balance
      ------------------           --------------     --------------------------------      ---------------------------
























       TOTAL................

                                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                                                  Aggregate
       Range of Current               Number of            Principal Balance as of       % of Statistical Calculation Date
      Principal Balances           Mortgage Loans      the Statistical Calculation Date     Aggregate Principal Balance
      ------------------           --------------      --------------------------------     ---------------------------

























          TOTAL.........................

                                           DISTRIBUTION BY LIEN STATUS

                                                                 Aggregate
                                    Number of             Principal Balance as of        % of Statistical Calculation Date
         Lien Status              Mortgage Loans      the Statistical Calculation Date      Aggregate Principal Balance
         -----------              --------------      --------------------------------      ---------------------------




    TOTAL................




                                        DISTRIBUTION BY AMORTIZATION TYPE

                                                                 Aggregate
                                    Number of             Principal Balance as of        % of Statistical Calculation Date
      Amortization Type           Mortgage Loans      the Statistical Calculation Date      Aggregate Principal Balance
      -----------------           --------------      --------------------------------      ---------------------------



    TOTAL................




                                        DISTRIBUTION OF OCCUPANCY STATUS

                                                                 Aggregate
                                    Number of             Principal Balance as of        % of Statistical Calculation Date
      Occupancy Status            Mortgage Loans      the Statistical Calculation Date      Aggregate Principal Balance
      ----------------            --------------      --------------------------------      ---------------------------






    TOTAL................




                                         DISTRIBUTION OF PROPERTY TYPES

                                                                 Aggregate
                                     Number of            Principal Balance as of       % of Statistical Calculation Date
         Property Type             Mortgage Loans    the Statistical Calculation Date      Aggregate Principal Balance
         -------------             --------------    --------------------------------      ---------------------------










    TOTAL..................

                                        DISTRIBUTION BY COLLATERAL CLASS

                                                                 Aggregate
                                     Number of            Principal Balance as of       % of Statistical Calculation Date
       Collateral Class            Mortgage Loans    the Statistical Calculation Date      Aggregate Principal Balance
       ----------------            --------------    --------------------------------      ---------------------------




    TOTAL..................





                                             DISTRIBUTION BY PURPOSE

                                                                 Aggregate
                                     Number of            Principal Balance as of       % of Statistical Calculation Date
           Purpose                 Mortgage Loans    the Statistical Calculation Date      Aggregate Principal Balance
           -------                 --------------    --------------------------------      ---------------------------



    TOTAL..................


Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the Trust to acquire approximately $__________ aggregate Principal Balance of Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Pool will vary upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be ___ or more days contractually delinquent;
(ii) the original term to maturity of such Subsequent Mortgage Loan may not exceed ___ months; (iii) such Subsequent Mortgage Loan must have a Mortgage Interest Rate of at least _____%; (iv) the purchase of the Subsequent Mortgage Loans is consented to by the Certificate Insurer and the Rating Agencies; (v) the Principal Balance of any such Subsequent Mortgage Loan may not exceed $__________; (vi) no more than ___% of such Subsequent Mortgage Loans may be second liens; (vii) no such Subsequent Mortgage Loan shall have a CLTV of more than, (a) for consumer purpose loans, ___%, and (b) for business purpose loans, ___%; (viii) no more than ___% of such Subsequent Mortgage Loans may be Balloon Loans; (ix) no more than ___% of such Subsequent Mortgage Loans may be secured by mixed-use properties, commercial properties, or four or more unit multifamily properties; (x) no more than ___% of such Subsequent Mortgage Loans may be secured by commercial properties; and (xi) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate, (I) for consumer purpose loans, of at least _____% and (II) for business purpose loans, of at least _____%; and (b) will have a weighted average CLTV of not more than (I) for consumer purpose loans, _____%, and (II) for business purpose loans, _____%. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer.

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

General

         [insert]

The Originators

         [insert]

Underwriting Guidelines

         [insert]

The Servicer

         [insert]

Delinquency and Loan Loss Experience

         [insert]

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for Mortgage Loans by [__________] or an affiliate of [__________] as required or permitted under the Pooling and Servicing Agreement or the Unaffiliated Seller's Agreement.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, we can give no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. We can give no assurance as to the level of prepayments on Mortgage Loans that the trust fund will experience.

         As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in __________ and will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of the Class A Principal Distribution Amount thereafter, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A Certificates entitled to principal distributions.

         The final distribution date is expected to be __________ for the Class A-1 Certificates, __________ for the Class A-2 Certificates, __________ for the Class A-3 Certificates, __________ for the Class A-4 Certificates, __________ for the Class A-5 Certificates and __________ for the Class A-6 Certificates (each, a "Final Scheduled Maturity Date"). Each such Final Scheduled Maturity Date was calculated using the following methodolgy assumptions: (i) with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, (x) the Modeling Assumptions (as defined below), (y) 0% of the Prepayment Assumption (as defined below) and (z) no Net Monthly Excess Cashflow is applied as an accelerated payment of principal on the Class A Certificates, and (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, such Final Scheduled Maturity Date is 13 months after the final stated maturity date of the Mortgage Loan having the latest maturity date, assuming a Subsequent Mortgage Loan having a final stated maturity date of __________ is purchased by the Trust. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to any Class of the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, thirteen months have been added to obtain the Final Scheduled Maturity Date above, (iii) the overcollateralization provisions of the Trust result in the application of excess interest to the payment of principal and (iv) the Servicer may cause a liquidation of the Trust Fund when the aggregate outstanding principal amount of the Mortgage

Loans is less than ___% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this prospectus supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

         The following table has been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

         (i) The Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption, (ii) distributions on the Certificates are received in cash on the [___] day of each month commencing in __________, (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the Mortgage Loans occur,
(iv) scheduled payments are assumed to be received on the last day of each month commencing in __________ (or as set forth in the following table) and prepayments represent payments in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in __________ (or as set forth in the following table) and include 30-days' interest thereon,
(v) the Class A-1 Pass-Through Rate remains constant at _____% per annum, (vi) the Certificates are purchased on [date], (vii) the Specified Subordinated Amount is as set forth in the Pooling and Servicing Agreement, and (viii) the Mortgage Pool consists of thirteen Mortgage Loans having the following characteristics:

                                                          Original             Remaining              Remaining
        Principal                 Mortgage            Amortizing Term       Amortizing Term       Term to Maturity
       Balance ($)           Interest Rate (%)          (in months)           (in months)            (in months)
       -----------           -----------------          -----------           -----------            -----------

                                      S-37

                                                          Original             Remaining              Remaining
        Principal                 Mortgage            Amortizing Term       Amortizing Term       Term to Maturity
       Balance ($)           Interest Rate (%)          (in months)           (in months)            (in months)
       -----------           -----------------          -----------           -----------            -----------



(1) Assumes transfer to the Trust in __________ with the characteristics set forth above. Scheduled payments are assumed to be received on the last day of each month commencing in__________ . Prepayments are assumed to be received on the last day of each month commencing in __________ and include 30-days' interest thereon.

(2) Assumes transfer to the Trust in __________ with the characteristics set forth above. Scheduled payments are assumed to be received on the last day of each month commencing in __________. Prepayments are assumed to be received on the last day of each month commencing in __________ and include 30-days' interest thereon.


During the first Due Period, interest is assumed to be available for payment to the Class A Certificates at a rate of _____% per annum.


During the first two Due Periods, interest is assumed to be available for payment to the Class A Certificates at a rate of _____% per annum.



         Based upon the foregoing Modeling Assumptions, the tables below indicate the weighted average life and earliest retirement date of the Class A Certificates assuming that the Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption.


Weighted Average Lives


Class A-1 Certificates

            Prepayment                       Weighted Average           Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)               Date (2)
----------------------------------  --------------------------------- ---------------------









Class A-2 Certificates

            Prepayment                       Weighted Average          Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)              Date (2)
----------------------------------  --------------------------------- ---------------------










Class A-3 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  --------------------------------- ---------------------










Class A-4 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  --------------------------------- ---------------------










Class A-5 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  --------------------------------- ---------------------











Class A-6 Certificates

            Prepayment                       Weighted Average                 Earliest Retirement
         Assumption (HEP)                  Life in Years (1)(2)                    Date (2)
----------------------------------  --------------------------------- ---------------------










(1) The weighted average life of each Class of Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date; (b) adding the results; and (c) dividing the sum by the Original Certificate Principal Balance.
(2)      Determined assuming no early termination of the Trust Fund occurs.

                             ----------------------

         We can give no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

         None of the Certificate Insurer, the Trust, the Trustee, the Seller, the Depositor, the Originators or the Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such

Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the applicable Pass-Through Rate, with respect to any Holder of Class A Certificates upon reinvestments of the funds received in connection with any premature repayment of principal on the Certificates, including any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Seller or the Servicer.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (collectively, the "Class A Certificates") will be issued by the Trust. In addition to the Class A Certificates, the Trust will also issue the Class R Certificates. The Class R Certificates have been designated as the single "residual interest" for purposes of the Code. The Class R Certificates are not being offered hereby.

         Each Class A Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists of (a) the Mortgage Loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date (other than monthly payments due on each Mortgage Loan up to and including any Due Date occurring on or prior to __________), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) assets that are deposited in the Accounts (as defined herein), including amounts on deposit in the Accounts and invested in accordance with the Pooling and Servicing Agreement ("Permitted Investments"), (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds and (f) released mortgaged property proceeds. In addition, the Seller will cause the Certificate Insurer to issue the Certificate Insurance Policy under which it will guarantee payments to the Class A Certificateholders as described herein.

Book-Entry Registration

         The Class A Certificates will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one Class A Certificate of each Class may be issued in a different amount.

         The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear if they are participants in such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class of Class A Certificates which in the aggregate equal the Certificate Principal Balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Holder" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates, such as the Class A Certificates, among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

         Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- REMIC Securities" in the prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee of DTC. Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Depositor and the Servicer that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

         None of the Depositor, the Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Calculation of LIBOR

         On the fifth business day preceding each Distribution Date or, in the case of the [date] Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Adjustable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters' Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Servicer or the Trustee.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Adjustable Rate Certificates will be established by the Trustee as follows:

         If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Adjustable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Actual Period for the Adjustable Rate Certificates shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Definitive Certificates

         The Class A Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if
(a) the Depository or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the Servicer is unable to locate a qualified successor or (b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry

Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment of Mortgage Loans

         Pursuant to an Unaffiliated Seller's Agreement among the Originators, the Depositor and the Seller (the "Unaffiliated Seller's Agreement"), the Originators will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Seller and the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due after, the Cut-Off Date without recourse to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest accrued after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each such Mortgage Loan after the Cut-Off Date; provided, however, that the Seller will not convey, and the Seller reserves and retains all its right, title and interest in and to, (i) principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date and (ii) interest due on each Mortgage Loan on or prior to the Cut-Off Date.

         In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Closing Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

                  (a) The original Mortgage Note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

                  (b) The related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office;

                  (c) The recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in clause (d) below);

                  (d) A mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each Mortgage from the related Originator to the Trustee;

                  (e) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed; and

                  (f) An original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the Originator that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation).

         Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 30-days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 30-days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

         If the Trustee, during the process of reviewing the Trustee's Mortgage Files, finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee shall promptly so notify the Servicer, the Seller and the Certificate Insurer in writing with details thereof. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Mortgage Loan or the interests of the Certificate Insurer, the Seller or the related Originator will either (a) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (b) purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon, computed at the related Mortgage Interest Rate, net of the Servicing Fee if the Servicer is effecting the repurchase, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price shall be deposited in the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (see " -- Flow of Funds" below); provided, however, that the Seller may not purchase any Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause
(b) preceding unless the Seller has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

         A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans substituted for a deleted Mortgage Loan and which, among other things, (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan and has the same occupancy status or is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Loan-to-Value Ratio ("LTV") or LTVs at the time of such substitution no higher than the LTV of the deleted Mortgage Loan, (iv) has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the principal balance of the deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have a mortgage interest rate of at least the same interest rate as the deleted Mortgage Loan and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

Representations and Warranties of the Seller

         The Seller will represent, among other things, with respect to each Mortgage Loan, as of the Closing Date, the following:

                  1. The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

                  2. All of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in the Unaffiliated Seller's Agreement;

                  3. The Mortgaged Property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two-to- six family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, or a mixed use or multiple purpose property. Such residence, dwelling or unit is not (i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit,

         (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or (viii) a recreational vehicle;

                  4. Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to (i) the lien of current real property taxes and assessments which are not delinquent, (ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Seller and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  5. Immediately prior to the transfer and assignment by the Seller to the Depositor, the Seller had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other person, and the Seller has transferred all right, title and interest in each Mortgage Loan to the Depositor;

                  6. Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

                  7. All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Seller, the Servicer, any Subservicer, the Certificate Insurer, or the Trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the Closing Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge and the Seller lacked knowledge of such breach), the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within 60 days of the earlier to occur of the Seller's or the applicable Originator's discovery or its receipt of notice of any such breach, the Seller or the related Originator will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller or the related Originator, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the Servicer on such Distribution Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if [__________] is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to clause (b) preceding must be effected not later than two years after the Closing Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code. In addition, the Seller and the related Originator shall be obligated to indemnify the Trustee, the Certificateholders and the Certificate Insurer for any third-party claims arising out of a breach by the Seller of representations or warranties regarding the Mortgage Loans. The obligation of the Seller and the related Originator to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

Payments on the Mortgage Loans

         The Pooling and Servicing Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a Collection Account (the "Collection Account"), which will generally be (i) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein or (ii) trust accounts maintained with a depository institution acceptable to each Rating Agency (any such account, an "Eligible Account"). The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments (as defined herein) that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer the Servicer Remittance Amount from the Collection Account to the Certificate Account, as described below.

         The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring on or prior to __________): (i) all payments on account of principal, including prepayments of principal ("Principal Prepayments"); (ii) all payments on account of interest on the Mortgage Loans,
(iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all Net REO Proceeds; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

         The Trustee will be obligated to set up an account (the "Certificate Account", and together with the Collection Account, the "Accounts"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the 10th day of each month (the "Servicer Distribution Date").

         The "Servicer Remittance Amount" for a Servicer Distribution Date is equal to the sum, without duplication, of (i) all collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Servicer during the prior calendar month, (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement but excluding the following:

                  (a) amounts received on particular Mortgage Loans, with respect to which the Servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

                  (b) amounts received on a particular Mortgage Loan with respect to which the Servicer has previously made an unreimbursed Servicing Advance, to the extent of such unreimbursed Servicing Advance;

                  (c) for such Servicer Distribution Date, the aggregate Servicing Fee;

                  (d) all net income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

                  (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

                  (f) Net Foreclosure Profits; and

                  (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement.

         The amounts described in clauses (a) through (g) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Distribution Date.

         "Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Distribution Date over (ii) the sum of such unpaid Principal Balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor.

         "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor. "Insurance Proceeds" do not include "Insured Payments."

         "Liquidation Expenses" as to any Liquidated Mortgage Loan are all expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

         "Liquidated Loan Loss" as to any Liquidated Mortgage Loan is the excess, if any, of (i) the unpaid Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor over (ii) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of such Mortgage Loan.

         "Liquidation Proceeds" are amounts (other than Insurance Proceeds) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise.

         "Net Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Servicer Distribution Date over (ii) Liquidated Loan Losses with respect to such Servicer Distribution Date.

         "Net Liquidation Proceeds" as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer.

         "Net REO Proceeds" as to any REO Property, are REO Proceeds net of any related expenses of the Servicer.

         "REO Proceeds" are monies received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property).

Servicing Fees and Other Compensation and Payment of Expenses

         As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the outstanding Principal Balance of such Mortgage Loan. The "Servicing Fee Rate" with respect to each Mortgage Loan will be _____% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees, prepayment fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any net interest or other income earned on deposits therein. The

Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

         The Servicer may recover Periodic Advances and Servicing Advances to the extent permitted by the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance or Periodic Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Certificate Account.

         The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, starting with the __________ Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on each Distribution Date as an accelerated payment of principal on the Class of Class A Certificates then entitled to distributions of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for a Distribution Date is equal to the excess of (x) the amount on deposit in the Certificate Account (exclusive of the amount of any Insured Payment and the Servicing Fee) on such Distribution Date (such amount being the "Available Amount" for such Distribution Date) over (y) the sum of (i) the sum of the Class A Interest Distribution Amount and the Class A Principal Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein), (ii) any Reimbursement Amount (as defined herein) or other amount owed to the Certificate Insurer and (iii) the Trustee's Fees.

         This application has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Pooling and Servicing Agreement provides that it will be paid to the Holders of the Class R Certificates.

         With respect to any Distribution Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the preceding calendar month over (y) the Class A Certificate Principal Balance as of such Distribution Date (and following the making of all distributions on such Distribution Date (other than with respect to any Subordination Increase Amount for such Distribution Date)) is the "Subordinated Amount" as of such Distribution Date. The Pooling and Servicing Agreement requires that, starting with the __________ Distribution Date, the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A

Certificates until the Subordinated Amount has increased to the level required by the Pooling and Servicing Agreement. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Specified Subordinated Amount" with respect to such Distribution Date. Initially, the Subordinated Amount will be an amount equal to approximately _____% of the sum of the Cut-Off Date Aggregate Principal Balance and the Original Pre-Funded Amount.

         In the event that the required level of the Specified Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall be distributed to the Holders of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the difference, if any, between (a) the Subordinated Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) and (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall instead be distributed to the Holders of the Class R Certificates, in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

         The Pooling and Servicing Agreement provides that, on any Distribution Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Due Period will be distributed to the Holders of the Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the

Holders of the Class R Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cashflow and of Subordination Reduction Amounts which such Holders would otherwise receive.

         Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Class A Certificates as of such Distribution Date, and following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Class A Certificates on such Distribution Date. Additionally, under the terms of the Pooling and Servicing Agreement, the Certificate Insurer will have the option to cause Net Monthly Excess Cashflow to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an event of default under the Insurance Agreement (as defined herein). However, investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Flow of Funds

         On each Distribution Date, the Trustee shall distribute, to the extent of funds, including any Insured Payments, on deposit in the Certificate Account, as follows:

                  (a) to the Trustee, an amount equal to the fees then due to it (the "Trustee's Fees");

                  (b) from amounts then on deposit in the Certificate Account (excluding any Insured Payments) to the Certificate Insurer the lesser of (x) the excess of
                           (i) the amount then on deposit in the Certificate Account over (ii) the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other amounts due to the Certificate Insurer pursuant to the Insurance Agreement (including the premium amount) which have not been previously paid (the "Reimbursement Amount") as of such Distribution Date;

                  (c) from amounts then on deposit in the Certificate Account, to the Class A Certificateholders an amount equal to the Class A Interest Distribution Amount;

                  (d) from amounts then on deposit in the Certificate Account, to the Class A Certificateholders an amount equal to the Class A Principal Distribution Amount; and

                  (e) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate

                           Account, the Trustee shall distribute to the Holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

Report to Certificateholders

         Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, the Certificate Insurer, each Certificateholder and the Depositor a written report containing information including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of the Class A Certificates as of such Distribution Date, the amount of any Insured Payment included in such distributions on such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Amendment

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer, and the Holders of the majority of the Percentage Interest in the Class A Certificates and Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class whose Holders are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         The Unaffiliated Seller's Agreement contains substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

         [__________] will act as the Servicer of the Mortgage Pool. [__________] will act as subservicer with respect to a portion of the Mortgage Loans. See "The Originators, the Seller, the Servicer and the Subservicer."

Servicer Reports

         The Servicer is required to deliver to the Certificate Insurer, the Trustee, [___] and [___], not later than __________ of each year an officer's certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such officer's certificate shall be delivered by the Servicer in _____.

         Not later than __________ of each year, the Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee, [___] and [___] from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Closing Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

         The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge and (ii) arrange with a Mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Pooling and Servicing Agreement.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note.

         Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans --'Due-on-Sale' Clauses" in the prospectus. In connection with any such assumption, the Mortgage Interest Rate borne by the mortgage note relating to each Mortgage Loan ("Mortgage Note") may not be decreased.

Hazard Insurance

         The Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the principal balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the Certificate Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Certificate Account the sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the Pooling and Servicing Agreement, provided the Servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to increase Net Liquidation Proceeds. Any Mortgaged Property so acquired by the Trust is required to be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust as a REMIC.

Removal and Resignation of the Servicer

         The Certificate Insurer may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (g) or (h) below and the Trustee, only at the direction of the Certificate Insurer or the majority certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below:

                  (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied for one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or the Class A Certificateholders evidencing Percentage Interests of at least 25%;

                  (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30-days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                  (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement; or

                  (h) The Certificate Insurer shall notify the Trustee of any event of default under the Insurance Agreement.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, [__________] (if [__________] is not the Servicer), the Certificate Insurer and the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $__________ as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         Pursuant to the Pooling and Servicing Agreement, the Servicer covenants and agrees to act as the Servicer for an initial term from the Closing Date to __________, which term will be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Servicer will, upon its receipt of each such notice of extension (a "Servicer Extension Notice") become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of the Pooling and Servicing Agreement. If as of the fifteenth ([___]) day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. The Certificate Insurer has agreed to extend each three month term of the Servicer, in the absence of an Event of Default under the Pooling and Servicing Agreement.

         The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See " -- Servicing and Other Compensation and Payment of Expenses" above.

Termination; Purchase of Mortgage Loans

         The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

         Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (a) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30-days' accrued interest thereon computed at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement, the Insurance Agreement and, without duplication, accrued and unpaid Insured Payments. Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy.

Optional Purchase of Defaulted Mortgage Loans

         [__________] or any affiliate of [__________] has the option to purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

                        THE CERTIFICATE INSURANCE POLICY

         The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. A form of the Certificate Insurance Policy may be obtained, upon request, from the Depositor.

         Simultaneously with the issuance of the Certificates, the Certificate Insurer will deliver the Certificate Insurance Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Holders of the Class A Certificates, as applicable, of the Insured Distribution Amounts with respect to the Class A Certificates calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The Insured Distribution Amounts for each Distribution Date will be the sum of (i) the Class A Interest Distribution Amount with respect to such Distribution Date, (ii) the Subordination Deficit, if any, for such Distribution Date, and (iii) with respect to the Distribution Date which is a Final Scheduled Maturity Date, the outstanding Certificate Principal Balance of the related Class A Certificates (without duplication to the amount specified in clause (ii)). In addition, with respect to any Distribution Date occurring on a date when an event of default under the Insurance Agreement (described below) has occurred and is continuing or a date on or after the first date on which a claim is made under the Certificate Insurance Policy, the Certificate Insurer at its sole option, may pay any or all of the outstanding Certificate Principal Balance of the Class A Certificates. Mortgage Loan Interest Shortfalls will not be covered by payments under the Certificate Insurance Policy.

         Payment of claims under the Certificate Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

         If any payment of an amount guaranteed by the Certificate Insurer pursuant to the Certificate Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a Class A Certificateholder is required to return principal or interest distributed with respect to a Class A Certificate during the term of the Certificate Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the Class A Certificateholder(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A Certificateholder(s), in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder(s) by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder(s) relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, means actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Certificate Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Insurance Policy, whether or not such funds are properly applied by the Trustee.

         The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered Class A Certificateholder for purposes of payment.

         Claims under the Certificate Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Certificate Insurer under the Certificate Insurance Policy constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Certificate Insurance Policy may not be cancelled or revoked prior to payment in full of the Class A Certificates. The Certificate Insurance Policy is governed by the laws of the State of New York. The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Certificate Insurance Policy not to assert, and waives, for the benefit of each Class A Certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Certificate Insurance Policy in accordance with the express provisions of the Certificate Insurance Policy.

         Unless the Certificate Insurer has failed to make a required payment under the Certificate Insurance Policy, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement and the Unaffiliated Seller's Agreement, have, among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Trustee pursuant to the Pooling and Servicing Agreement; (iv) the right to direct the actions of the Trustee during the continuation of a Servicer default; (v) the right to require the Seller to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (vi) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and

Servicing Agreement; (vii) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Seller; and (viii) the right to direct the Trustee to investigate certain matters. The Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or
(iii) any amendment to the Pooling and Servicing Agreement.

         The Depositor, the Seller, the Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Servicer will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Certificate Insurance Policy. The Servicer will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Certificate Insurance Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An "event of default" under the Insurance Agreement will constitute an Event of Default under the Pooling and Servicing Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Servicer. See "Servicing of the Mortgage Loans -- Removal and Resignation of the Servicer" herein. An "event of default" under the Insurance Agreement includes
(i) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Originators, the Seller, the Depositor or the Servicer in the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (iii) the Originators', the Seller's, the Depositor's or the Servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement and certain other documents, (iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents are not binding on the Originators, the Seller, the Depositor or the Servicer, (v) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller or the Servicer, and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Mortgage Loans.

                             THE CERTIFICATE INSURER

         The following information has been obtained from [__________] and has not been verified by the Seller, [__________], [__________], the Depositor or the Underwriter. No representation or warranty is made by the Seller, [__________], [__________] or the Underwriter with respect thereto.

General

         [insert]

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         In addition to the documents described in the prospectus under "Incorporation of Certain Information by Reference," the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by [__________], are hereby incorporated by reference in the registration statement (as defined in the accompanying prospectus) of which this prospectus supplement and the prospectus form a part:


         [insert]

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel to the Depositor, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. The Class A Certificates will be designated as "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC. The Class R Certificates are "Residual Certificates" for purposes of the prospectus.

         The Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities" in the prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

         The Class A Certificates generally will be treated as debt instruments for federal income tax purposes. Beneficial owners (or registered holders, in the case of Definitive Certificates) of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under
Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties-in-Interest (or Disqualified Persons) that engage in

"prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to
Section 4975 of the Code, and Disqualified Persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA.

         The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Class A Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         On [date], the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption ____ (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

                  1. The Acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                  2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

                  3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of [___], [___], [___], or [___];

                  4. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

                  5. The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

                  6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Fund also must meet the following requirements:

                  a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

                  b. certificates in such other investment pools must have been rated in one of the three highest rating categories of [___], [___], [___] or [___] for at least one year prior to the Plan's acquisition of certificates; and

                  c. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

         In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust Fund; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to more than 5% of the fair market value of the Mortgage Loans included in the Trust Fund, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the Exemption, or any affiliate of any such party (the "Restricted Group").

         Prior to the date on which the Pre-Funding Period expires, Plans will not be permitted to purchase the Class A Certificates. On or after such date, the Exemption may be available for the purchase of Class A Certificates by Plans. Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption and whether the conditions of any such exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular ERISA Plan.

                                LEGAL INVESTMENT

         The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement dated as of [date] (the "Underwriting Agreement") between the Depositor and First Union Capital Markets, Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

         The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Class A Certificates offered hereby if any are purchased.

         The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         In connection with the offering of the Class A Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         For further information regarding any offer or sale of the Class A Certificates pursuant to this prospectus supplement and the prospectus, see "Plan of Distribution" in the prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         First Union Capital Markets, Inc. is an affiliate of the Depositor.

                                     EXPERTS

         The consolidated balance sheets of [__________] and subsidiaries as of [dates] and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended [date], incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of [_________], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "[___]" by [___] and "[___]" by [___]. The ratings assigned to the Class A Certificates will take into account the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from [__________], [address] and [___] Rating Services, [address]. Such ratings will be the views only of such rating agencies. We can give no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Class A Certificates will be passed upon for the Originators, the Seller and the Servicer by [__________], and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

                        INDEX OF SIGNIFICANT DEFINITIONS

Accounts....................................................52
Appraised Values............................................26
Available Amount............................................54

Balloon Loans...............................................20
Business Day................................................64

Capitalized Interest Account................................13
Carry-Forward Amount.........................................9
Cede.........................................................6
CEDEL Participants..........................................43
Certificate Account.........................................52
Certificate Insurer.........................................11
Certificate Principal Balance................................7
Civil Relief Act........................................14, 24
Civil Relief Act Interest Shortfall.........................24
Class A Certificates........................................41
Class A Interest Distribution Amount.........................7
Class A Principal Distribution Amount........................7
Class A-6 Lockout Distribution Amount........................8
Class A-6 Lockout Pro Rata Distribution Amount...............9
Clean-up Call Date..........................................14
CLTVs.......................................................26
Code........................................................15
Collection Account..........................................51
Commission..................................................67
Compensating Interest...................................13, 23
Cooperative.................................................44
Current Interest.............................................7

Debt Service Reduction......................................14
Deficient Valuation.........................................14
Definitive Certificate......................................42
Depositor....................................................5
Disqualified Persons........................................67
Distribution Date............................................6
DOL.........................................................68
DTC..........................................................6
Due Date....................................................11
Due Period...................................................8

Eligible Account............................................51
ERISA...................................................15, 67
Euroclear Operator..........................................44
Euroclear Participants......................................44
European Depositaries.......................................42
Excess Subordinated Amount..................................55
Exemption...............................................15, 68

FHLMC.......................................................20
Final Scheduled Maturity Date...............................36
Financial Intermediary......................................42
First Liens.................................................26
Fitch.......................................................11
FNMA........................................................20
Foreclosure Profits.........................................52

HEP.........................................................37
Holder......................................................42
Home Equity Prepayment......................................37

Indirect Participants.......................................42
Initial Mortgage Loans.......................................6
Insurance Agreement.........................................66
Insurance Proceeds..........................................53
Interest Determination Date.................................45

LIBO........................................................46
LIBOR.......................................................45
Liquidated Loan Loss.................................9, 53, 55
Liquidated Mortgage Loan.....................................9
Liquidation Expenses........................................53
Liquidation Proceeds........................................53
LTV.........................................................49

Modeling Assumptions........................................37
Moody's.....................................................11
Mortgage Interest Rate......................................13
Mortgage Loan Interest Shortfalls............................7
Mortgage Loans..............................................26
Mortgage Note...............................................59
Mortgage Pool................................................6
Mortgaged Properties........................................11
Mortgages...................................................11
Mortgagor...................................................14
Multiple Liens..............................................26

Net Foreclosure Profits.....................................53
Net Liquidation Proceeds....................................53
Net Monthly Excess Cashflow.................................54
Net REO Proceeds............................................53
Nonrecoverable Advance......................................54

Originators..................................................5

Participants................................................41
Parties-in-Interest.........................................67
Percentage Interest..........................................7
Periodic Advances...........................................13
Permitted Investments.......................................41
Plan........................................................67
Plan Asset Regulation.......................................68
Pre-Funding Account.........................................12
Pre-Funding Period..........................................12
Prepayment Assumption.......................................37
Prepayment Interest Shortfalls..............................23
Principal Balance...........................................10
Principal Prepayments.......................................51

Qualified Substitute Mortgage Loan..........................49

Rating Agencies.............................................16
Rating Agency...............................................16
Receipt.....................................................64
Received....................................................64
Record Date..................................................6
Reference Banks.............................................46

Reimbursement Amount........................................56
Relevant Depositary.........................................42
REMIC.......................................................15
REO Proceeds................................................53
Reserve Interest Rate.......................................46
Restricted Group............................................69
Reuters Screen LIBO Page....................................45
Riegle Act..................................................25
Rules.......................................................42

Second Liens................................................26
Seller.......................................................5
Servicer Distribution Date..............................13, 52
Servicer Extension Notice...................................62
Servicer Remittance Amount..................................52
Servicing Advances..........................................14
Servicing Fee...........................................14, 53
Servicing Fee Rate..........................................53
Similar Law.................................................70
SMMEA.......................................................70
Specified Subordinated Amount...............................55
Standard & Poor's...........................................11
Statistical Calculation Date................................25
Statistical Calculation Date Aggregate Principal Balance....11
Subordinated Amount.........................................54
Subordination Deficit....................................9, 56
Subordination Increase Amount...............................55
Subordination Reduction Amount..............................55
Subsequent Mortgage Loans................................6, 26
Subsequent Transfer Date....................................12
Substitution Adjustment.....................................48
Successor Servicer..........................................62

Terms and Conditions........................................44
Trust........................................................5
Trustee......................................................5
Trustee's Fees..............................................56
Trustee's Mortgage File.....................................47

Unaffiliated Seller's Agreement.............................47
Underwriter.................................................70
Underwriting Agreement......................................70

Weighted average life.......................................37

================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.


                       TABLE OF CONTENTS

                                                         Page
                                                         ----

                     PROSPECTUS SUPPLEMENT

  Incorporation of Certain Information by Reference....._____
  Summary..............................................._____
  Risk Factors.........................................._____
  The Mortgage Pool....................................._____
  The Originators, the Seller and the Servicer ........._____
  Prepayment and Yield Considerations..................._____
  Description of the Certificates......................._____
  Servicing of the Mortgage Loans......................._____
  The Certificate Insurance Policy......................_____
  The Certificate Insurer..............................._____
  Certain Federal Income Tax Considerations............._____
  ERISA Considerations.................................._____
  Legal Investment......................................_____
  Plan of Distribution.................................._____
  Experts..............................................._____
  Ratings..............................................._____
  Legal Matters........................................._____
  Index of Significant Definitions......................_____


                          PROSPECTUS


                      [Table of Contents]


 Until ninety days from the date of this prospectus supplement, all dealers
effecting transactions in the Class A Certificates, whether or not participating
in this distribution, may be required to deliver this prospectus supplement and
the prospectus. This is in addition to the
obligation of dealers to deliver a prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================




================================================================



             [_____] Mortgage Loan Trust [series]
                         [__________]
                          (Servicer)
                              &
            Residential Asset Funding Corporation
                         (Depositor)

                        [$----------]
            Adjustable Rate Class A-1 Certificates
                        [$----------]
                [___%] Class A-2 Certificates
                        [$----------]
                [___%] Class A-3 Certificates
                        [$__________]
                [___%] Class A-4 Certificates
                        [$__________]
                [___%] Class A-5 Certificates
                        [$__________]
                [___%] Class A-6 Certificates

             Mortgage Pass-Through Certificates,
                       Series [series]




                      __________________


                    PROSPECTUS SUPPLEMENT


                      __________________





              First Union Capital Markets, Inc.

                             [date]
================================================================

FORM OF PROSPECTUS SUPPLEMENT (To Prospectus Dated __, 1998) [$_______] [________] Mortgage Loan Trust [series] Residential Asset Funding Corporation Depositor The [________] Mortgage Loan Trust [series] will issue [number] classes of certificates representing undivided ownership interests in the trust. The assets of the trust will consist primarily of two pools of residential mortgage loans.
--------------------------------------------------------------------------------
You should read the section entitled "Risk Factors" starting on page __ in this prospectus supplement and page __ of the prospectus and consider these factors before deciding to invest in the Certificates.

The certificates represent interests in the trust only and are not interests in or obligations of any other person. [Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other person.]
--------------------------------------------------------------------------------

The Certificates

o Of the [number] of certificates issued by the trust, only the [ten] classes of certificates set forth in the table below are offered hereby.

o Payments of principal and interest on the certificates will be made on the [___] day of each month or the first business day thereafter, commencing on [date].

Credit Enhancement

o The certificates are issued in descending alphabetical order. Each class of certificates with a lower alphabetical designation is subordinate to all classes having a higher alphabetical designation. Subordination of a class of certificates provides credit enhancement for each class of certificates having a higher alphabetical designation.

o Credit enhancement will also be provided by the application of excess interest, or the difference between interest collected on the mortgage loans and the interest payable on the certificates plus certain trust fees and expenses. Any losses realized by the trust will be absorbed first by excess interest.

o In addition to subordination and the application of excess interest, credit enhancement is also provided by "overcollateralization," or the excess of the mortgage loan principal balances over the aggregate principal balances of the certificates. Overcollateralization is created by the application of certain excess interest to the payment of principal on the certificates. The required level of overcollateralization may, subject to certain floors, caps and triggers, increase or decrease over time.

   --------------------------------------------------------------------------------------------------------------------------------
                        Original Certificate                                                                         Proceeds to
          Class                Balance           Pass-Through Rate       Price to Public     Underwriting Discount  the Depositor
   -------------------- ---------------------- ---------------------- ---------------------- ---------------------- ---------------
        Class A-1
        Class A-2
        Class A-3
        Class A-4
        Class A-5
        Class A-6
        Class A-7
        Class M-1
        Class M-2
        Class M-3
          TOTAL
   --------------------------------------------------------------------------------------------------------------------------------

                                               First Union Capital Markets, Inc.

                                The date of this prospectus supplement is [date]

               IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
                THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

         This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We can not sell the certificates to you unless you have received both this prospectus supplement and the prospectus.
         If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The Depositor has filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the Offered Certificates. This prospectus supplement and prospectus contain a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, reference is made to such registration statement and any amendments thereof and to the exhibits thereto. Copies of the registration statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, Ste. 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site at http://www.sec.gov.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.


                                TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.............................................................1
SUMMARY...........................................................................................................1
   The Offered Certificates.......................................................................................1
   Credit Enhancement.............................................................................................4
   The Mortgage Loans.............................................................................................6
   Servicing......................................................................................................7
   Federal Income Tax Aspects.....................................................................................9
   ERISA Considerations...........................................................................................9
   Legal Investment Considerations................................................................................9
   Certain Legal Matters..........................................................................................9
   Ratings........................................................................................................9
RISK FACTORS.....................................................................................................10
   Prepayments May Adversely Affect the Yield to Maturity of the Offered Certificates............................10
   Owners of Subordinate Certificates Face a Greater Risk of Suffering a Loss....................................11
   Limited Documentation May Create Greater Risk of Loss.........................................................11
   Underwriting Guidelines, May Create Risk or Greater Delinquencies and Losses..................................12
   Geographic Concentration May Create Risk or Greater Delinquencies and Losses..................................12
   Second Lien Mortgage Loans May Delay Payments to Certificateholders or Cause Greater Losses...................13
   Prepayments May Create Interest Shortfalls....................................................................14
   Consumer Protection and Other Laws May Restrict the Servicer's Ability to Foreclose
   on the Mortgage Loans.........................................................................................14
   Unaffiliated Seller or Depositor Insolvency Could Cause a Delay in Distributions on
   the Certificates..............................................................................................16
   Servicing Transfers related to Purchased Mortgage Loans could cause Higher Delinquencies......................16
THE MORTGAGE LOAN POOL...........................................................................................16
   General.......................................................................................................16
   Fixed Rate Group..............................................................................................16
   Adjustable Rate Group.........................................................................................25
   Interest Payments on the Mortgage Loans.......................................................................35
THE UNAFFILIATED SELLER..........................................................................................35
THE SERVICER.....................................................................................................35
THE SUB-SERVICER.................................................................................................35
   Underwriting Guidelines.......................................................................................36
   Servicing.....................................................................................................36
USE OF PROCEEDS..................................................................................................36
PREPAYMENT AND YIELD CONSIDERATIONS..............................................................................36
   Projected Prepayments and Yields for Offered Certificates.....................................................36
   Payment Delay Feature of Offered Certificates.................................................................36
ADDITIONAL INFORMATION...........................................................................................36
DESCRIPTION OF THE OFFERED CERTIFICATES..........................................................................36
   General.......................................................................................................36
   Distribution Dates............................................................................................36
   Distributions.................................................................................................36
   Interest Distributions........................................................................................36
   Principal Distributions.......................................................................................36
   Credit Enhancement............................................................................................36

   Definitions...................................................................................................36
   Calculation of LIBOR..........................................................................................36
   Report to Owners of Certificates..............................................................................36
   Book Entry Registration of the Offered Certificates...........................................................36
   Certain Activities............................................................................................36
THE POOLING AND SERVICING AGREEMENT..............................................................................36
   Formation of the Trust........................................................................................36
   Assignment of the Loans; Representations and Warranties.......................................................36
   Servicing of the Mortgage Loans...............................................................................36
   Removal and Resignation of Servicer...........................................................................36
   Governing Law.................................................................................................36
   Termination of the Trust......................................................................................36
   Optional Termination..........................................................................................36
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................36
   REMIC Elections...............................................................................................36
ERISA CONSIDERATIONS.............................................................................................36
RATINGS..........................................................................................................36
LEGAL INVESTMENT CONSIDERATIONS..................................................................................36
UNDERWRITING.....................................................................................................36
CERTAIN LEGAL MATTERS............................................................................................36
INDEX OF SIGNIFICANT DEFINITIONS.................................................................................36
ANNEX I..........................................................................................................36

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this summary are defined under the caption "Index of Significant Definitions" beginning on page S-__ in this prospectus supplement and under the caption "Index of Significant Definitions" beginning on page __ in the accompanying prospectus.

The Offered Certificates

   Each Class of Offered Certificates will have an original Certificate Principal Balance, will accrue interest at a Pass-Through Rate and have a Final Scheduled Distribution Date as follows:

                                                                Original Certificate     Final Scheduled Distribution
                 Class                Pass-Through Rate               Balance                       Date(4)
-------------------------------  ---------------------------  ------------------------  ------------------------------
   Class A-1 Certificates                (1)(2)                   [$_______]
   Class A-2 Certificates             [___%](2)                   [$_______]
   Class A-3 Certificates             [___%](2)                   [$_______]
   Class A-4 Certificates             [___%](2)                   [$_______]
   Class A-5 Certificates             [___%](2)                   [$_______]
   Class A-6 Certificates                   (3)                   [$_______]
   Class A-7 Certificates             [___%](2)                   [$_______]
   Class M-1 Certificates             [___%](2)                   [$_______]
   Class M-2 Certificates             [___%](2)                   [$_______]
   Class M-3 Certificates             [___%](2)                   [$_______]


   (1) On any Distribution Date, the "Class A-1 Pass-Through Rate" will be equal to a rate equal to the sum of one-month LIBOR plus [__%] per annum.

   (2) The Pass-Through Rate with respect to all of the Offered Certificates, other than the Class A-6 Certificates, will on any Distribution Date be equal to the lesser of (x) the Pass-Through Rate for such Class set forth above and (y) the Available Funds Cap Rate for the Fixed Rate Group applicable to such Distribution Date.

   (3) On each Distribution Date, the "Class A-6 Pass-Through Rate" will be equal to the least of (x) one-month LIBOR plus [__%] per annum (the "Class A-6 Formula Pass-Through Rate"), (y) the Available Funds Cap Rate for the Adjustable Rate Group applicable to such Distribution Date and
       (z) [__%] per annum.

   (4) Each such date has been determined as described herein under "Prepayment and Yield Considerations." The actual last Distribution Date for each Class of Certificates will occur significantly earlier than such dates. See 'Prepayment and Yield Considerations" herein.

   The Certificates will consist of the Offered Certificates, the Class B Certificates (the "Class B Certificates"), the Class C Certificates (the "Class C Certificates") and the Class R Certificates (the "Class R Certificates"), each a "Class". The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Servicer, the Unaffiliated Seller, the Depositor, the Backup Servicer and the Trustee. Only the Offered Certificates are offered hereby.

   The Certificates will represent beneficial undivided ownership interests in a trust fund (the "Trust Fund") consisting of two pools (each such pool, a "Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans secured by first or second lien mortgages or deeds of trust on one-to-four family residential properties to be conveyed to the Trust on the Closing Date.

   Certain Designations

   The "Class A Certificates" are the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates. The "Mezzanine Certificates" are the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates.

   The Class A Certificates and the Mezzanine Certificates are herein referred to as the "Offered Certificates." The Mezzanine Certificates, the Class B Certificates and the Class C Certificates are referred to herein as the "Subordinate Certificates." The Class A Certificates (other than the Class A-6 Certificates), the Mezzanine Certificates and the Class B Certificates are collectively referred to as the "Fixed Rate Group Certificates" and the Class A-6 Certificates are referred to as the "Adjustable Rate Group Certificates." The Class A-1 Certificates and the Class A-6 Certificates are collectively referred to herein as the "Variable Rate Certificates."

   The Trust

   [________] Mortgage Loan Trust [series] (the "Trust"), a common law trust formed under the Pooling and Servicing Agreement. On [date] (the "Closing Date"), [________] (the "Unaffiliated Seller") will sell the Mortgage Loans to Residential Asset Funding Corporation (the "Depositor"). The Depositor will then deposit the Mortgage Loans into the Trust. The Unaffiliated Seller has acquired the Mortgage Loans from one or more third party originators (each, an "Originator"). [A substantial portion of the Mortgage Loans were purchased by the Unaffiliated Seller as a pool (the "Purchased Pool") from a well-known mortgage originator (the "Independent Originator") and the remainder were originated by, and purchased from, the Unaffiliated Seller's correspondents under its [underwriting program].

    [________________], a national banking association (the "Trustee"), will serve as Trustee of the Trust. The Trustee's principal executive offices are located at [address].

   Distributions, Generally

   Distributions on the Certificates will be made on the twenty-fifth day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Distribution Date") commencing [date], to the Owners of record. See "Description of the Offered Certificates -- General" herein. The Owners of record shall be such Owners as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, (except in the case of the [________] Distribution Date which shall be such Owners as of the close of business on the Closing
   Date) whether or not such day is a business day (each a "Record Date"). Distributions to an Owner will be made in an amount equal to the product of such Owner's Percentage Interest (as defined herein) and the amount distributed in respect of such Owner's Class of Certificates on such Distribution Date.

   The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Certificate by the original Certificate Principal Balance of all Certificates of the same Class. The "Certificate Principal Balance" of any Certificate is equal to the principal balance of such Certificate on the date of issuance less any amounts actually distributed to the Owner of such Certificate on account of principal or allocated to such Certificate on account of Realized Losses (as defined herein).

   Distributions of Interest

   For each Distribution Date, the interest due with respect to the Offered Certificates (other than the Variable Rate Certificates) will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the month in which the Distribution Date occurs and the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the period from the [___] day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date with respect to the [________] Distribution Date) to the [__] day of the month in which such Distribution Date occurs. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the Offered Certificates.

   On each Distribution Date, to the extent of funds available for interest distributions as described herein under "Description of the Offered Certificates -- Interest Distributions," interest will be distributed with respect to each Class of Offered Certificates in an amount equal to the interest accrued on the related Class Certificate Principal Balance for the related Accrual Period at the related Pass-Through Rate (such amount, the "Current Interest").

   All calculations of interest on the Offered Certificates (other than the Variable Rate Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

   LIBOR Shortfalls on the Class A-6 Certificates

   Although the Class A-6 Certificates and the underlying Mortgage Loans each bear interest at a variable rate, the indexes upon which such rates are based are not the same. The Pass-Through Rate for the Class A-6 Certificates is based on one-month LIBOR, while the underlying Mortgage Loans bear interest at rates generally based upon six-month LIBOR.

   In addition, such rates generally adjust on different dates. The Pass-Through Rate on the Class A-6 Certificates adjusts every month, while the interest rates on the underlying Mortgage Loans generally adjust every six months.

   These differences in the basis of the interest rates create a risk that changes in market interest rates could create an interest shortfall on the Class A-6 Certificates. This "LIBOR Shortfall Amount" for to the Class A-6 Certificates and a Distribution Date is the excess, if any, of

o the interest then due on the Class A-6 calculated at the Class A-6 Formula Pass-Through Rate over

o the interest then due on the Class A-6 Certificates calculated at the Available Funds Cap Rate for the Adjustable Rate Group.

   If, on any Distribution Date, there is a LIBOR Shortfall Amount, certain amounts otherwise distributable with respect to the Class C Certificates and Class R Certificates will instead be allocated to payment of the LIBOR Shortfall Amount. If the full amount of the LIBOR Shortfall Amount is not paid on a Distribution Date, then the unpaid amount will be paid out of the Excess Cashflow Amount (as defined herein). If the Servicer exercises its right to an Optional Termination (as defined herein), the LIBOR Shortfall Amount may not be paid in full. The ratings of the Class A-6 Certificates do not address the likelihood of the payment of any LIBOR Shortfall Amount.

   The "Available Funds Cap Rate" for a Group as to any Distribution Date, is an amount, expressed as a per annum rate, equal to

   (i) the sum of

       (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the related Group for the related Remittance Period and

       (y) the excess of

        (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the related Group for the related Remittance Period over

        (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to such Group and such Distribution Date and, in the case of the Fixed Rate Group, the Current Interest with respect to the Class A Certificates (other than the Class A-6 Certificates), the Class M Certificates and the Class B Certificates, and in the case of the Adjustable Rate Group, the Current Interest with respect to the Class A-6 Certificates minus

   (ii)the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to such Group, on such Distribution Date.

   Distributions of Principal

   On each Distribution Date, to the extent of funds available for principal distributions as described herein under "Description of the Offered Certificates -- Principal Distributions," principal will be distributed with respect to each Class of Offered Certificates then entitled to receive distributions of principal in an aggregate amount for all such Classes equal to the Principal Distribution Amount for such Distribution Date.

   The "Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount, if any, for such Distribution Date. As to any Distribution Date, the "Aggregate Collected Principal Amount" will equal the aggregate of the Collected Principal Amounts with respect to each of the Groups for the related Remittance Period.

   The "Collected Principal Amount" for any Distribution Date and Group will equal the sum of the following amounts (without duplication), in each case, to the extent actually received by the Trustee on or prior to the related Remittance Date:

o the principal portion of all scheduled and unscheduled (other than the principal portion of any prepaid installments) monthly payments on the Mortgage Loans in such Group due during the related Remittance Period;

o the principal portion of all scheduled monthly payments on the Mortgage Loans in such Group advanced by the Servicer during the related Remittance Period;

o the scheduled principal balance of each Mortgage Loan in such Group that was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date;

o any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan in such Group (to the extent such Substitution Amounts relate to principal);

o Net Liquidation Proceeds (as defined herein) for each Mortgage Loan in such Group which became a Liquidated Mortgage Loan during the related Remittance Period; and

o    the proceeds relating to principal of any termination of the Trust.

   A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined in its reasonable judgment that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

   As to any Distribution Date, the "Overcollateralization Reduction Amount" is an amount equal to the lesser of (x) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Aggregate Collected Principal Amount is distributed as principal on the Offered Certificates on such Distribution Date) over (ii) the Required Overcollateralization Amount for such Distribution Date and (y) the Aggregate Collected Principal Amount for such Distribution Date.

   The "Extra Principal Distribution Amount" with respect to any Distribution Date is an amount equal to the lesser of (i) the Overcollaterization Deficiency Amount for such Distribution Date and (ii) the Excess Interest Amount for such Distribution Date.

   Denominations

   The Offered Certificates are issuable in book entry form in minimum denominations of original principal amounts of $1,000 and integral multiples thereof.

   Book-Entry Registration of the Offered Certificates

   The Offered Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates may elect to hold their interests through The Depository Trust Company in the United States, or Cedel Bank, societe anonyme or The Euroclear System in Europe.

   So long as the Offered Certificates are in book-entry form, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., as the nominee of the related depository. The interests of the Owners of such Certificates will be represented by book-entries on the records of the related depository and participating members thereof. No beneficial owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that definitive certificates are issued under the limited circumstances described herein.

   All references in this prospectus supplement to any Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through the related depository and its participating organizations for so long as such Offered Certificates are held by them. See "Description of the Offered Certificates--Book-Entry Registration of the Offered Certificates" herein and in Annex I hereto.

   Reports to Owners

   In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable prospectus supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Loans-- Reports to Certificateholders" in the prospectus. The Servicer for each Series relating to Mortgage Loans will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "Servicing of the Loans-- Reports to the Trustee" and "Evidence as to Compliance" in the prospectus. Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Residential Asset Funding Corporation, ______________________.

                                           Credit Enhancement

   The credit enhancement provided for the benefit of the Owners of the Offered Certificates consists of (x) the application of Excess Interest, (y) the overcollateralization mechanics which utilize the internal cash flows of the Trust and (z) the subordination of the Subordinate Certificates.

   Realized Losses

   A "Realized Loss" with respect to a Liquidated Mortgage Loan is any shortfall between

o any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Mortgage Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees ("Net Liquidation Proceeds") and

o    the principal balance of such Mortgage Loan.

   Application of Excess Interest

   Any Realized Loss will, in the first instance, be covered by the application of excess interest. Excess interest on any Distribution Date will generally be equal to the amount of Available Funds constituting interest less Trustee's Fees and amounts of interest payable to the Certificateholders.

   Overcollateralization

   Additional credit enhancement is created by accelerating the amortization of the Certificates relative to the amortization of the Mortgage Loans until an overcollateralization target is met. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the Certificates then entitled to receive principal distributions. This acceleration feature creates overcollateralization in an amount equal to the excess of the aggregate scheduled principal balances of the Mortgage Loans over the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class C Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

   The amount of overcollateralization will be reduced by the amount of any Realized Loss that is not absorbed by Excess Interest Amounts, as described above.

   Subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result from a temporary period of accelerated amortization of the Offered Certificates to increase the actual level of overcollateralization to its required level; a decrease would result from a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

   See "Description of the Offered Certificates -- Overcollateralization Provisions" herein.

   Subordination of the Subordinate Certificates

   Classes of Certificates that have a lower alphabetical designation are subordinated to each Class of Certificates that have a higher alphabetical designation. If, on a Distribution Date, the amount of any Realized Loss exceeds the Excess Interest Amount and any overcollateralization, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an "Applied Realized Loss" for the applicable Class. The amount that any Class is reduced as a result of an Applied Realized Loss will not accrue interest. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions" and "--Credit Enhancement."

   Distributions on the Class C Certificates will be made only in periods in which (x) all Realized Losses have been fully funded and (y) the Overcollateralization Amount is equal to or greater than the Required Overcollateralization Amount applicable to such period.

The Mortgage Loans

   The Mortgage Loans consist of closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on single-family homes (which may be condominiums, manufactured homes or one-to-four family residences), including investment properties (the "Mortgaged Properties").

   The Mortgage Loans are not insured by either primary or pool mortgage insurance policies. The Mortgage Loans are not guaranteed by the Servicer, the Unaffiliated Seller, the Trustee, the Depositor, any Originator or any of their respective affiliates or any other person. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Pooling and Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Pooling and Servicing Agreement" herein.

   Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate scheduled unpaid principal balance of the Mortgage Loans as of the Cut-Off Date (the "Original Aggregate Principal Balance").

   The Original Aggregate Principal Balance of the Mortgage Loans to be conveyed to the Trust on the Closing Date is $---------------.

   The Mortgage Loans will be divided into two pools (each, a "Group") of loans. One pool will consist of only fixed-rate Mortgage Loans (the "Fixed Rate Group") and the other pool will consist of only adjustable-rate Mortgage Loans (the "Adjustable Rate Group").

   Fixed Rate Group.

   All of the Mortgage Loans in the Fixed Rate Group have interest rates (each a "Mortgage Rate") that are fixed (the "Fixed Rate Mortgage Loans"). Certain statistical information with respect to the Fixed Rate Mortgage Loans is set forth below.

   -------------------------------------------------------------
   Statistical Properties of the Mortgage Loans
   in the Fixed Rate Group as of the Cut-Off Date
   -------------------------------------------------------------
   Number of Mortgage Loans
   -------------------------------------------------------------
   Aggregate Principal Balance                    $_________
   -------------------------------------------------------------
   Weighted average Principal Balance             $_________
   -------------------------------------------------------------
   Weighted average Mortgage Rate                           __%
   -------------------------------------------------------------
   Weighted average remaining term (mo.)
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   First lien mortgages or deeds of trust                   __%
   -------------------------------------------------------------
   Second lien mortgages of deeds of trust                  __%
   -------------------------------------------------------------
   Originated by [Independent Originator]                   __%
   -------------------------------------------------------------
   Originated by correspondents under
   [underwriting program]                                   __%
   -------------------------------------------------------------
   Weighted average CLTV                                    __%
   -------------------------------------------------------------
   Fully amortizing Mortgage Loans                          __%
   -------------------------------------------------------------
   Balloon Mortgage Loans                                   __%
   -------------------------------------------------------------

   Percentages in the above table are determined by weighted average of the principal balances of such Mortgage Loans. The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) principal balance of the Mortgage Loan as of the Cut-Off Date and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage Loan or, if available, the current principal balance) to (y) the appraised value of the Mortgaged Property at the time of origination of the Mortgage Loan or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available.

   Adjustable Rate Group.

   All of the Mortgage Loans in the Adjustable Rate Group have Mortgage Rates that are adjustable (the "Adjustable Rate Mortgage Loans"). Certain statistical information with respect to the Fixed Rate Mortgage Loans is set forth below.

   -------------------------------------------------------------
   Statistical Properties of the Mortgage Loans
   in the Fixed Rate Group as of the Cut-Off Date
   -------------------------------------------------------------
   Number of Mortgage Loans
   -------------------------------------------------------------
   Aggregate Principal Balance                    $________
   -------------------------------------------------------------
   Weighted average Principal Balance             $________
   -------------------------------------------------------------
   Weighted average Mortgage Rate                           __%
   -------------------------------------------------------------
   Weighted average gross margin                            __%
   -------------------------------------------------------------
   Weighted average lifetime rate cap                       __%
   -------------------------------------------------------------
   Weighted average lifetime rate floor                     __%
   -------------------------------------------------------------
   Weighted average remaining term (mo.)
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   Mortgaged Property located in [state]                    __%
   -------------------------------------------------------------
   First lien mortgages or deeds of trust                   __%
   -------------------------------------------------------------
   Originated by [Independent Originator]                   __%
   -------------------------------------------------------------
   Originated by correspondents under
   [underwriting program]                                   __%
   -------------------------------------------------------------
   Weighted average CLTV                                    __%
   -------------------------------------------------------------
   Fully amortizing Mortgage Loans                          __%
   -------------------------------------------------------------

   Percentages in the above table are determined by weighted average of the principal balances of such Mortgage Loans.

 Servicing

   [________________], a [__________] (the "Servicer") will responsible for servicing the Mortgage Loans. The Servicer's principal executive offices are located at [address], and its phone number is [number]. The Servicer will enter into a Sub-Servicing Agreement (the "Sub-Servicing Agreement") with [_______________], a [_______________] (the "Sub-Servicer"). The
   Sub-Servicer's principal executive offices are located at [address], and its phone number is [number].

   Delinquency Advances and Compensating Interest

   The Servicer will be obligated to make advances (each a "Delinquency Advance") with respect to delinquent payments of interest (calculated at the related Mortgage Rate less the sum of the rate at which the Servicing Fee (as defined herein) and the Trustee Fee (the sum of such rates, the "Administrative Rate") on each Mortgage Loan, but only to the extent (i) necessary to pay any shortfall in Current Interest for the Offered Certificates (such amount, the "Total Current Interest") arising because of the insufficiency of Available Funds and (ii) that such Delinquency Advances, in good faith and in the Servicer's reasonable judgment, are recoverable from the related Mortgage Loan. Delinquency Advances are reimbursable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation Proceeds (as defined herein) for such Mortgage Loan, (iii) from certain excess moneys which would otherwise be paid to the Owners of the Class C Certificates and (iv) from amounts on deposit in the Principal and Interest Account once such Delinquency Advance is deemed "nonrecoverable".

   In addition, the Servicer also will be required to deposit into the account holding collections on the Mortgage Loans (the "Principal and Interest Account"), with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period, out of its own funds without any right of reimbursement therefor, Compensating Interest. "Compensating Interest" is equal to the difference between (x) 30 days' interest at such Mortgage Loan's Mortgage Rate (less the Administrative Rate) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less an amount calculated at the Administrative Rate) paid by the Mortgagor with respect to such Mortgage Loan during such Remittance Period; provided, however, that the
   Servicer: (i) will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest, (ii) will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period and (iii) will not be required to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a shortfall of interest payable to the Offered Certificates or the Subordinate Certificates.

   Any failure by the Servicer to remit to the Trustee a Delinquency Advance or Compensating Interest to the extent required under the Pooling and Servicing Agreement will constitute an event of default under the Pooling and Servicing Agreement (each, a "Servicer Event of Default"), in which case, upon the removal of the Servicer, the Trustee or the successor servicer will be obligated to make such advances in accordance with the terms of the Pooling and Servicing Agreement. See "Servicing of the Loans-- Advances and Limitations Thereon" in the prospectus.

   Monthly Servicing Fee and Trustee's Fee

   [________________], as Servicer, will retain a fee, payable on each Servicer Remittance Date (as defined herein), and equal to _____% per annum (the "Servicing Fee"), payable monthly at one-twelfth the annual rate, of the aggregate outstanding principal balance of all Mortgage Loans as of the first day of the related Remittance Period.

   On each Servicer Remittance Date, the Trustee will be entitled to receive a "Trustee Fee" equal to the product of (x) one-twelfth of _____% and (y) the aggregate outstanding principal balance of all Mortgage Loans as of the first day of the related Remittance Period.

   Optional Termination

   The Servicer, at its option, acting directly or through a permitted designee, will have the right, in certain circumstances, to purchase from the Trust all the Mortgage Loans then held by the Trust, at a price at least sufficient to cause the payment in full of the amounts then outstanding on the Class A Certificates, the Mezzanine Certificates, the Class B Certificates and the Class C Certificates, on any Remittance Date on or after the Remittance Date on which the then-outstanding aggregate principal balance of the Mortgage Loans in the Trust has declined to _____% or less of the Original Aggregate Principal Balance (the "Optional Termination Date").

   Within 90 days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee shall solicit bids for the purchase (the "Auction Sale") of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

   Optional Repurchase of Defaulted Mortgage Loans

   The Servicer or its designee has the option, but is not obligated, to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to _____% by aggregate original Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing
   Fee) plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

 Federal Income Tax Aspects

   For federal income tax purposes, one or more elections will be made to treat the Trust as a "real estate mortgage investment conduit" (the "REMIC"). Each Class of Offered Certificates, the Class B Certificates and the Class C Certificates will be designated as "regular interests" in the REMIC and will be treated as debt instruments of the Trust for federal income tax purposes. The REMIC will issue the Class R Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the prospectus.

 ERISA Considerations

   As discussed under "ERISA Considerations" herein, the acquisition by Benefit Plan Investors (as defined herein) of the Certificates could result in prohibited transactions under ERISA and Section 4975 of the Code. Accordingly, the Certificates may not be purchased by Benefit Plan Investors.

 Legal Investment Considerations

   [The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on first lien mortgage loans may not be legally authorized to invest in the Offered Certificates.]

 Certain Legal Matters

   Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Unaffiliated Seller and the Servicer by [__________], and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

 Ratings

   It is a condition of the original issuance of the Offered Certificates that the Offered Certificates receive the following ratings:

   Class            [Rating Agency]    [Rating Agency]
   Class A
   Class M-1
   Class M-2
   Class M-3


   [____] and [____] are collectively referred to herein as the "Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the prospectus) in connection with the purchase of the Offered Certificates.

Prepayments May Adversely Affect the Yield to Maturity of the Offered
Certificates

         Borrowers may prepay their loans at any time and generally are not required to pay a prepayment fee. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, we can give no assurance as to the level of prepayments that the Trust will experience.

         A number of factors, in addition to prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is the principal balance of the Mortgage Loans. A small principal balance may be easier for a borrower to prepay than a large balance and therefore may have a higher prepayment rate. In addition, in order to refinance a first priority mortgage loan, the borrower generally must repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and second mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Unaffiliated Seller under the Pooling and Servicing Agreement will have the same effect on the Owners of the Offered Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases also will accelerate the Final Scheduled Distribution Date of the Offered Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer generally will enforce such provisions to the extent permitted by applicable law. In addition, if the Unaffiliated Seller is unable to cure documentation defects or provide a replacement Mortgage Loan for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Owners of the Offered Certificates then entitled to receive principal distributions will experience a principal prepayment. See "Certain Legal Aspects of the Mortgage Loans" herein.

         In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Offered Certificates (other than the Class A-6 Certificates) may be shortened. See "Prepayment and Yield Considerations."

         The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Offered Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Offered Certificates is set forth herein under "Prepayment and Yield Considerations."

         The Unaffiliated Seller has only limited records of the historical prepayment experience of its portfolio of loans which the Unaffiliated Seller believes does not provide meaningful information with respect to the Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

Owners of Subordinate Certificates Face a Greater Risk of Suffering a Loss

         The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Class A Certificates, and the rights of the Owners of each Class of Subordinate Certificates to receive such distributions will be further subordinated to such rights of the Owners of the Class or Classes of Subordinate Certificates with higher priority Class designations, in each case, to the extent described herein. The subordination described above is intended to increase the likelihood of regular receipt by the Owners of Certificates with a higher payment priority, of the full amount of monthly distributions allocable to them and to afford such Owners protection against losses. As a result, the yield on each Class of Offered Certificates, in order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investments.

         The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date, at the earliest. In addition, the Subordinate Certificates also are subject to limitations on distributions of principal upon the occurrence of certain delinquency and loss trigger events. Consequently, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

Limited Documentation May Create Greater Risk of Loss

         _____% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller from the Independent Originator. Only limited information was available concerning the origination and servicing of the Mortgage Loans prior to such purchase, and none of the Servicer, the Unaffiliated Seller or the Depositor were able independently to verify such information as has been obtained and included herein. The Purchased Pool consists of mortgage loans originated by the Independent Originator which were not included in one of the Independent Originator's regular securitizations because the mortgage loans did not meet the specified criteria for such securitizations at that time or due to other unrelated factors. A majority of the Mortgaged Properties securing the Mortgage Loans in the Purchased Pool are located in the states of New Jersey, New York, California and Massachusetts. As described below under "Geographic Concentration", the losses on the Purchased Pool may be higher than if such Mortgage Loans were more geographically diversified. In addition, a majority of the Mortgage Loans in the Purchased Pool were originated in 1988 through 1990 and thus are well seasoned. Since the time of origination of the Purchased Pool, property values in the states of New Jersey, New York, California and Massachusetts generally have declined. Thus, the loan-to-value ratios of the Mortgage Loans in the Purchased Pool may have risen since the time of origination.

         None of the Servicer, the Unaffiliated Seller or the Depositor have been able to obtain historical loss and delinquency statistics with respect to loans originated and serviced by the Independent Originator which they consider reliable and, accordingly, no such statistics are included herein. The Unaffiliated Seller is making certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase such Mortgage Loans as to which there is a breach of such representations or warranties which materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. However, there is no assurance that such remedies will cure all problems that may arise by reason of the limited information or documentation available with respect to the Mortgage Loans and their origination and prior servicing. Such problems could include failure of the Mortgage Loans to have been originated in compliance with applicable law, industry standards, or the Independent Originator's own underwriting standards, or failure of the Mortgage Loans to have been serviced by the Independent Originator in accordance with such laws and standards, as well as problems which, because of the limited information available, currently cannot be determined.

Underwriting Guidelines, May Create Risk or Greater Delinquencies and Losses

         _____% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller through an affiliate from third party correspondents under the Unaffiliated Seller's [underwriting program]. Substantially all of these Mortgage Loans were purchased by the Unaffiliated Seller pursuant to the Mortgage Loan underwriting guidelines of its [underwriting program]. Due to the limited operating history of the Unaffiliated Seller as a purchaser of newly originated Mortgage Loans, no assurance can be given concerning the performance of the Mortgage Loans purchased by the Unaffiliated Seller under the [underwriting program]. The Unaffiliated Seller markets loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Owners of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

         As described herein, the Unaffiliated Seller's underwriting standards generally reflect the guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC") except with regard to certain features, like CLTV's and borrower down-payments and in certain other respects. As a result of these differences, the Mortgage Loans in the Mortgage Loan Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration May Create Risk or Greater Delinquencies and Losses

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those generally present for similar mortgage backed securities without such concentration. In particular, approximately ______%, ______%, ______% and ______% of the Mortgage Loans by current aggregate Principal Balance are secured by Mortgaged Properties located in the states of ___________________, ___________________, ___________________ and
___________________, respectively. Because of the relative geographic concentration of the Mortgage Loans within

New Jersey, New York, California and Massachusetts, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of ___________________, ___________________, ___________________ and ___________________ may be
adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Property values of residential real estate in ___________________, ___________________, ___________________ and
___________________ have experienced declines in the past. If the
___________________, ___________________, ___________________ and
___________________ residential real estate markets experience an overall decline, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Second Lien Mortgage Loans May Delay Payments to Certificateholders or Cause Greater Losses

         As of the Cut-Off Date, approximately ______% by current aggregate Principal Balance of the Mortgage Loans are secured by second liens which are subordinate to the rights of the mortgagee under related senior mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a second Mortgage Loan only to the extent that the claims, if any, of the first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of the first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event of default thereunder. In servicing second lien loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

         General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Owners of the Offered Certificates. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain proceeds on such a sale ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the Owners of the Offered Certificates. See "Description of the Offered Certificates" herein.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. If the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds (as defined herein) on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Prepayments May Create Interest Shortfalls

         The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a Prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such Prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Owners of the Offered Certificates once a month, on the Distribution Date which follows the calendar month in which such Prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to the difference between the interest paid by a Mortgagor in connection with a prepayment in full and 30 days' interest (such payment being "Compensating Interest"); provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a reduction of the amount of interest payable to the Subordinate Certificates and to the extent of any excess remaining to the Class A Certificates.

Consumer Protection and Other Laws May Restrict the Servicer's Ability to Foreclose on the Mortgage Loans

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the

Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.

         The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to the Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall (such shortfall, a "Civil Relief Act Interest Shortfall") in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts distributable to the Owners of the Subordinate Certificates and potentially to the Owners of the Mezzanine Certificates and the Class A Certificates. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans" herein.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Unaffiliated Seller or Depositor Insolvency Could Cause a Delay in Distributions on the Certificates

         The Unaffiliated Seller believes that the transfer of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust constitutes a sale by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Unaffiliated Seller or the Depositor in the event of the insolvency of the Unaffiliated Seller or the Depositor, as the case may be, and will not be available to the creditors of the Unaffiliated Seller or the Depositor, as the case may be. However, in the event of an insolvency of the Unaffiliated Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Unaffiliated Seller or the Depositor may argue that the transaction between the Unaffiliated Seller and the Depositor or between the Depositor and the Trust was a pledge of such Mortgage Loans in connection with a borrowing by the Depositor or the Trust, as the case may be, rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Unaffiliated Seller, the Depositor and the Rating Agencies will have received an opinion of Dewey Ballantine LLP, special counsel to the Depositor, with respect to the true sale of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust, in form and substance satisfactory to the Rating Agencies.

Servicing Transfers related to Purchased Mortgage Loans could cause Higher Delinquencies

         Most of the Mortgage Loans were purchased by the Unaffiliated Seller from a single third-party originator. As described herein, the Unaffiliated Seller will make certain representations and warranties regarding all of the Mortgage Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Mortgage Loans, the Unaffiliated Seller will be required either to cure such breach or substitute or repurchase the related Mortgage Loan or Mortgage Loans. Upon the purchase of mortgage loans from third-party originators, the servicing must be transferred from the third-party originator or current servicer to the Servicer. During the time of such transfer, it is possible that delays in the receipt of collections on such mortgage loans could occur resulting in a higher level of delinquencies during such period.

                             THE MORTGAGE LOAN POOL
General

         Unless otherwise noted, all references to statistical percentages in this prospectus supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate unpaid principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled unpaid principal balances of the Mortgage Loans as of the close of business on the Cut-Off Date (the "Original Aggregate Principal Balance").

Fixed Rate Group

         This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Fixed Rate Group. The Fixed Rate Group consists of ______ of fixed-rate Mortgage Loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties, ______%, ______%, ______% and ______% by current principal balance of Mortgage Loans in the Fixed Rate Group of which are located in the states of ___________________, ___________________, ___________________ and
___________________, respectively. The Mortgaged Properties securing the Mortgage Loans in the Fixed Rate Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. The Fixed Rate Group consists of _____% by principal balance of Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date are secured by first lien mortgages on the related Mortgaged Properties and _______% by principal balance of Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date are secured by second liens on the related Mortgaged Properties.

         None of the Mortgage Loans in the Fixed Rate Group were more than 60 days delinquent as of the Cut-Off Date.

         _______% by principal balance of Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates, and _______% by principal balance of Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date are Balloon Loans. As of the Cut-Off Date, _______% by principal balance of Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date have "step-up" Mortgage Rates. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of _______% (one such Mortgage Loan "steps-up" by _______%).

         As of the Cut-Off Date, the Fixed Rate Mortgage Loans had Mortgage Rates ranging from _______% to _______% per annum, with a weighted average Mortgage Rate of _______% per annum.

         As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Group had original terms to stated maturity ranging from _______ months to _______ months; had remaining terms to stated maturity of _______ months to _______ months; had a weighted average original term to stated maturity of _______ months; and had a weighted average remaining term to stated maturity of _______ months.

         The Mortgage Loans in the Fixed Rate Group had CLTV's ranging from _______% to _______%; the weighted average CLTV of the Mortgage Loans was
_______%.

         The following tables describe the Mortgage Loans in the Fixed Rate Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                                Fixed Rate Group

                                       Aggregate
               Number of                 Unpaid            % of Aggregate Unpaid
State        Mortgage Loans        Principal Balance         Principal Balance
-----        --------------        -----------------         -----------------

                         DISTRIBUTION OF ORIGINAL TERMS
                                Fixed Rate Group


  Range of Months                            Aggregate           % of Aggregate
 From Origination        Number of             Unpaid                Unpaid
to Stated Maturity     Mortgage Loans    Principal Balance     Principal Balance
------------------     --------------    -----------------     -----------------











                      DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                                       Fixed Rate Group


Range of Months                           Aggregate
 Remaining to         Number of             Unpaid        % of Aggregate Unpaid
Stated Maturity     Mortgage Loans    Principal Balance     Principal Balance
---------------     --------------    -----------------     -----------------

                                    SEASONING
                                Fixed Rate Group

                                                Aggregate        % of Aggregate
     Range of Months          Number of           Unpaid             Unpaid
Elapsed Since Origination   Mortgage Loans  Principal Balance  Principal Balance
-------------------------   --------------  -----------------  -----------------

                                              $





 Total...........................

                                      DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                   Range of                         Number of                Unpaid                    Unpaid
       Original Principal Balances ($)           Mortgage Loans        Principal Balance         Principal Balance
       -------------------------------           --------------        -----------------         -----------------













   Total.............................


                                      S-21

                                       DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                  Range of                         Number of                 Unpaid                    Unpaid
       Current Principal Balances ($)            Mortgage Loans        Principal Balance         Principal Balance
       ------------------------------            --------------        -----------------         -----------------




















                                      S-22

                                          DISTRIBUTION OF GROSS MORTGAGE RATES

                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                  Range of                         Number of                 Unpaid                    Unpaid
          Gross Mortgage Rates (%)               Mortgage Loans        Principal Balance         Principal Balance
          ------------------------               --------------        -----------------         -----------------



















                                      S-23

                                                 DISTRIBUTION OF CLTV'S
                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
             Range of CLTV's (%)                 Mortgage Loans        Principal Balance         Principal Balance
             -------------------                 --------------        -----------------         -----------------










         The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage
Loans, together


                                      S-24

with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.


                                             DISTRIBUTION OF PROPERTY TYPES
                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
                Property Type                    Mortgage Loans        Principal Balance         Principal Balance
                -------------                    --------------        -----------------         -----------------














                                            DISTRIBUTION OF OCCUPANCY STATUS
                                                    Fixed Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
                Property Type                    Mortgage Loans        Principal Balance         Principal Balance
                -------------                    --------------        -----------------         -----------------











         Adjustable Rate Group

         This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Adjustable Rate Group. The Adjustable Rate Group consists of _____ of adjustable-rate loans evidenced by Notes secured by Mortgages


                                      S-25

on the Mortgaged Properties, _____%, _____%, _____% and _____% by principal balance of Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date of which are located in the states of ____________, ____________, ____________ and
____________, respectively. The Mortgaged Properties securing the Mortgage Loans in the Adjustable Rate Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged
Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. All of the Mortgage Loans in the Adjustable Rate Group are secured by first lien mortgages on the related
Mortgaged Properties.

         None of the Mortgage Loans in the Adjustable Rate Group were more than 60 days delinquent as of the Cut-Off Date.

         As of the Cut-Off Date, the Adjustable Rate Mortgage Loans had Mortgage
Rates ranging from ______% to ______% per annum, with a weighted average
Mortgage Rate of ______% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from ______% to ______%, with a weighted average gross margin of ______%; lifetime rate caps, ranging from ______% to ______%, with a weighted average lifetime rate cap of ______% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from ______% to ______%, with a weighted average lifetime rate floor of ______% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

         As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Group had original terms to stated maturity of ______ months; had remaining terms to stated maturity ranging from ______ months to ______ months; had a weighted average original term to stated maturity of ______ months; and had a weighted average remaining term to stated maturity of ______ months.

         The Mortgage Loans in the Adjustable Rate Group had CLTV's ranging from
______% to ______% and the weighted average CLTV of the Mortgage Loans was
______%.

         The following tables describe the Mortgage Loans in the Adjustable Rate
Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.


                                      S-26

                                    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                                                 Adjustable Rate Group


                                         Aggregate              % of Aggregate
                 Number of                 Unpaid                    Unpaid
State          Mortgage Loans        Principal Balance         Principal Balance
-----          --------------        -----------------         -----------------









                                             DISTRIBUTION OF ORIGINAL TERMS
                                                 Adjustable Rate Group

               Range of Months                                             Aggregate               % of Aggregate
              From Origination                     Number of                 Unpaid                    Unpaid
             To Stated Maturity                  Mortgage Loans        Principal Balance         Principal Balance
             ------------------                  --------------        -----------------         -----------------








                                      S-27

                                   DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                                                 Adjustable Rate Group

               Range of Months                                             Aggregate               % of Aggregate
                Remaining To                       Number of                 Unpaid                    Unpaid
               Stated Maturity                   Mortgage Loans        Principal Balance         Principal Balance
               ---------------                   --------------        -----------------         -----------------














                                      S-28



                                                       SEASONING
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
               Range of Months                     Number of                 Unpaid                    Unpaid
          Elapsed Since Origination              Mortgage Loans        Principal Balance         Principal Balance
          -------------------------              --------------        -----------------         -----------------
















                                      S-29

                                      DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                                                 Adjustable Rate Group

                                                                            Aggregate              % of Aggregate
                   Range of                          Number of                Unpaid                   Unpaid
        Original Principal Balances ($)           Mortgage Loans        Principal Balance        Principal Balance
        -------------------------------           --------------        -----------------        -----------------




















                                      S-30

                                       DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                                 Adjustable Rate Group


                                                                   Aggregate                    % of Aggregate
                  Range of                         Number of          Unpaid                        Unpaid
       Current Principal Balances ($)            Mortgage Loans       Principal Balance       Principal Balance
       ------------------------------            --------------       -----------------       -----------------











                                      S-31

                                          DISTRIBUTION OF GROSS MORTGAGE RATES

                                                 Adjustable Rate Group


                                                                           Aggregate             % of Aggregate
                  Range of                         Number of                Unpaid                   Unpaid
          Gross Mortgage Rates (%)               Mortgage Loans        Principal Balance        Principal Balance
          ------------------------               --------------        -----------------        -----------------















                                             DISTRIBUTION OF GROSS MARGINS
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
         Range of Gross Margins (%)              Mortgage Loans        Principal Balance         Principal Balance
         --------------------------              --------------        -----------------         -----------------













                                           DISTRIBUTION OF LIFETIME RATE CAPS
                                                 Adjustable Rate Group

                                                                            Aggregate               % of Aggregate
                  Range of                          Number of                 Unpaid                    Unpaid
           Lifetime Rate Caps (%)                Mortgage Loans         Principal Balance         Principal Balance
           ----------------------                --------------         -----------------         -----------------










    Total............................




                                         DISTRIBUTION OF LIFETIME RATE FLOORS*
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
                  Range of                         Number of                 Unpaid                    Unpaid
           Lifetime Rate Floor (%)               Mortgage Loans        Principal Balance         Principal Balance
           -----------------------               --------------        -----------------         -----------------















    Total............................


*Mortgage Loans without floors were assumed to have floors equal to the related gross margin.

                                      S-33

                                                 DISTRIBUTION OF CLTV'S
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
             Range of CLTV's (%)                 Mortgage Loans        Principal Balance         Principal Balance
             -------------------                 --------------        -----------------         -----------------











    Total............................

         The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage
Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                                      S-34

                                             DISTRIBUTION OF PROPERTY TYPES
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
                Property Type                    Mortgage Loans        Principal Balance         Principal Balance
                -------------                    --------------        -----------------         -----------------











                                            DISTRIBUTION OF OCCUPANCY STATUS
                                                 Adjustable Rate Group

                                                                           Aggregate               % of Aggregate
                                                   Number of                 Unpaid                    Unpaid
                Property Type                    Mortgage Loans        Principal Balance         Principal Balance
                -------------                    --------------        -----------------         -----------------







Interest Payments on the Mortgage Loans

         The Mortgage Loans in the Trust are Actuarial Loans. An "Actuarial Loan" provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment consists of an amount of interest equal to 1/12 of the coupon of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. Scheduled monthly payments made by obligors on Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                             THE UNAFFILIATED SELLER
         [description of Unaffiliated Seller]


                                  THE SERVICER
         [description of Servicer]


                                THE SUB-SERVICER
         [description of Sub-Servicer]

 Underwriting Guidelines

         [insert]

 Servicing

         [insert]

                                USE OF PROCEEDS

         The Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Trust to the purchase of the Mortgage Loans from the Depositor. Such net proceeds will represent the purchase price to be paid by the Depositor to the Unaffiliated Seller for the Mortgage Loans.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on a Certificate Owner's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of the Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Unaffiliated Seller. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. Neither the Unaffiliated Seller nor the Depositor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

 Projected Prepayments and Yields for Offered Certificates

         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         ______% by current aggregate principal balance of the Mortgage Loans are Fixed Rate Mortgage Loans. The rate of prepayments with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

              The Final Scheduled Distribution Date for each Class of the Offered Certificates is as follows:

                                                       Final Scheduled
                       Class                          Distribution Date
              -----------------------                 -----------------
              Class A-1 Certificates:
              Class A-2 Certificates:
              Class A-3 Certificates:
              Class A-4 Certificates:
              Class A-5 Certificates:
              Class A-6 Certificates:
              Class A-7 Certificates:
              Class M-1 Certificates:
              Class M-2 Certificates:
              Class M-3 Certificates:


         The Final Scheduled Distribution Date for each Class of Offered Certificates is calculated as of the date on which the related original Certificate Principal Balance, as set forth under the Modeling Assumptions described below, less all amounts previously distributed as principal, would be reduced to zero, plus 13 months, assuming that no Prepayments are received on the Mortgage Loans, that scheduled payments of principal and interest on each Mortgage Loan are timely received, that no Realized Losses occur on the Mortgage Loans, that the Pass-Through Rate for each Certificate is as listed under the Modeling Assumptions, and that there is no optional termination by the party named in the Pooling and Servicing Agreement of the Trust. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Certificate Principal Balance of the Offered Certificates and (ii) the Servicer may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to _______ or less of the Original Aggregate Principal Balance and if the Servicer does not exercise such right, the Trustee shall offer the Mortgage Loans in an auction sale.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. This prospectus supplement uses two models for prepayment assumptions (the "Prepayment Assumption"). The model for the Offered Certificates (other than the Variable Rate Certificates) is the "Home Equity Prepayment" or "HEP" model which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 16% HEP assumes a constant prepayment rate of 1.6% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.6% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 16% HEP assumes a constant prepayment rate of 16% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

         The model for the Variable Rate Certificates is the "Constant Prepayment Rate" or "CPR" which represents an assumed annualized rate of prepayment relative to the then-outstanding principal balance on a pool of new mortgage loans. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

         The Prepayment Assumptions do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

         The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Offered Certificates are received, in cash, on the [___] day of each month; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the first day of each month commencing in [________] (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in _______________ (or as set forth in the following table) and include 30 days' interest thereon; (v) the Offered Certificates are purchased on ___________________; (vi) the original Certificate Principal Balance and Pass-Through Rate of the Class A-1 Certificates are equal to [$_______] and ________%, respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-2 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-3 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-4 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-5 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-6 Certificates are equal to [$_______] and 6.280%, respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-7 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-1 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-2 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-3 Certificates are equal to [$_______] and [_____%], respectively, and the original Certificate Principal Balance and Pass-Through Rate of the Class B Certificates are equal to $________________ and ________%, respectively; (vii) one-month LIBOR is equal to ___________%; (viii) the indices for the Adjustable Rate Mortgage Loans are, for six-month LIBOR, _______%, for one year CMT, ________%, for three year CMT, _______%, for five year CMT, _______% and for the six-month Treasury bill, ______%, (ix) the Trustee's Fee is equal to ______% per annum and (x) the Trust Fund consists of Mortgage Loans having the following characteristics:

                                                                                  Weighted    Weighted
                                                                  Weighted        Average      Average
                                                                   Average       Remaining    Remaining    Weighted
                                                  Weighted        Mortgage        Term to      Term to      Average
                Pool           Principal          Average        Rate Net of    Amortization   Balloon     Seasoning
     Type      Number          Balance         Mortgage Rate    Servicing Fee     (months)     (months)     (months)
     ----      ------          -------         -------------    -------------     --------     --------     --------











                                     Weighted
                                     Average                         Weighted
                         Weighted    Net            Weighted         Average       First         Reset
             Pool        Average     Lifetime     Average Net        Interest      Reset       Frequency
   Type       Number   Gross Margin     Cap      Lifetime Floor   Adjustment Cap   (months)    (months)   Index Code
   ----       ------   ------------  --------    --------------   --------------   --------    --------   ----------











         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Offered Certificates also will be influenced by the overcollateralization of the Offered Certificates because collections payable to the Class B Certificates as principal are limited by the Pooling and Servicing Agreement and are applied as principal prepayments to the Offered Certificates then entitled to receive principal distributions until the outstanding aggregate principal balance of the Offered Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans by the Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Offered Certificates, thereby shortening their respective weighted average lives.

         Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Offered Certificates, assuming that the Mortgage Loans prepay according to the indicated percentages of the related Prepayment Assumption:

                             Prepayment Assumptions*

Base Case       Assumption I     Assumption II      Assumption III     Assumption IV       Assumption V
---------       ------------     -------------      --------------     -------------       ------------





*As a percentage of the specified base case.

                             Weighted Average Lives
                                    Class A-1

                                                  Weighted
    Prepayment                            Average Life          Earliest
    Assumption (CPR)                      (Years)(1)        Retirement Date(2)
    ----------------                      ----------        ------------------







(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-2

                                    Weighted
    Prepayment                     Average Life            Earliest
    Assumption (HEP)                (Years)(1)        Retirement Date(2)
    ----------------                ----------        ------------------










(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-3

                                  Weighted
   Prepayment                    Average Life            Earliest
   Assumption (HEP)               (Years)(1)        Retirement Date(2)
   ----------------               ----------        ------------------







(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-4

   Prepayment                          Weighted Average     Earliest Retirement
   Assumption (HEP)                     Life (Years)(1)           Date(2)
   ----------------                     ---------------           -------








(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-5

    Prepayment                  Weighted Average     Earliest Retirement
    Assumption (HEP)             Life (Years)(1)           Date(2)
    ----------------             ---------------           -------











(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-6

    Prepayment                    Weighted Average     Earliest Retirement
    Assumption (CPR)               Life (Years)(1)           Date(2)
    ----------------               ---------------           -------










(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class A-7

    Prepayment                  Weighted Average     Earliest Retirement
    Assumption (HEP)             Life (Years)(1)           Date(2)
    ----------------             ---------------           -------










(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-1

   Prepayment                  Weighted Average     Earliest Retirement
   Assumption (HEP)             Life (Years)(1)           Date(2)
   ----------------             ---------------           -------










(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-2

     Prepayment                 Weighted Average     Earliest Retirement
     Assumption (HEP)            Life (Years)(1)           Date(2)
     ----------------            ---------------           -------








(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class M-3

    Prepayment                Weighted Average     Earliest Retirement
    Assumption (HEP)           Life (Years)(1)           Date(2)
    ----------------           ---------------           -------








(1)      Assuming no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

         There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Offered Certificates

         The effective yield to the Owners of the Offered Certificates (other than the Variable Rate Certificates) will be lower than the yield otherwise produced by the related Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the [___] day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the registration statement, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, such removal or addition will be noted in the current report on Form 8-K. Also, the Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                     DESCRIPTION OF THE OFFERED CERTIFICATES
General

         The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates. The Certificates will be issued by [________] Mortgage Loan Trust [series], a trust to be organized under the laws of the State of New York. Only the Offered Certificates are offered hereby. The Class B Certificates, the Class C Certificates and the Class R Certificates are not being offered hereby. The Offered Certificates together with the Class B Certificates, the Class C Certificates and the Class R Certificates are herein referred to as the "Certificates."

         Persons in whose name a Certificate is registered in the register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of beneficial owners of Offered Certificates held through DTC, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

Distribution Dates

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account (the "Certificate Account"). All funds in the Certificate Account shall be invested and reinvested by the Trustee for the benefit of the Servicer, in investments permitted under the Pooling and Servicing Agreement ("Eligible Investments").

         Three Business Days prior to the related Distribution Date (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Certificate Account, including Loan Purchase Prices and amounts necessary to remedy the shortfall in principal balance of any replacement Mortgage Loan ("Substitution Amounts"), reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account, (iii) all amounts reimbursable to the Servicer, and (iv) the Servicing Fee. The "Due Dates" occur throughout the month with respect to any Distribution Date. The "Determination Date" is the ____th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. "Remittance Period" means the calendar month immediately preceding the month in which the related Remittance Date occurs. See "The Pooling and Servicing Agreement -- Payments on Mortgage Loans and Contracts" in the prospectus.

          The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections (such payment, "Compensating Interest") of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full; provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Distributions

         Distributions on the Certificates will be made on each Distribution Date to Owners of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Interest Distributions

         On each Distribution Date, the Trustee will withdraw the Interest Remittance Amount for each Group from amounts on deposit in the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

         (a)      The Interest Remittance Amount  shall be applied as follows:

                  (i) to the Trustee, the Trustee Fee for each Group and Distribution Date;

                  (ii) to the Class A Certificates, the related Class Current Interest for such Distribution Date on a pro rata basis among such Classes;

                  (iii) any remaining amounts shall be applied in the following order of priority:

                           (A) to the Class M-1 Certificates the related Current Interest;

                           (B) to the Class M-2 Certificates the related Current Interest;

                           (C) to the Class M-3 Certificates the related Current Interest;

                           (D) to the Class B Certificates the related Current Interest;

                  (b) any remaining interest amounts shall constitute the "Excess Interest Amount" for such Distribution Date and shall be allocated as described herein under "--Credit Enhancement."

         The foregoing discussion contained defined terms which are described herein under "--Definitions."

Principal Distributions

         On each Distribution Date, the Trustee will withdraw the Aggregate Collected Principal Amount from amounts on deposit in the Certificate Account and apply such amount together with any Extra Principal Distribution Amount in the following order of priority, in each case, to the extent of the funds remaining therefor:

         (a)      Amounts up to the Principal Distribution Amount as follows:

                  (i) from the Class A Principal Distribution Amount, concurrently, (x) to the Class A-6 Certificates, the Class A-6 Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A Certificates (other than the Class A-6 Certificates), the Fixed Rate Group Principal Allocation, allocated in the following order of priority:

                           (1) to the Class A-7 Certificates, the Class A-7
                  Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                           (2) sequentially, to the Class A-1, Class A-2, Class
                  A-3, Class A-4, Class A-5 and Class A-7 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero;

                  (ii) from any amount remaining, to the Class M-1, Class M-2, Class M-3 and Class B Certificates on a pro rata basis; and

         (b) Any remaining principal amounts shall be included in the Excess Interest Amount and shall be allocated as described herein under "--Credit Enhancement"; provided, however, that if a Cumulative Loss Trigger Event is in effect, such amount shall be distributed sequentially, to the Class B, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero.

         Notwithstanding the priority set forth in clause (i) above, if the aggregate Class Certificate Principal Balance of the Class M Certificates and the Class B Certificates is reduced to zero, the Class A Principal Distribution Amount will be distributed concurrently to each Class of Senior Certificates on a pro rata basis in accordance with their respective Class Certificate Principal Balances.

         The foregoing discussion contained defined terms which are described herein under "--Definitions."

Credit Enhancement

         General. The credit enhancement provided for the benefit of the Owners of the Offered Certificates consists of (x) subordination of the Subordinate Certificates, (y) the application of the Excess Interest Amount to fund Realized Losses and (z) the overcollateralization mechanics which utilize the internal cash flows of the Trust as described below.

         Subordination of the Subordinate Certificates. The rights of the Owners of the Mezzanine Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates to receive distributions with respect to the Mortgage

Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

         In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates.

         The rights of the Owners of the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Mezzanine Certificates.

         Allocation of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the outstanding principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the Overcollateralization Amount or the application of the Excess Interest Amount, the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will bear such loss.

         If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Mezzanine Certificates or the Class B Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an Applied Realized Loss Amount for the applicable Class and interest will not accrue on such amount. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions and --Credit Enhancement."

                  Overcollateralization Provisions. The weighted average Mortgage Rate, net of the Servicing Fee and Trustee Fee, for the Mortgage Loans generally is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied, to the extent available, to make accelerated payments of principal (i.e. the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Class Certificate Balance to amortize more rapidly than the Mortgage Loans, resulting in overcollateralization. This excess interest for a Remittance Period, together with interest on the Overcollateralization Amount itself, is the "Excess Interest Amount."

         The target level of overcollateralization for any Distribution Date is the Required Overcollateralization Amount. The Required Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $_____________. Since the actual level of the Overcollateralization Amount is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of the Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount is expected to increase to the level of the Required Overcollateralization Amount.

         If, once the Required Overcollateralization Amount has been reached, Realized Losses not accounted for by an application of the Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Required Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Aggregate Collected Principal Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the Aggregate Collected Principal Amount not distributed as principal on the Offered Certificates therefore releases overcollateralization from the Trust Fund. The amounts of such releases are the "Overcollateralization Reduction Amounts."

                  On any Distribution Date, the sum on the Excess Interest Amount and the Overcollateralization Reduction Amount is the "Excess Cashflow Amount," which is required to be applied in the following order of priority on such Distribution Date:


         (a) to the Owners of the Class A-6 Certificates, to fund any LIBOR Shortfall Amount;

         (b) to fund the Extra Principal Distribution Amount of such Distribution Date;

         (c) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

         (d) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

          (e) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

          (f) to fund the Class B Realized Loss Amortization Amount for such Distribution Date; and

         (g) any amounts remaining shall be distributed to the Owners of the Class C Certificates; and

         (h) any amounts remaining thereafter shall be distributed to the Owners of the Class R Certificates.

Definitions

         For purposes of the foregoing, the following terms have the respective meanings set forth below:

         Accrual Period: For each Distribution Date with respect to the Offered Certificates (other than the Variable Rate Certificates), the calendar month immediately preceding the month in which the Distribution Date occurs. For each Distribution Date with respect to the Variable Rate Certificates, the period from the [___] day of the month immediately preceding the month in which such Distribution Date occurs (or the Closing Date with respect to the [________] Distribution Date) to the [__] day of the month in which such Distribution Date occurs.

         Aggregate Collected Principal Amount: As to any Distribution Date, the sum of the respective Collected Principal Amounts for each Group.

         Applied Realized Loss Amount: As to any Distribution Date, the excess, if any, of the aggregate Certificate Principal Balance of each Class of Certificates then outstanding (after application of all distributions for such Distribution Date) over the Pool Balance for both Groups.

         Available Funds: As to any Distribution Date, the sum, without duplication, of the following amounts with respect to the Mortgage Loans: (i) the Aggregate Collected Principal Amount for the related Remittance Period, (ii) scheduled payments of interest on the Mortgage Loans received by the Servicer prior to the Determination Date (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for Delinquency Advances and Servicing Advances); (iii) payments from the Servicer in connection with (a) Delinquency Advances and (b) Compensating Interest and (iv) amounts received by the Trustee in respect of interest in connection with the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement

         Available Funds Cap Rate: For a Group as to any Distribution Date, is an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the related Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the related Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to such Group and such Distribution Date and, in the case of the Fixed Rate Group, the Current Interest with respect to the Class A Certificates (other than the Class A-6 Certificates), the Class M Certificates and the Class B Certificates, and in the case of the Adjustable Rate Group, the Current Interest with respect to the Class A-6 Certificates minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to such Group, on such Distribution Date.

         Class A Principal Distribution Amount: As to any Distribution Date, (A) for each Distribution Date before the Stepdown Date or after the Stepdown Date with respect to which Distribution Date a Trigger Event has occurred and is continuing, 100% of the Principal Distribution Amount or (ii) for each Distribution Date after the Stepdown Date with respect to which no Trigger Event has occurred and is continuing, the product of (x) the Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Certificates.

         Class A-6 Principal Distribution Amount: As to any Distribution Date, the lesser of: (A) the greater of (i) the product of (x) the Class A Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of all of the Class A Certificates immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date over (y) the Principal Balance of the Adjustable Rate Group as of the last day of the related Due Period; or (B) the Class A Principal Distribution Amount.

         Class A-7 Percentage: As to any Distribution Date, the applicable percentage set forth below:

          Distribution Dates                                         Percentages
          ------------------                                         -----------
          [___]................................................         [__%]
          [___]................................................         [__%]
          [___]................................................         [__%]
          [___]................................................         [__%]
          [___]................................................         [__%]

         Class A-7 Principal Distribution: As to any Distribution Date, the lesser of (A) the product of (i) the applicable Class A-7 Percentage and (ii) the product of (x) the Fixed Rate Group Principal Allocation and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, and (B) the Fixed Rate Group Principal Allocation.

         Class B Applied Realized Loss Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and
(y) the Applied Realized Loss Amount as of such Distribution Date.

         Class B Realized Loss Amortization Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, in each case for such Distribution Date.

         Class M-1 Applied Realized Loss Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the Extra Principal Distribution Amount, in each case for such Distribution Date.

         Class M-2 Applied Realized Loss Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Realized Loss Amortization Amount, in each case for such Distribution Date.

         Class M-3 Applied Realized Loss Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         Class M-3 Realized Loss Amortization Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount and the Class M-2 Realized Loss Amortization, in each case for such Distribution Date.

         Collected Principal Amount: For any Distribution Date and Group, the sum of the following amounts (without duplication):

(a) the principal portion of all scheduled and unscheduled monthly payments on the Mortgage Loans due during the related Remittance Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced by the Servicer on or prior to the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

(b) the scheduled principal balance of each Mortgage Loan that either was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

(c) any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Remittance Date;

(d) Net Liquidation Proceeds to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage Loan which became a Liquidated Mortgage Loan during the related Remittance Period; and

(e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

         Cumulative Loss Percentage: The percentage of all Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

         Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event has occurred if (i) the Cumulative Loss Percentage for a specified period exceeds the applicable percentage set forth below and (ii) the 60+ Delinquency Percentage exceeds two times the original (prior to the Stepdown Date) percentage used to determine the Required Overcollateralization Amount:

       Distribution Dates                                      Loss Percentages
       ------------------                                      ----------------
       [___]................................................         [__%]
       [___]................................................         [__%]
       [___]................................................         [__%]
       [___]................................................         [__%]
       [___]................................................         [__%]


         Current Interest: As to any Distribution Date and Class of Certificates, interest for the related Accrual Period at the related Certificate Rate on the related Class Certificate Principal Balance.

         Excess Interest Amount: As to any Distribution Date, the excess of (x) the Interest Remittance Amount for both Groups over (y) the sum of (i) the aggregate of the Class Current Interest for the Class A Certificates, (ii) the Current Interest for the Mezzanine Certificates and Class B Certificates and
(ii) the Trustee Fee for both Groups.

         Extra Principal Distribution Amount: As to any Distribution Date, the lesser of (x) the Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         Fixed Rate Group Principal Allocation: As to any Distribution Date, the excess of (i) the Class A Principal Distribution Amount for such Distribution Date over (ii) the Class A-6 Principal Distribution Amount for such Distribution Date.

         Interest Remittance Amount: As to either Group and any Distribution Date, the portion of the Available Funds for such Group that constitutes amounts in respect of interest.

         Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received (other than amounts recoverable through deficiency judgments).

         Original Credit Support Percentage: As to any Class of Senior Certificates or Subordinate Certificates, the applicable percentage set forth below:

                                    Senior
                                    Class M-1
                                    Class M-2
                                    Class M-3
                                    Class B

         Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (i) the Pool Balance as of the end of the related Remittance Period over (ii) the aggregate Class Certificate Principal Balance of the Certificates after giving effect to the distribution of the Aggregate Collected Principal Amount on such Distribution Date.

         Overcollateralization Deficiency Amount: As to any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Certificates resulting from the distribution of the Aggregate Collected Principal Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking in to account any Applied Realized Loss Amounts on such Distribution Date.

         Overcollateralization Reduction Amount: As to any Distribution Date, the lesser of (i) the Aggregate Collected Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) over (y) the Required Overcollateralization Amount.

         Pool Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans in both Groups as of such date.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Principal Balance as of the Cut-Off Date, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal Distribution Amount: As to any Distribution Date, the sum of
(i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount.

         Remittance Period: As to any Distribution Date, the calendar month preceding such Distribution Date.

         Required OC Percentage: As of any date of determination, the percentage then applicable in clause (b)(i) of the calculation of the Required Overcollateralization Amount.

         Required Overcollateralization Amount: As to any Distribution Date (a) prior to the Stepdown Date, the product of ______% and the Original Aggregate Principal Balance of the Mortgage Loans; (b) on and after the Stepdown Date, (i) if no Trigger Event is in effect, the lesser of (A) ______% of the Pool Balance as of the end of the related Remittance Period and (B) ______% of the Original Aggregate Principal Balance of the Mortgage Loans or (ii) if a Trigger Event or a Cumulative Loss Trigger Event is in effect, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

         Senior Enhancement Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Principal Balance of the Class A, Class M and Class B Certificates minus the Certificate Principal Balance of the Class with the highest priority and (ii) the Overcollateralization Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

         60+ Delinquency Percentage: A fraction expressed as a percentage, the numerator of which is (i) with respect to any Distribution Date prior to the ______________ Distribution Date, ____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; (ii) with respect to the ________________ Distribution Date and the Distribution Dates prior to the December 2003 Distribution Date, ____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; and (iii) with respect to the ______________________ Distribution Date and all the Distribution Dates thereafter, _____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent and the denominator of which is the Pool Balance, in each case as determined as of the last day of the related Remittance Period.

         Stepdown Date: The later to occur of (x) the Distribution Date in _______________, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) is at least equal to the sum of (i) two times the Original Credit Support Percentage for the Senior Certificates and (ii) the Required OC Percentage.

         Stepped Up Percentage: 100% minus the percentage equivalent of a fraction, the numerator of which is two times the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period; provided that the Stepped Up Percentage will not be less than 0.

         Trigger Event: A Trigger Event shall have occurred and be continuing, if at any time, (x) the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans that are more than 60 days delinquent, including REO properties and Mortgage Loans in foreclosure and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) ___% of the Senior Enhancement Percentage.

         Unpaid Realized Loss Amount: For any Class of Mezzanine Certificates or the Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Calculation of LIBOR

         With respect to each Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to (i) the Closing Date with respect to the [________] Distribution Date or (ii) the first day of the related Accrual Period with respect to all other Distribution Dates. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Report to Owners of Certificates

         Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, each Owner of a Certificate and the Depositor a written report containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through The Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or The Euroclear System ("Euroclear") in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         None of the Depositor, the Unaffiliated Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Unaffiliated Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Unaffiliated Seller or the Trustee is unable to locate a qualified successor,
(b) the Unaffiliated Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Servicing of the Loans-- Reports To Certificateholders" in the prospectus for information regarding reports to the Owners.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

         On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Unaffiliated Seller will sell without recourse the Mortgage Loans to the Depositor, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates to the Owners thereof pursuant to the Pooling and Servicing Agreement.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), to be created pursuant to the Pooling and Servicing Agreement, (iii) any property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, and (vi) the rights of the Unaffiliated Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Fund").

         The Offered Certificates will not represent an interest in, or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Unaffiliated Seller, the Depositor, the Servicer or the Trustee.

Assignment of the Loans; Representations and Warranties

         On the Closing Date, the Depositor will sell, transfer, convey and assign the Loans to the Trustee, without recourse, together with (i) all rights to any payments received in respect of any of the Mortgage Loans after the Cut-Off Date other than late receipts of scheduled monthly payments on the Actuarial Loans that were due prior to the Cut-Off Date and (ii) all scheduled monthly payments in respect of the Actuarial Loans that were due on or after the Cut-Off Date but received prior to the Cut-Off Date. The Mortgage Loans will be described on a schedule attached to the Pooling and Servicing Agreement (the "Schedule of Mortgage Loans").

         In connection with the sale of the Mortgage Loans on the Closing Date, the Unaffiliated Seller will be required to deliver to the Trustee the promissory notes evidencing the Loans, the related mortgages or deeds of trust or other documents evidencing a lien on the Mortgaged Property and certain other documents relating to the Loans. The Trustee will agree, for the benefit of the Owners of the related Offered Certificates, to review each such file within 60 days after the Closing Date to ascertain whether all required documents (or certified copies of documents) have been executed and received.

         In addition to the foregoing, the Servicer, is required to submit for recording, within 180 days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages to the Trustee in the appropriate jurisdictions.

         Under an agreement (the "Loan Purchase Agreement") between the Unaffiliated Seller and the Depositor for the sale of the Loans from the Unaffiliated Seller to the Depositor, the Unaffiliated Seller will agree that in the event of a breach of any representation or warranty made by it which materially and adversely affects the value of, or the interests of the Owners of the Offered Certificates in, any Mortgage Loan transferred by the Unaffiliated Seller (any such Loan being a "Defective Loan"), the Unaffiliated Seller will repurchase the Defective Loan at a price equal to the then outstanding principal balance of such Loan and accrued and unpaid interest thereon, together with any outstanding Advances (without duplication) (the "Repurchase Price").

         Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in such representations and warranties (including the Unaffiliated Seller's repurchase obligations) to the Trustee. None of the Depositor or the Trustee will make any representations or warranties with respect to the Mortgage Loans and neither will have any obligations to repurchase, or make substitutions for Defective Loans.

Servicing of the Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to service and administer the Mortgage Loans assigned to the Trust as more fully set forth below.

         Unless otherwise specified herein or in the Pooling and Servicing Agreement with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the servicing, collection and investor reporting systems and procedures set forth in the Servicer's current servicing guide (the "Servicing Standards").

         The duties of the Servicer include, without limitation, collecting and posting of all payments, responding to inquiries by obligors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to obligors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances, Servicing Advances and Compensating Interest to the extent described herein.

         The Servicer (i) may execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Property, (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not materially and adversely affect the security afforded by the related Mortgaged Property or reduce the amount of, or slow (other than as permitted by the Pooling and Servicing Agreement) the timing of receipt of, any payments required thereunder and (iii) may institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such Mortgaged Property, and to hold or cause to be held title to such Mortgaged Property, in the name of the Servicer on behalf of the Trust.

         The Pooling and Servicing Agreement permits the Servicer to modify and extend the maturity of a Balloon Loan which matures and which is not otherwise paid in full at such maturity date by the related Obligor; provided, that the rescheduled final maturity date of such Mortgage Loan is not one year beyond the original maturity date, the related

Mortgage Rate is not decreased and the obligor does not receive any additional proceeds. Such modified and extended Balloon Loans will be permitted to remain in the Trust.

         The Servicer may perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a sub-servicer as it may from time to time designate, but no such designation of a sub-servicer shall serve to release the Servicer from any of its obligations under the Pooling and Servicing Agreement. The Mortgage Loans will initially be serviced by the Sub-Servicer pursuant to a sub-servicing agreement with the Servicer.

         Upon removal or resignation of the Servicer, the Backup Servicer will be required to serve as successor servicer. If the Backup Servicer is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

         Collection of Certain Loan Payments. The Servicer shall, as required by the Servicing Standards, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion, generally (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if an obligor is in default or if default is reasonably foreseeable because of an obligor's financial condition, arrange with the obligor a schedule for the payment of delinquent payments due on the Mortgage Loan; provided, however, the Servicer may not reschedule the payment of delinquent payments more than three times in any twelve consecutive months with respect to any obligor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, in accordance with the Servicer's general policies relating to comparable loans subject to the Civil Relief Act.

         The Servicer is required to establish and maintain an account in its name for the benefit of the Trust (such account, the "Lockbox Account") into which all collections (other than Delinquency Advances and amounts relating to Compensating Interest) are to be deposited by the close of business on the next business day following the business day on which such collections are received.

         The Servicer shall instruct, or cause any sub-servicer to instruct, all obligors to make payments only to the Lockbox Account, unless, due to special collection circumstances such payment must be made to the Servicer, in which event such amounts shall be deposited by the Servicer in the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit all amounts received for deposit in the Lockbox Account to the Principal and Interest Account on the next business day following receipt of such amounts.

         Not later than _________________ time on the ____________ calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or a Sunday or a holiday), the Servicer shall deliver or cause to be delivered to the Trustee a monthly servicing report (the "Servicing Report") on computer readable magnetic tape or diskette. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made and (iii) a trial balance in the form of a computer tape.

         Delinquency Advances and Servicing Advances. If, at or prior to the end of each Remittance Period, the interest portion of any monthly payment due on any Mortgage Loan during such Remittance Period has not been received and transferred to the Principal and Interest Account, the Servicer shall, to the extent that such Delinquency Advance is necessary to pay any shortfall in Total Current Interest arising because of the insufficiency of Available Funds, make an advance to the Principal and Interest Account (a "Delinquency Advance") by the related Servicer Remittance Date in an amount equal to the amount of the interest portion of such delinquent monthly payment not later than the related Servicer Remittance Date; provided, however, that the Servicer will not be required to make any such Delinquency Advance if it determines in reasonable good faith that such Delinquency Advance would not be recoverable from collections with respect to such Mortgage Loan. For purposes of the Pooling and Servicing Agreement, the delinquent interest portion of such monthly payment shall be deemed to include an amount equal to the interest portion of such monthly payment that would have been due on a Mortgage Loan in respect of which the related Mortgage Property has been repossessed or foreclosed upon and which has not yet become a Liquidated Mortgage Loan.

         The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to the Mortgage Loans, including, but not limited to, the cost of (i) preservation expenses on the Mortgaged Property Loan Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by an obligor of any claim or defense that the obligor may have had against the originator in connection with the sale, financing or construction of such obligor's home and which the obligor asserts against the Servicer and (iii) the management and liquidation of "REO" property, but in each case shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, exclusive of overhead, will constitute a "Servicing Advance."

         If, with respect to any Distribution Date and as a result of Prepayments in full received with respect to the Mortgage Loans held in the Trust during the related Remittance Period, the amount of interest due on such Mortgage Loans is decreased such that the Available Funds are insufficient to fund the full amount of the Total Current Interest due on such Distribution Date, the Servicer will be required to remit to the Principal and Interest Account the lesser of (x) the amount of such insufficiency due to such Prepayments and (y) the aggregate Servicing Fee due to the Servicer on such Distribution Date with respect to such Trust. The Servicer will be required to remit such amount (each such amount, "Compensating Interest") not later than the related Servicer Remittance Date.

         Maintenance of Insurance. The Servicer shall cause to be maintained with respect to each Mortgage a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trustee and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Mortgage Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

         If the Mortgage Loan relates to Mortgaged Property located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if such loan has been specifically identified as being in such an area in the Schedule of Mortgage Loans or other writing delivered to the Servicer by the Originator, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the related Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate principal balance of the Mortgage Loans without co-insurance, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage. Such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under such blanket policy.
         Due-on-Sale Clauses; Assumption and Substitution Agreements. When any Mortgaged Property has been or is about to be conveyed by the obligor (whether by absolute conveyance or by contract of sale, and whether or not the obligor remains liable), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the related Trust's rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage Loan or Note; provided, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if the Servicer is prohibited by law from doing so.

         The Servicer may also allow for an assumption agreement in the case of a defaulted Mortgage Loan, or a Mortgage Loan as to which a default is imminent, under the same standards as set forth above in the first paragraph under "Collection of Certain Mortgage Payments", and subject to certain limitations on the aggregate amount of Mortgage Loans subject to such assumptions, as set forth in the Agreement.

         Realization Upon Defaulted Loans. The Servicer shall, consistent with the Servicing Standards, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of the Mortgaged Property relating to defaulted a Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes and insurance premiums. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe in good faith that it is recoverable and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or
(ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at its own expense, obtain an opinion of counsel experienced in CERCLA matters, and shall be fully protected in relying on any such opinion of counsel.

         The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan".

         Optional Purchase of Defaulted Mortgage Loans. The Servicer or its designee has the option to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to ____% by aggregate Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

         Servicing Compensation. As compensation for its activities the Servicer shall be entitled to the Servicing Fee and certain ancillary servicing income such as late charges, insufficient funds charges, modification and assumption fees, penalties, etc., from amounts available therefor in the Principal and Interest Account. The Servicer is also entitled to receive, monthly, the net investment earnings on amounts on deposit in the Principal and Interest Account, and is responsible for any losses on such investments without any right of reimbursement with respect to such losses.

         The right to receive the Servicing Fee may not be transferred (except to the Sub-Servicer) in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

Removal and Resignation of Servicer

         The Trustee, at the direction of the majority of the Owners of the Offered Certificates may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events:

                  (i) any failure by the Servicer (a) to deposit to the Principal and Interest Account all collections received by the Servicer directly within two Business Days following the Business Day on which such amounts are received and are determined by the Servicer to relate to the Mortgage Loans (unless not required by the terms of the Pooling and Servicing Agreement) or (b) to deposit to the Principal and Interest Account Delinquency Advances and Compensating Interest as required by the Pooling and Servicing Agreement by the related Servicer Remittance Date; or

                  (ii) failure on the part of the Servicer to observe or perform any term, covenant or agreement in the Pooling and Servicing Agreement (other than those covered by clause (a) above), which materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or the Owners of the Offered Certificates who hold Certificates evidencing in aggregate greater than 25% of the Certificate Principal Balance of the outstanding Offered Certificates; or

                  (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; or

                  (iv) the Servicer shall fail to deliver a report expressly required by the Pooling and Servicing Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee with an officer's certificate of the Servicer to such effect).

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         Upon removal or resignation of the Servicer, the Trustee will be required to serve as successor servicer. If the Trustee is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected.

Optional Termination

         As Provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that a party to be named therein, at its option, acting directly or through one or more permitted designees, may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balances of the Mortgage Loans has declined to ____% or less of the Original Aggregate Principal Balance.

         Auction Sale. The Pooling and Servicing Agreement requires that, within ninety days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that any REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class of Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be equal to the sum of
(x) the greater of (i) 100% of the aggregate principal balances of the Mortgage Loans as of the Due Date which immediately follows the last day of the related Remittance Period immediately preceding the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Mortgage Loans during the related Remittance Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest),
(y) one month's interest on such amount computed at the weighted average Pass-Through Rate of the Offered Certificates and (z) the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

         Upon receipt of such notice or direction from the majority of the Owners of the Offered Certificates, the Trustee will be required to notify the Owners of the Class B Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount at the weighted average Pass-Through Rate and plus the aggregate amount of any unreimbursed Delinquency

Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class B Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Owners of the Offered Certificates permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit will be deemed to have occurred immediately preceding such purchase.

         Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of counsel experienced in federal income tax matters which opinion shall be reasonably satisfactory in form and substance to the Owners of a majority of the Percentage Interests represented by the Offered Certificates then outstanding, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the Due Date which immediately follows the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount computed at the weighted average Pass-Through Rate plus the aggregate amount of unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Trustee, at the direction of the Owners of a majority of the Percentage Interest of the Offered Certificates, gives the Owners of a majority of the Percentage Interest of the Class B Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the prospectus. The discussion herein and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC, each Class of Offered Certificates and the Class B Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole Class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is 16% HEP for the Offered Certificates (other than the Variable Rate Certificates) and 25% CPR for the Variable Rate Certificates. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each, a "Benefit Plan"), from being involved in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory or administrative exemption is available.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan if Certificates were acquired with "plan assets" of such Benefit Plan and assets of the Trust were deemed to be "plan assets" of such Benefit Plan. Purchasers of Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Saving Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance Company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Accordingly, Certificates may not be acquired by a Benefit Plan or an investor using assets of a Benefit Plan, including, without limitation, insurance company general accounts (collectively referred to as "Benefit Plan Investors"). Each purchaser and each transferee of a Certificate will be deemed to have represented and warranted that it is not a Benefit Plan Investor.

         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described above, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     RATINGS

         It is a condition of the original issuance of the Offered Certificates that the Class A Certificates that they receive ratings of [__] by [____] and [__] by [____] and that the Class M-1 Certificates receive ratings of [__] from [____] and [__] from [____], the Class M-2 Certificates receive ratings of [__] from [____] and [__] from [____] and the Class M-3 Certificates receive ratings of [__] from [____] and [__] from [____].

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from [____________] at [address] and [____________] at [address]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.



                         LEGAL INVESTMENT CONSIDERATIONS

         [The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates.]

                                  UNDERWRITING
         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated [date], the Depositor has agreed to cause the Trust to sell and First Union Capital Markets, Inc. (the "Underwriter") has agreed to purchase the Offered Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of Offered Certificates.

         The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Offered Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Offered Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

         Proceeds to the Depositor, including accrued interest, are expected to be approximately [____%] of the aggregate principal balance of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be [$_____]. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue. The Underwriter intends, but is not obligated, to make a market in the Offered Certificates.
         In connection with the offering of the Offered Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         The Underwriter is an affiliate of the Depositor.

         [The Underwriter (i) has in the past and may in the future provide underwriting, financial advisory or other services to __________, an affiliate of the Unaffiliated Seller, the Servicer and the Sub-Servicer and (ii) does provide warehouse financing to the Unaffiliated Seller.]

         For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the prospectus, see "Plan of Distribution" in the prospectus.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Unaffiliated Seller and the Servicer by [__________] and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

                        INDEX OF SIGNIFICANT DEFINITIONS

60+ Delinquency Percentage.........................55
Accrual Period.....................................50
Adjustable Rate Group Certificates..................1
Adjustable Rate Mortgage Loans......................7
Administrative Rate.................................7
Advances...........................................45
Aggregate Collected Principal Amount...............50
Applied Realized Loss Amount.......................50
Appraised Values...............................24, 34
Auction Sale........................................8
Available Funds....................................50
Available Funds Cap Rate........................3, 50
Beneficial Owners..................................56
Benefit Plan.......................................70
Book-Entry Certificates............................56
CEDEL..............................................56
CEDEL Participants.................................58
CERCLA.............................................66
Certificate Account................................45
Civil Relief Act...................................15
Civil Relief Act Interest Shortfall................15
Class A Principal Distribution Amount..............50
Class A-1 Certificates..............................1
Class A-2 Certificates..............................1
Class A-3 Certificates..............................1
Class A-4 Certificates..............................1
Class A-6 Formula Pass-Through Rate.................1
Class A-6 Pass-Through Rate.........................1
Class A-6 Principal Distribution Amount............51
Class A-7 Percentage...............................51
Class A-7 Principal Distribution...................51
Class B Applied Realized Loss Amount...............51
Class B Certificates................................1
Class B Realized Loss Amortization Amount..........51
Class C Certificates................................1
Class M-1 Applied Realized Loss Amount.............51
Class M-1 Realized Loss Amortization Amount........51
Class M-2 Applied Realized Loss Amount.............52
Class M-2 Realized Loss Amortization Amount........52
Class M-3 Applied Realized Loss Amount.............52
Class M-3 Realized Loss Amortization Amount........52
Class R Certificates................................1
CLTV................................................6
Collected Principal Amount.........................52
Compensating Interest......................14, 46, 64
Constant Prepayment Rate...........................39
Cooperative........................................58
CPR................................................39
Cumulative Loss Percentage.........................53
Cumulative Loss Trigger Event......................53
Current Interest...................................53
Defective Loan.....................................62
Definitive Certificate.............................56
Delinquency Advance.............................7, 64
Distribution Date...................................1
DTC................................................56
Due Dates..........................................45
Eligible Investments...............................45
ERISA..............................................70
Euroclear..........................................56
Euroclear Operator.................................58
Euroclear Participants.............................58
European Depositaries..............................56
Excess Interest Amount.............................53
Extra Principal Distribution Amount................53
FHLMC..............................................12
Final Determination................................68
Financial Intermediary.............................57
Fixed Rate Group Certificates.......................1
Fixed Rate Group Principal Allocation..............53
Fixed Rate Mortgage Loans...........................6
HEP................................................38
Home Equity Prepayment.............................38
Independent Originator..............................1
Interest Remittance Amount.........................53
Liquidated Mortgage Loan...........................53
Liquidation Proceeds...............................14

Loan Purchase Agreement............................62
Lockbox Account....................................63
Monthly Remittance Amount..........................45
Mortgage Loans......................................6
Mortgage Rate.......................................6
Mortgaged Properties................................6
Mortgages...........................................6
Notes..........................................17, 25
Optional Termination................................2
Optional Termination Date...........................8
Original Aggregate Principal Balance............6, 16
Original Credit Support Percentage.................54
Overcollateralization Amount.......................54
Overcollateralization Deficiency Amount............54
Overcollateralization Reduction Amount..........4, 54
Overcollateralization Reduction Amounts............49
Participants.......................................56
Payment Delay Feature of the Certificates..........36
Plan assets........................................70
Pool Balance.......................................54
Pooling and Servicing Agreement.....................1
Potentially Hazardous Property.....................66
Prepayment Assumption..............................38
Principal and Interest Account......................7
Principal Balance..................................54
Principal Distribution Amount......................54
Purchase Option Period.............................68
Purchased Pool......................................1
Record Date.........................................1
REMIC...............................................9
Remittance Date....................................45
Remittance Period..................................54
Repurchase Price...................................62
Required OC Percentage.............................54
Required Overcollateralization Amount..............54
Riegle Act.........................................15
Schedule of Mortgage Loans.........................61
Senior Enhancement Percentage......................55
Servicer............................................7
Servicer Event of Default...........................8
Servicing Fee.......................................8
Servicing Report...................................63
Servicing Standards................................62
SMMEA...........................................9, 71
Stepdown Date......................................55
Stepped Up Percentage..............................55
Subordinate Certificates............................1
Sub-Servicer........................................7
Sub-Servicing Agreement.............................7
Substitution Amounts...............................45
Termination Notice.................................68
Terms and Conditions...............................59
Trigger Event......................................55
Trust...............................................1
Trust Fund......................................1, 61
Trustee.............................................1
Underwriter........................................71
Unpaid Realized Loss Amount........................55

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered [________] Mortgage Loan Trust [series] Mortgage Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issued in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear, Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.

The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of

Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 ----------------------------------

                         TABLE OF CONTENTS
                       Prospectus Supplement
Summary........................................................
Risk Factors...................................................
The Mortgage Loan Pool.........................................
The Unaffiliated Seller........................................
The Servicer ..................................................
The Sub-Servicer ..............................................
Use of Proceeds ...............................................
Prepayment and Yield Considerations ...........................
Additional Information ........................................
Description of the Offered Certificates .......................
The Pooling and Servicing Agreement............................
Certain Federal Income Tax Consequences........................
ERISA Considerations...........................................
Ratings........................................................
Legal Investment Considerations................................
Underwriting...................................................
Certain Legal Matters..........................................
Index of Significant Definitions...............................
Global Clearance, Settlement and ..............................
Tax Documentation Procedures...................................
                             Prospectus
Reports.......................................................3
Available Information.........................................3
Incorporation of Certain Information by Reference.............3
Summary of Prospectus.........................................4
Risk Factors.................................................13
The Trust Funds..............................................18
Description of the Certificates..............................29
Credit Support...............................................43
Prepayment and Yield Considerations..........................48
Use of Proceeds..............................................52
The Depositor................................................52
Underwriting Guidelines......................................52
Servicing of the Loans.......................................54
The Pooling and Servicing Agreement..........................64
Certain Legal Aspects of the Loans...........................67
Certain Federal Income Tax Consequences......................81
ERISA Considerations.........................................93

Legal Investment.............................................96
Plan of Distribution.........................................98
Legal Matters................................................99
Rating.......................................................99
Additional Information.......................................99
Index of Significant Definitions............................100
=====================================================================

                             [$_______]


                         [________________]
                              Servicer



                Residential Asset Funding Corporation
                              Depositor






                            Mortgage Loan
                      Pass-Through Certificates
                           Series [series]


                        ---------------------
                        PROSPECTUS SUPPLEMENT
                        ---------------------


                  First Union Capital Markets, Inc.


                               [date]





    ==============================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:


Securities and Exchange Commission registration fee...............     $278,000
Printing expenses.................................................       35,000
Accounting fees and expenses......................................       30,000
Legal fees and expenses...........................................      200,000
Fees and expenses (including legal fees) for qualifications under
state securities laws.............................................       10,000
Trustee's fees and expenses.......................................        5,000
Rating Agency fees and expenses...................................       40,000
Miscellaneous.....................................................      200,000
                                                                        -------
Total.............................................................     $798,000
                                                                       ========

      All amounts except the Securities and Exchange Commission registration fee are estimated.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation, by contract or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

      The Articles of Incorporation of the Registrant provide that the personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the NCBCA, as presently in effect or as amended. No amendment, modification or repeal of this provision of the Articles of Incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

      First Union Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Registrant's directors and, in certain cases, its officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

      In connection with an agreement between the Registrant and Peter H. Sorensen, an independent director of the Registrant, the Registrant has agreed to indemnify and hold harmless Peter H. Sorensen from any and all loss, claim, damage or cause of action, including reasonable attorneys' fees related thereto (collectively, "Claims"), incurred by Peter H. Sorensen in the performance of his duties as a director; provided, however, that Peter H. Sorensen shall not be so indemnified for such Claims if they arise from his own negligence or willful misconduct.

      Under agreements which may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.


ITEM 16.  EXHIBIT SCHEDULE

EXHIBIT
 NUMBER                         DESCRIPTION OF EXHIBIT
   (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement
   1.1 Form of Underwriting Agreement between the Registrant and the Underwriter named therein, relating to the distribution of the Securities*
   3.1    Certificate of Incorporation of Residential Asset Funding Corporation*
   3.2    By-laws of Residential Asset Funding Corporation*
   4.1    Form of Pooling and Servicing Agreement*
   4.2    Form of Indenture*
   4.3    Form of Sale and Servicing Agreement*
   4.4    Form of Mortgage Loan Purchase Agreement*
   4.5    Form of Trust Agreement*
   5.1    Opinion of Dewey Ballantine LLP as to legality of the Securities*
   8.1    Opinion of Dewey Ballantine LLP with respect to tax matters *
   23.3   Consent of Dewey Ballantine LLP (contained in Exhibit 5.1)
   24.1   Power of Attorney*

    *     Filed previously


ITEM 17.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on the 4th day of November, 1998.



                                    RESIDENTIAL ASSET FUNDING CORPORATION


                                    By:
                                        ---------------------------------
                                          NAME: Wallace Saunders
                                          TITLE  Assistant Vice President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on November 4, 1998.



                SIGNATURE                                  TITLE


By:         *
   -----------------------
   NAME:  Brian E. Simpson                Chairman and President


By:         *
   -----------------------
   NAME:.Carolyn Eskridge                 Senior Vice President


By:         *
   -----------------------
   NAME:  Peter H. Sorensen               Independent Director

*  by Wallace Saunders as his true and lawful attorney-in-fact and agent.

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                           DESCRIPTION OF EXHIBIT
   (a) Any required financial statements of a provider of credit enhancement will be included as an appendix to the related Prospectus Supplement
   1.1 Form of Underwriting Agreement between the Registrant and the Underwriter named therein, relating to the distribution of the Securities*
   3.1    Certificate of Incorporation of Residential Asset Funding Corporation*
   3.2    By-laws of Residential Asset Funding Corporation*
   4.1    Form of Pooling and Servicing Agreement*
   4.2    Form of Indenture*
   4.3    Form of Sale and Servicing Agreement*
   5.1    Opinion of Dewey Ballantine LLP as to legality of the Securities*
   8.1    Opinion of Dewey Ballantine LLP with respect to tax matters*
  23.3    Consent of Dewey Ballantine LLP (contained in Exhibit 5.1)
  24.1    Power of Attorney*




*     Filed previously